                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                   STAR TELECOMMUNICATIONS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                  N/A
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
           14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                     [LOGO]

                        SPECIAL MEETING OF STOCKHOLDERS
                  PT-1 ASSET SALE--YOUR VOTE IS VERY IMPORTANT


    Our board of directors has agreed to sell substantially all of the assets of PT-1 Communications, Inc., our subsidiary, to Counsel Communications LLC. The PT-1 asset sale is a closing condition to our merger with World Access, Inc. FOR A DISCUSSION OF RISK FACTORS YOU SHOULD CONSIDER IN EVALUATING THE PT-1 ASSET SALE SEE "RISK FACTORS" BEGINNING ON PAGE 6.


    We cannot complete the PT-1 asset sale without the approval of our stockholders. We have scheduled a special meeting to vote on the PT-1 asset sale and to conduct any other business that is properly brought before the meeting. A proxy statement accompanies this letter and provides detailed information about the special meeting and the PT-1 asset sale. In addition, you may obtain information about us from documents that we have filed with the Securities and Exchange Commission. We urge you to read the proxy statement carefully.

    The date, time and place of the special meeting for our stockholders is as follows:


Monday, December 11, 2000
11:00 a.m., local time
Four Seasons Biltmore Hotel
1260 Channel Drive
Montecito, California


    Our board of directors recommends that you vote to approve the PT-1 asset sale. Whether or not you plan to attend the special meeting in person, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. Your prompt cooperation will be greatly appreciated.

                                          [/S/ MARY A. CASEY]

                                          Mary A. Casey
                                          President and Secretary
                                          STAR Telecommunications, Inc.


    Proxy statement dated November 13, 2000 and first mailed to stockholders on or about November 13, 2000.

                                     [LOGO]

                         STAR TELECOMMUNICATIONS, INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                        TO BE HELD ON DECEMBER 11, 2000


To the Stockholders of STAR Telecommunications, Inc.:

    We have agreed to sell the assets of PT-1 Communications, Inc., our subsidiary, to Counsel Communications LLC. The sale of the assets of PT-1 requires your approval.


    We will hold a special meeting of stockholders on Monday, December 11, 2000 at 11:00 a.m., local time, at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Montecito, California, for the following purposes:



    PROPOSAL 1. To adopt a resolution approving the terms of the Asset Purchase Agreement, dated as of June 6, 2000, as amended August 30, 2000 and
    October 31, 2000, among STAR, PT-1 and Counsel and authorizing the sale of the assets of PT-1 pursuant to the PT-1 asset purchase agreement.


    At the special meeting, we will also transact any other business that is properly brought before the special meeting, or any adjournment or postponement of the special meeting.

    The enclosed proxy statement describes the PT-1 asset sale agreement in detail. The PT-1 asset sale agreement is attached as Annex A to this proxy statement.


    Only holders of record of STAR common stock on the close of business on October 24, 2000 are entitled to notice of and to vote at the special meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting and for ten days prior to the meeting during regular business hours at STAR's corporate headquarters in Santa Barbara, California. Under Delaware law, you are not entitled to appraisal rights in connection with the PT-1 asset sale.


    We urge you to vote on the matters in the enclosed proxy statement and to sign, date and promptly return the enclosed proxy in the envelope provided. It is important for you to be represented at the meeting. You can revoke your proxy at any time before the vote. If you execute and return your proxy, you can still vote in person if you are present at the meeting. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by your broker or nominee regarding how to instruct them to vote your shares.

                                          [/S/ MARY A. CASEY]

                                          Mary A. Casey
                                          President and Secretary


November 13, 2000
Santa Barbara, California


    Requests for additional copies of proxy materials should be addressed to Mary A. Casey, Secretary, at STAR's offices located at 223 East De La Guerra Street, Santa Barbara, California 93101.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
WHERE YOU CAN FIND MORE INFORMATION ABOUT STAR..............     ii
INCORPORATION OF DOCUMENTS FILED WITH THE SECURITIES AND
  EXCHANGE COMMISSION BY REFERENCE..........................     ii
QUESTIONS AND ANSWERS ABOUT THE PT-1 ASSET SALE.............      1
SUMMARY TERM SHEET..........................................      2
THE SPECIAL MEETING.........................................      4
RISK FACTORS................................................      6
  Risk factors concerning STAR in connection with the STAR
    merger and the PT-1 asset sale..........................      6
  Risk factors concerning our financial condition...........      7
  Risk factors concerning our business operations...........      9
  Risk factors concerning our industry......................     12
  Risk factors concerning our common stock..................     15
FORWARD-LOOKING STATEMENTS..................................     16
PROPOSAL 1--DESCRIPTION OF THE PT-1 ASSET SALE..............     17
  Information regarding STAR and PT-1.......................     17
  The merger between World Access and STAR..................     17
  Background of the PT-1 asset sale.........................     18
  Reasons for the PT-1 asset sale...........................     19
  Our board of directors' recommendation that our
    stockholders approve the PT-1 asset sale................     20
  Opinion of STAR's financial advisor regarding the PT-1
    asset sale..............................................     21
  Purchase price............................................     26
  Material federal income tax consequences of the PT-1 asset
    sale....................................................     26
  Accounting treatment of the PT-1 asset sale...............     26
  Regulatory filings and approvals required to complete the
    PT-1 asset sale.........................................     27
  Rights of dissenting stockholders.........................     27
  STAR officer agreement to vote shares in favor of the PT-1
    asset sale..............................................     27
  Interests of STAR's directors and financial advisors......     27
  Description of the PT-1 Asset Sale Agreement..............     27
    The PT-1 asset sale closing date........................     28
    Purchase price..........................................     28
    Assumption of liabilities...............................     28
    Representations and warranties contained in the PT-1
     asset sale agreement...................................     28
    Conduct of business before completion of the PT-1 asset
     sale...................................................     29
    No other negotiations involving the PT-1 assets.........     30
    Description of the management services agreement between
     STAR, PT-1 and Counsel.................................     30
    Conditions to completion of the PT-1 asset sale.........     30
    Termination of the PT-1 asset sale agreement............     31
    Payment of termination fee..............................     31
    Extension, waiver and amendment of the PT-1 asset sale
     agreement..............................................     32
STAR LITIGATION.............................................     32
SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT......     33
PRO FORMA FINANCIAL INFORMATION.............................     34
OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING......     41
STOCKHOLDER PROPOSALS.......................................     41
UNAUDITED FINANCIAL STATEMENTS OF PT-1 COMMUNICATIONS,
  INC.......................................................    F-1
ANNEX A    THE PT-1 ASSET SALE AGREEMENT....................    A-1
ANNEX B    OPINION OF STAR FINANCIAL ADVISOR REGARDING THE
  PT-1 ASSET SALE...........................................    B-1

                 WHERE YOU CAN FIND MORE INFORMATION ABOUT STAR

    Federal securities laws require us to file information with the Securities and Exchange Commission concerning our business and operations. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy this information at the following Securities and Exchange Commission locations:

Public Reference Room        New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.       Seven World Trade Center     Northwest Atrium Center
Room 1024                    Suite 1300                   500 West Madison Street
Washington, D.C. 20549       New York, New York 10048     Suite 1400
                                                          Chicago, Illinois 60661

    You can get additional information about the operation of the Securities and Exchange Commission's public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a web site (HTTP://WWW.SEC.GOV) that contains our filings and the reports, proxy and information statements and other information regarding us. You can also inspect information about us at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY
                                   REFERENCE

    The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with the Securities and Exchange Commission, which means that we can disclose information to you by referring to those documents. The information incorporated by reference is considered part of this proxy statement until the date of the STAR special meeting.

    We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the completion of the PT-1 asset sale (Commission File No. 000-22581):

    - Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as amended by Form 10-Q/A filed on October 10, 2000;

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as amended by Form 10-Q/A filed on October 10, 2000; and


    - Annual Report on Form 10-K for fiscal year ended December 31, 1999, as amended by Form 10-K/A filed on September 11, 2000.



    Additional copies of documents incorporated by reference and listed above may be obtained without charge by writing to us. To obtain copies from us, write to: Investor Relations, STAR Telecommunications, Inc., 223 East De La Guerra Street, Santa Barbara, California 93101, or by telephone request to
(805) 899-1962. IN ORDER TO OBTAIN THE DOCUMENTS IN TIME FOR THE STAR SPECIAL MEETING, YOU MUST REQUEST THE DOCUMENTS BY MONDAY, DECEMBER 4, 2000, WHICH IS FIVE BUSINESS DAYS PRIOR TO THE DATE OF THE SPECIAL MEETING.

                             QUESTIONS AND ANSWERS
                           ABOUT THE PT-1 ASSET SALE

Q: WHAT IS THE PT-1 ASSET SALE?

A: Our board of directors has voted to sell the assets of PT-1, our wholly-owned subsidiary, to Counsel. Counsel will purchase all of PT-1's assets that relate to PT-1's debit card and long distance services accessible through a dialed prefix for $150.0 million in cash. The purchase price is subject to adjustment based on increases in the accounts payable or receivable of PT-1 and the net worth of the assets of PT-1 on the closing date. The PT-1 asset sale is a condition to the close of our merger with World Access, Inc. Under the STAR merger agreement with World Access, World Access is not obligated to complete the STAR merger unless we complete the sale of PT-1 for net cash proceeds of at least $150.0 million. However, the STAR merger agreement provides that this condition will be satisfied if we sell the assets of PT-1 to Counsel for net cash proceeds of at least $120.0 million under the terms of the PT-1 asset sale agreement.

Q: WHAT IS THE STAR MERGER?

A: Our board of directors has voted to combine our business with the business of World Access. To combine the companies, we will merge with a subsidiary of World Access, becoming a wholly-owned subsidiary of World Access. The PT-1 asset sale is a condition to the completion of the STAR merger. We have scheduled a separate special meeting for you to consider and vote upon the STAR merger. You will receive a separate joint proxy statement/prospectus describing the STAR merger in detail prior to that meeting.

Q: WHAT DO I NEED TO DO NOW?

A: Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares will be represented at the special meeting. If you do not include instructions on how to vote your properly signed proxy, your shares will be voted for approval of the proposal.

Q: WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: If you want to change your vote, send the secretary of STAR a later-dated, signed proxy card before the special meeting or attend the meeting in person. You may also revoke your proxy by sending written notice to the secretary of STAR before the special meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Q: WHEN DO YOU EXPECT THE STAR MERGER AND THE PT-1 ASSET SALE TO BE COMPLETED?

A: We are working toward completing the STAR merger and the PT-1 asset sale as quickly as possible. However, the completion of the STAR merger and the PT-1 asset sale are subject to closing conditions, including stockholder approval. We hope to complete the STAR merger and the PT-1 asset sale in the fourth calendar quarter of 2000.

                               SUMMARY TERM SHEET

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT. TO UNDERSTAND THE PT-1 ASSET SALE FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE PT-1 ASSET SALE YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU.

                                  THE COMPANY

STAR Telecommunications, Inc.                  We provide telecommunications services on a world
223 East De La Guerra Street                   wide basis to the public, long distance carriers,
Santa Barbara, California 93101                corporations and Internet service providers. We also
(805) 899-1962                                 provide international and national long distance
www.startel.com                                calling services, international private telephone
                                               lines, prepaid calling cards, long distance services
                                               accessible through a dialed prefix and international
                                               toll free services. Following the completion of the
                                               PT-1 asset sale, we will no longer provide long
                                               distance service to individual consumers and
                                               businesses through prepaid calling cards, long
                                               distance services accessible through a dialed prefix
                                               and presubscribed domestic and international long
                                               distance services.


THE PT-1 ASSET SALE (SEE PAGE 17)


    We have agreed to sell the assets of PT-1 to Counsel for $150.0 million, subject to adjustment based on increases in the accounts payable or receivable of PT-1 and the increases or decreases in the net worth of the assets of PT-1 on the closing date.

    World Access is not obligated to complete the STAR merger unless we sell PT-1 for net cash proceeds of at least $150.0 million. However, the STAR merger agreement provides that this condition will be satisfied if we sell the assets of PT-1 to Counsel for net cash proceeds of at least $120.0 million under the terms of the PT-1 asset sale agreement. Under the STAR merger agreement, net cash proceeds means the cash proceeds received by STAR at the consummation of the PT-1 asset sale, net of all taxes, fees, expenses and costs incurred in connection with the PT-1 asset sale. The net cash proceeds analysis is for the purpose of determining the satisfaction of the closing condition under the STAR merger agreement and will not affect the cash proceeds received by STAR at the close of the PT-1 asset sale.

    Although we are required to complete the PT-1 asset sale as a condition to the completion of the STAR merger, we intend to complete the PT-1 asset sale regardless of whether the STAR merger is completed. We are asking that you approve the PT-1 asset sale regardless of the outcome of the STAR merger.


CONDITIONS TO COMPLETION OF THE PT-1 ASSET SALE (SEE PAGE 30)


    Our obligation to complete the PT-1 asset sale and those of PT-1 and Counsel are subject to the satisfaction or waiver of closing conditions. Any of the closing conditions can be waived by the party that is not obligated to complete the PT-1 asset sale if the condition is not satisfied.

    If we waive any closing conditions, we will consider the facts and circumstances at that time and determine whether a resolicitation of proxies from our stockholders is appropriate. Our board of directors will resolicit stockholder approval of the PT-1 asset sale if we waive a material closing condition that our board of directors believes a reasonable investor would consider important when deciding whether to approve the PT-1 asset sale.

VOTE REQUIRED FOR APPROVAL (SEE PAGE 4)


    The holders of a majority of the outstanding shares of our common stock must approve the PT-1 asset sale. Our stockholders are entitled to cast one vote per share owned as of the record date.


TERMINATION OF THE PT-1 ASSET SALE AGREEMENT (SEE PAGE 31)



    The PT-1 asset sale agreement may be terminated under limited circumstances at any time before the completion of the PT-1 asset sale, including by PT-1 or Counsel if the PT-1 asset sale is not completed on or before December 15, 2000.



TERMINATION FEE (SEE PAGE 31)


    If the PT-1 asset sale agreement is terminated for certain reasons, PT-1 will be required to pay Counsel a termination fee of $5.85 million. PT-1 will be required to pay the termination fee if the PT-1 asset sale agreement is not approved by the required vote of our stockholders and we sell the assets of PT-1 to another party within one year of the failed stockholder vote.


NO OTHER NEGOTIATIONS INVOLVING POTENTIAL ACQUIRORS OF PT-1 (SEE PAGE 30)


    We have agreed not to discuss the sale of PT-1 with any potential acquiror other than Counsel.


STAR OFFICER AGREEMENT TO VOTE SHARES IN FAVOR OF THE PT-1 ASSET SALE (SEE PAGE
  27)



    Christopher E. Edgecomb, our chief executive officer, has agreed to vote all of his shares of our common stock in favor of the approval of the PT-1 asset sale. Mr. Edgecomb owns approximately 7.8% of the outstanding shares of our common stock as of October 24, 2000, the record date.



OPINION OF STAR'S FINANCIAL ADVISOR REGARDING THE PT-1 ASSET SALE (SEE PAGE 21)


    In deciding to approve the PT-1 asset sale, our board of directors considered a fairness opinion from our financial advisor, Kaufman Bros., L.P., regarding the fairness, from a financial point of view, of the PT-1 asset sale consideration.


REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE PT-1 ASSET SALE (SEE
  PAGE 27)


    The PT-1 asset sale is subject to antitrust laws. We, along with Counsel, have made the required filings with the Department of Justice and the Federal Trade Commission and the applicable waiting period has terminated. The PT-1 asset sale is also subject to approvals from the Federal Communications Commission and certain state public utility commissions and the required filings have been made.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE PT-1 ASSET SALE (SEE PAGE 26)


    The PT-1 asset sale is expected to be a fully taxable transaction to STAR which is expected to cause us to recognize taxable income for federal income tax purposes. However, you will not recognize gain or loss for federal income tax purposes as a result of the PT-1 asset sale.


RIGHTS OF DISSENTING STOCKHOLDERS (SEE PAGE 27)


    You are not entitled to appraisal rights under Delaware law with respect to the PT-1 asset sale.

    FOR A MORE COMPLETE UNDERSTANDING OF THE PT-1 ASSET SALE, PLEASE READ THE DOCUMENTS ATTACHED TO THIS PROXY STATEMENT, INCLUDING THE PT-1 ASSET SALE AGREEMENT ATTACHED AS ANNEX A AND THE OPINION OF KAUFMAN BROS. ATTACHED AS ANNEX B.

                              THE SPECIAL MEETING

    DATE, TIME AND PLACE OF THE SPECIAL MEETING.


                           Monday, December 11, 2000
                             11:00 a.m., local time
                          Four Seasons Biltmore Hotel
                               1260 Channel Drive
                             Montecito, California


    STAR BOARD OF DIRECTORS' RECOMMENDATION. Our board of directors approved the PT-1 asset sale agreement and the transactions considered in the PT-1 asset sale agreement, and recommends that you vote for the adoption of the following resolution approving the terms of the PT-1 asset sale agreement and authorizing the transactions considered in the PT-1 asset sale agreement:

    RESOLVED, that the form, terms and provisions of the PT-1 asset sale agreement attached to the proxy statement as Annex A, and the transactions contemplated by the PT-1 asset sale agreement be, and the same hereby are authorized, adopted and approved in all respects.


    RECORD DATE. Our board of directors has fixed October 24, 2000 as the date for determination of holders of our common stock, who will be entitled to notice of the special meeting and to vote at the special meeting.



    STOCKHOLDERS ENTITLED TO VOTE. Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of the close of business on the record date, 58,660,082 shares of our common stock were outstanding, held by approximately 277 holders of record. Each share of our outstanding common stock is entitled to one vote.


    Only STAR stockholders on the close of business on the record date are entitled to notice of the special meeting and to vote at the special meeting, or vote on any adjournment or postponement of the special meeting.

    QUORUM AND VOTE REQUIRED. Each STAR stockholder on the record date is entitled to cast one vote for each share of our common stock held by the stockholder. The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the special meeting, who are present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting. The approval of the PT-1 asset sale agreement and the transactions considered in the PT-1 asset sale agreement require the affirmative vote of a majority of the outstanding shares of our common stock.

    Shares of our common stock that are voted "for," "against" or "withheld" at the special meeting are treated as being present at such meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the holders of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the subject matter. Abstentions are counted for purposes of determining both the presence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business but will not be counted for purposes of determining the number of votes cast on the particular proposal that the broker has expressly not voted. Because adoption and approval of the PT-1 asset sale agreement and the transactions considered in the PT-1 asset sale agreement require the affirmative vote of a majority of outstanding shares of our common stock, abstentions and broker non-votes will have the same effect as votes against the proposal.

    Mr. Edgecomb holds approximately 7.8% of the outstanding common stock of STAR as of the record date and has agreed to vote in favor of the PT-1 asset sale.



    SECURITY OWNERSHIP BY STAR DIRECTORS, EXECUTIVE OFFICERS AND THEIR AFFILIATES. As of the close of business on the record date, directors and executive officers of STAR and their respective affiliates were deemed to be the owners of 6,782,151 shares of our common stock representing approximately 11.5% of our outstanding common stock.


    SOLICITATION AND REVOCABILITY OF PROXIES. This proxy statement is being provided to holders of our common stock in connection with the solicitation of proxies by our board of directors for use at the special meeting. All shares of our common stock entitled to vote and represented at the special meeting by properly executed proxies received before or at the meeting and not duly and timely revoked, will be voted at the meeting pursuant to the instructions on the proxies. If the proxies do not have instructions, the proxies will be voted for the adoption of a resolution approving the terms of the PT-1 asset sale agreement and authorizing the transactions considered in the PT-1 asset sale agreement.

    If any other matters are properly presented for consideration at the special meeting or any adjournment or postponement of the special meeting, including the consideration of a motion to adjourn or postpone the special meeting to another time and/or place, the persons named in the enclosed form of proxy will have the right to vote on such matters. However, proxies voting against the proposals presented in this proxy statement may not be voted for an adjournment or postponement of the special meeting.

    Any proxy given pursuant to this solicitation may be revoked by the stockholder giving it any time before it is voted. Proxies may be revoked by:

    - filing with the Secretary of STAR at or before the taking of the vote at the special meeting a later dated written notice revoking the proxy;

    - executing a later-dated proxy for the same shares and delivering it to the Secretary of STAR before the vote is taken at the special meeting; or

    - attending the special meeting and voting in person. However attendance at the special meeting will not in and of itself constitute a revocation of a proxy.

    Any written notice of revocation or subsequent proxy should be sent to STAR Telecommunications, Inc., 223 East De La Guerra Street, Santa Barbara, CA 93101,
Attention: Secretary, or hand delivered to the Secretary of STAR at or before the taking of the vote at the special meeting.

    COST OF SOLICITATION. All expenses of this solicitation, including the cost of preparing and mailing this proxy statement to you, will be paid by us. In addition to solicitation by mail, proxies may be solicited by our directors, officers and employees in person or by telephone, telegram or other means. Directors, officers and employees who aid in the solicitation will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses for the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and we will reimburse such custodians, nominees and fiduciaries for reasonable expenses for such solicitation.

                      MATTERS NOT REQUIRED TO BE SUBMITTED

    Without regard to whether stockholder approval of the PT-1 asset sale is required under Delaware law, we have decided to seek stockholder approval of the PT-1 asset sale.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO VOTE FOR THE PT-1 ASSET SALE.

RISKS FACTORS CONCERNING STAR IN CONNECTION WITH THE STAR MERGER AND THE PT-1
  ASSET SALE

IF THE PT-1 ASSET SALE IS NOT COMPLETED, WE WILL NOT FULFILL THE CLOSING CONDITION TO THE STAR MERGER AGREEMENT AND WE MAY NOT BE ABLE TO MEET OUR DEBT OBLIGATIONS.

    We believe that our current financial condition, including our cash flow, debt level and debt maturity, requires the sale of certain non-core segments of our operations. In addition, the STAR merger agreement requires us to sell PT-1 to Counsel for net cash proceeds of at least $120.0 million or to a purchaser other than Counsel for net cash proceeds of at least $150.0 million. If the PT-1 asset sale is not completed, we will not fulfill the closing condition to the STAR merger agreement and we may not be able to meet our debt obligations.

    After due deliberation, our board of directors concluded that the PT-1 asset sale was in our best interest, and that of our stockholders for, among other things, the following reasons:

    - the sale would help to improve our financial condition;

    - the sale would fulfill a closing condition of the STAR merger; and

    - the sale would enable us to focus on our core business.


    We may not realize these benefits if the PT-1 asset sale is not completed. The completion of the PT-1 asset sale is subject to, among other things, the satisfaction of closing conditions, and our receipt of regulatory and stockholder approvals, which we may not receive. In addition, the PT-1 asset sale agreement provides that the PT-1 asset sale agreement can be terminated under certain circumstances, including by PT-1 or Counsel if the PT-1 asset sale is not completed on or before December 15, 2000.


IF THE SALE OF PT-1 IS NOT COMPLETED PRIOR TO THE CLOSING OF THE STAR MERGER, OR IF WE DO NOT RECEIVE NET CASH PROCEEDS OF AT LEAST $120.0 MILLION FROM THE SALE OF THE ASSETS OF PT-1 TO COUNSEL, WORLD ACCESS DOES NOT HAVE TO COMPLETE THE STAR MERGER. WE MAY INCUR SIGNIFICANT COSTS IF EITHER THE PT-1 ASSET SALE OR THE STAR MERGER IS NOT COMPLETED, AND WE WILL NEED TO OBTAIN ADDITIONAL CAPITAL.

    World Access can terminate the STAR merger agreement if we do not sell PT-1, if we sell the assets of PT-1 to Counsel for net cash proceeds of less than $120.0 million, or if we sell PT-1 to a purchaser other than Counsel for net cash proceeds of less than $150.0 million.


    The completion of the PT-1 asset sale to Counsel for net cash proceeds of at least $120.0 million is dependent, in part, on the results of a final audit to be conducted after the close of the PT-1 asset sale. We may not receive net cash proceeds of at least $120.0 million if the net value of the assets of PT-1 as of the closing of the PT-1 asset sale is not greater than or equal to the net value of those assets as of December 31, 1999 or if there are significant increases in the accounts payable or receivable of PT-1. If we do not complete the PT-1 asset sale with Counsel we may not be able to sell PT-1 or sell PT-1 for net cash proceeds of at least $150.0 million to another purchaser.


    In the event that the STAR merger is not completed, we may face significant costs associated with the failed STAR merger, including a termination fee of $14.0 million, and will need to obtain additional capital. We are not certain that we will be able to raise additional capital on favorable terms or at all.

    If the PT-1 asset sale agreement is terminated, we may face significant costs associated with the failed PT-1 asset sale, including a termination fee of $5.85 million and we will need to obtain additional capital. In addition, PT-1 will be required to pay the termination fee if the PT-1 asset sale agreement is not approved by the required vote of the STAR stockholders and we sell the assets of PT-1 to another party within one year of the failed stockholder vote.

INTEGRATING OUR OPERATIONS WITH THOSE OF WORLD ACCESS WILL BE A COMPLEX, TIME CONSUMING AND EXPENSIVE PROCESS AND WE MAY NOT REALIZE THE ANTICIPATED BENEFITS OF THE STAR MERGER.

    We are seeking the approval of the PT-1 asset sale partly to facilitate the close of the STAR merger. World Access may encounter difficulty when it tries to merge our operations with its own. In addition, World Access is acquiring two other companies, Communication Telesystems International, which does business as WorldxChange Communications, and TelDaFax AG. We anticipate that the merger process will be complex, time consuming and expensive. If World Access experiences difficulty integrating our operations and those of WorldxChange with its own, we may not achieve the anticipated benefits of the STAR merger. The integration of our network with the World Access network may disrupt the combined company's business, decrease revenues and damage relationships with key customers. The combined company may also incur significant merger-related expenses and suffer extended network downtime during this period. In addition, the integration of the World Access, STAR and WorldxChange operations and accounting, personnel, administrative, legal and other functions involves the risk that key employees, who cannot easily be replaced, may leave even when offered continuing employment. To the extent that management's attention is diverted by these difficulties from the day-to-day operation of the combined company's business, the combined company's revenues may decrease and the combined company may lose key customers and employees. The occurrence of any of the events described above could cause the combined company's stock price to drop.

WE MAY SUSTAIN MATERIAL LIABILITY AS A RESULT OF STOCKHOLDER SUITS.


    On March 11, 1999, a proceeding was commenced by PT-1 by notice of petition following the election by a PT-1 stockholder to dissent from STAR's merger with PT-1 and following a demand for payment of the fair value of approximately 2,731,330 shares of PT-1 stock held by the stockholder. The proceeding was commenced in the Supreme Court of the State of New York. The PT-1 stockholder is seeking damages in accordance with his appraisal rights under New York law. Under New York law, the PT-1 stockholder has the right to receive, in cash, the fair market value of his PT-1 shares as of the time of our acquisition of PT-1. On July 26, 2000, the Supreme Court of the State of New York of the County of Queens issued a temporary restraining order in favor of the stockholder which prevents PT-1 from distributing any of the proceeds of the PT-1 asset sale to STAR unless PT-1 has first set aside a reserve in the amount of $37,649,800 in cash to satisfy the stockholder's claim. On August 15, 2000, the temporary restraining order was modified to reduce the required reserve to $25,000,000. By a decision dated September 11, 2000, the Supreme Court of the State of New York denied the PT-1 stockholder's motion for a preliminary injunction and vacated the existing injunction. On October 20, 2000, the PT-1 stockholder appealed the ruling of the Supreme Court of the State of New York, requested a temporary restraining order and submitted a motion for an injunction pending his appeal. The appellate court denied the PT-1 stockholder's request for a temporary restraining order, but promised a prompt decision on the injunction pending appeal. We may sustain material liability if the PT-1 stockholder is otherwise successful in this action which may have a negative effect on our business operations and our ability to complete the STAR merger and the PT-1 asset sale.


RISK FACTORS CONCERNING OUR FINANCIAL CONDITION

IF OUR LENDERS DO NOT EXTEND THE DUE DATE FOR CERTAIN DEBT, OR IF THEY SUE TO COLLECT CERTAIN DEBT PRIOR TO COMPLETING THE PT-1 ASSET SALE, WE COULD BECOME INSOLVENT OR BE FORCED TO FILE FOR BANKRUPTCY.

    We are subject to certain restrictions under our financing arrangements, including our financing arrangement with WorldCom Network Services, Inc. If we violate any restrictions under our financing arrangements, our lenders may accelerate payment of the amounts we owe them. If our lenders do not extend the due date for our debt or if our lenders sue to collect on any of our debt, they could force us to file for bankruptcy or reorganize our business.

    If we violate any restrictions under our receivables sale agreement with RFC Capital Corporation, RFC may declare an event of default and no longer purchase receivables from us. If RFC does not continue to purchase our receivables, we may be deprived of needed liquidity. RFC can refrain from purchasing additional receivables from us if we are in default under any other financing arrangement.


    We have entered into promissory notes with WorldCom Network Services in the amounts of $56.0 and up to $30.0 million, both of which are due on the earlier of termination of the STAR merger agreement, the consummation of the STAR merger or December 15, 2000. In addition, we and certain of our subsidiaries owe Nortel Networks, Inc. approximately $35.0 million. We intend to obtain payment terms from Nortel. If we are unable to obtain an extension from WorldCom Network Services and WorldCom Network Services seeks to collect its debt, or if Nortel seeks to collect the sum we and our subsidiaries owe to it, we and certain of our subsidiaries may need to seek the protection of the federal bankruptcy laws to continue operating our business, unless the sale of PT-1 is completed before these debts are sought to be collected.


DUE TO OUR LARGE AMOUNT OF DEBT PAYMENTS, WE WILL NOT HAVE SUFFICIENT CASH FLOW FROM OUR INDEPENDENT BUSINESS OPERATIONS TO PAY OUR DEBT AND WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO PAY, OR WILL NEED TO RESTRUCTURE, OUR DEBT OBLIGATIONS IF THE PT-1 ASSET SALE IS NOT COMPLETED.

    The amount of our outstanding debt is large compared to our cash flow and the net book value of our assets. We are required to make significant payments under our outstanding debt. As of June 30, 2000, we had:


    - total consolidated debt of approximately $178.1 million, including
      $23.9 million outstanding under our receivables sale arrangement with RFC and $57.7 million under our financing arrangement with WorldCom Network Services, which is due on the earlier of termination of the STAR merger agreement, the consummation of the STAR merger or December 15, 2000; and


    - stockholders' equity of approximately $258.6 million.

    The following chart shows the interest and principal payments due on all of our currently outstanding debt for each of the next five fiscal years, assuming our lenders do not require early payment of the amounts due under our credit arrangements. Also, because the interest rates under some of our credit arrangements are based upon variable market rates, the amount of these interest payments could fluctuate in the future.

                                                             SCHEDULED PAYMENTS
                                                            --------------------
                                                            INTEREST   PRINCIPAL
                                                            --------   ---------
                                                               (IN THOUSANDS)
For the year ending December 31:
  2000....................................................  $10,012     $75,690
  2001....................................................    6,487     107,637
  2002....................................................    1,679      20,657
  2003....................................................    1,428       8,446
  2004....................................................        0           0

    Due to the large amount of these principal and interest payments, we will not generate enough cash from our operations to meet these obligations. If the PT-1 asset sale is not completed, we will need to raise additional capital to pay our debts, or we will need to restructure a substantial amount of these obligations. We may not be able to raise additional capital or restructure our debt obligations.

DECREASED CASH FLOW MAY LIMIT OUR ABILITY TO CONTINUE TO MAKE CAPITAL EXPENDITURES FOR THE ACQUISITION AND DEVELOPMENT OF OUR INTERNATIONAL TELECOMMUNICATIONS NETWORK, WHICH IS NECESSARY TO BE COMPETITIVE IN THIS INDUSTRY.

    We will need to enhance and expand our network and build out our telecommunications network infrastructure in order to maintain a competitive position and to meet the increasing demands for service quality, capacity and competitive pricing. If our available cash flow substantially decreases as a result of lower telecommunications prices or for other reasons, we may have limited ability to continue to make capital expenditures for the acquisition and development of our international telecommunications network. If cash flow from operations is not sufficient to satisfy our capital expenditure requirements, we will need to raise additional capital from equity or debt sources. Additional debt or equity financing or other sources of capital may not be available to meet our requirements.

AS WE EXPAND OUR FOCUS ON RETAIL CUSTOMERS AND EMERGING CARRIERS, OUR LEVEL OF UNCOLLECTIBLE DEBT MAY INCREASE.

    In our experience, a greater percentage of the revenues generated by retail customers and from emerging carriers has been uncollectible as compared to revenues generated by sales to established wholesale carriers and large international carriers. Therefore, as we increase our focus on retail customers and emerging carriers, our level of uncollectible debt may increase, which would result in lower revenues and profits. In addition, we may expend considerable resources to collect receivables from customers who fail to make timely payments.

RISK FACTORS CONCERNING OUR BUSINESS OPERATIONS

WE MAY NOT BE ABLE TO OBTAIN TRANSMISSION CAPACITY AT HISTORICAL RATES, WHICH MAY DECREASE OUR PROFITABILITY AND CAUSE A LOSS OF CUSTOMERS.

    Our future profitability will be based in part upon our ability to transmit long distance telephone calls over transmission facilities, also referred to in the industry as network facilities, leased from others on a cost-effective basis. Also, a substantial portion of our transmission capacity will be obtained on a variable, per minute and short-term basis, subjecting us to the possibility of unanticipated price increases and service cancellations. Since we will not generally have long-term arrangements for the purchase or resale of international long distance services, and since rates fluctuate significantly over short periods of time, our gross margins are subject to significant fluctuations. Decreased gross margins and competitive pricing pressures for these facilities may decrease our profitability and cause a loss of customers.

WE MAY INCUR SIGNIFICANT EXPENSES, LOSS OF CUSTOMERS, AND ULTIMATELY BE UNSUCCESSFUL IN EXPANDING OUR DATA TRANSMISSION BUSINESS, IN WHICH WE HAVE LIMITED EXPERIENCE.

    Our experience in providing data transmission services to date has been limited and, consequently, we may not be successful in the data transmission business. Our ability to enter the data transmission business successfully will depend upon, among other things, our ability to:

    - select new equipment and software and integrate these into our network;

    - hire and train qualified personnel; and

    - enhance our billing, back-office and information systems to accommodate data transmission services and customer acceptance of our service offerings.

    In providing data transmission services, we will be dependent upon vendors for assistance in the planning and deployment of our data product offerings, as well as ongoing training and support. If we are not successful at entering the data transmission business, we may suffer a loss of customers and incur significant expenses without any increase in income to offset such expenses.

TECHNICAL DIFFICULTIES WITH OR FAILURES IN OUR TELECOMMUNICATIONS NETWORK COULD RESULT IN DISSATISFIED CUSTOMERS AND LOST REVENUE.

    In Europe, there are a number of different protocols for data transmission. Our network will need to be able to handle all of these protocols, which will pose technical difficulties. Technical difficulties with, or failures in, our telecommunications network could result in dissatisfied customers and lost revenue. For example, a failure in a portion of our network could prevent us from delivering telephone calls initiated by our customers. Additionally, technical difficulties with the network could cause the loss of call detail record information, which is the basis for our ability to process and substantiate customer billings. Components of our network have failed in the past, which have resulted in lower billing collections. We can provide no assurance that similar or other failures or technical difficulties will not occur in the future, which could result in the loss of customers and revenue.

WE MAY SUFFER DECREASED REVENUES AND LOSS OF CUSTOMERS IF WE ARE UNABLE TO INCREASE OUR NETWORK CAPACITY TO MEET CUSTOMER DEMANDS.

    We are currently in the process of expanding our network. As we expand our network and the volume of our network traffic, our cost of revenues will increasingly consist of fixed costs arising from the ownership and maintenance of switches and fiber optic cables. These costs may increase, and our operating margins may decrease. If our traffic volume were to decrease, or fail to increase to the extent expected or necessary to make efficient use of our network, our costs as a percentage of revenues would increase significantly, which could significantly decrease the revenues of our business operations.

    In addition, our business depends in part on our ability to obtain transmission facilities on a cost-effective basis. We may not be able to obtain sufficient transmission facilities or access to undersea fiber optic cable on economically viable terms. Our failure to obtain telecommunications facilities that are sufficient to support our network traffic in a manner that ensures the reliability and quality of our telecommunications services could increase our operational costs, as well as cause a loss of customers due to poor quality or unreliable service.

ANY SYSTEM OR NETWORK FAILURE THAT INTERRUPTS OUR OPERATION COULD CAUSE THE LOSS OF CUSTOMERS, A REDUCTION IN REVENUES OR A DECREASE IN OUR STOCK PRICE.

    Our operations are dependent on our ability to expand our network successfully and integrate new and emerging technologies and equipment into our network, which are likely to increase the risk of system failure and to cause strain upon the networks. Our operations also depend on our ability to protect our hardware and other equipment from damage from natural disasters such as fires, floods, hurricanes and earthquakes, other catastrophic events such as civil unrest, terrorism and war and other sources of power loss and telecommunications failures. We cannot be certain that our switches will not become disabled in the event of an earthquake, power outage or otherwise. A network failure or a significant decrease in telephone traffic as a result of a natural or man-made disaster could damage our relationships with our customers and decrease our revenues and our operating results and result in a decrease in our stock price.

WE MAY NOT BE ABLE TO CONTINUE OUR REVENUE GROWTH, WHICH MAY PREVENT US FROM ACHIEVING OR MAINTAINING PROFITABILITY.

    You should not consider our past growth indicative of our future revenue growth or operating results. We cannot predict whether we will be able to achieve or maintain profitability on a quarterly or annual basis in the future. The expansion of our operations into foreign countries will lead to increased financial and administrative demands, such as:

    - increased operational complexity associated with expanded network facilities;

    - administrative burdens associated with managing an increasing number of foreign subsidiaries and relationships with foreign partners; and

    - expanded treasury functions to manage foreign currency risks.

    If we are unable to manage our growth effectively, the quality of our products and services and our ability to retain key personnel could be damaged. If our revenue levels fall below expectations, our net loss is likely to increase disproportionately because our operating expenses will not decrease at the same rate. In our first two quarters of 1999, our operating results were below the expectations of public market analysts and investors. In future quarters we could have similar disappointments.

WE SELL A SIGNIFICANT PERCENTAGE OF OUR COMMERCIAL PRODUCTS ON CREDIT. IF WE HAVE DIFFICULTY COLLECTING RISING ACCOUNTS RECEIVABLE OR IF WE FACE SIGNIFICANT CREDIT LOSSES IT COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND CAUSE OUR STOCK PRICE TO DROP.

    We sell prepaid cards on terms ranging from cash on delivery to thirty days credit. As accounts receivable balances grow and we extend credit to new commercial customers, we may not be able to monitor and evaluate our accounts receivable and credit risks adequately and we may not be able to collect all the money we are owed. If we have difficulty collecting rising accounts receivable or we face significant credit losses it could harm our business, financial condition and cause our stock price to drop.

INCREASED COMPETITION IN THE PREPAID CARD BUSINESS MAY FORCE US TO LOWER OUR PRICES AND IN TURN MAY DECREASE OUR PROFITABILITY AND CAUSE OUR STOCK PRICE TO DROP.

    We may not be able to continue to provide competitively priced prepaid cards to our distributors. Lower prices in the prepaid card marketplace could decrease our profitability and cause our stock price to drop. The lack of customer loyalty to any particular prepaid card company and the increased entry into the prepaid card market by various competitors, including companies larger than us, could cause prices to drop throughout the prepaid card industry. Because we depend on informal relationships with independent distributors to market and sell our products, increased competition and lower prices could force us to further lower our prices to continue to sell prepaid cards to these distributors.

THE FEDERAL COMMUNICATIONS COMMISSION REQUIRES US TO PAY FEES TO PAY PHONE OWNERS WHEN OUR CUSTOMERS USE PAY PHONES TO ACCESS OUR SERVICES. WE MAY HAVE DIFFICULTY PASSING THESE FEES ON TO OUR CUSTOMERS RESULTING IN A DECREASE IN OUR PROFITABILITY.

    The Communications Act requires long distance carriers to compensate pay phone owners when a pay phone is used to make a call through a toll-free number. We may not be able to continue to pass these costs on to our prepaid card customers. If we are unable to pass the costs on to our customers we must absorb the cost which may reduce our profitability.

WE ARE DEPENDENT ON A LIMITED NUMBER OF CUSTOMERS FOR A SUBSTANTIAL PERCENTAGE OF OUR REVENUES. THE LOSS OF A SIGNIFICANT CUSTOMER COULD CAUSE A REDUCTION IN OUR REVENUES AND RESULT IN A DECREASE IN OUR STOCK PRICE.

    The loss of a significant customer could cause a reduction in our revenues and result in a decrease in our stock price. While our most significant customers vary from quarter to quarter, our five largest customers accounted for approximately 17.4% of our revenues in 1999. We could lose a significant customer for many reasons, including:

    - the entrance into the market of significant new competitors with lower rates than us;

    - transmission quality problems;

    - changes in U.S. or foreign regulations; or

    - unexpected increases in our cost structure as a result of expenses related to installing a global network or otherwise.

RISK FACTORS CONCERNING OUR INDUSTRY

WE MAY FACE SIGNIFICANT COMPETITION FROM INTERNATIONAL AND DOMESTIC CARRIERS, WHICH MAY RESULT IN DOWNWARD PRESSURE ON PRICES AND COULD ADVERSELY AFFECT OUR GROSS MARGINS.

    The international telecommunications industry is intensely competitive and subject to rapid change. We believe that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect our gross margins if we are not able to reduce our costs commensurate with such price reductions. Our competitors in the international wholesale switched long distance market include large, facilities-based multinational corporations and smaller facilities-based providers in the U.S. and overseas that have emerged as a result of deregulation, switch-based resellers of international long distance services and international joint ventures and alliances among such companies. We also compete abroad with a number of dominant telecommunications operators that previously held various monopolies established by law over the telecommunications traffic in their countries. International wholesale switched service providers compete on the basis of price, customer service, transmission quality, breadth of service offerings and value-added services. Additionally, the telecommunications industry is in a period of rapid technological evolution, marked by the introduction of competitive product and service offerings, such as the utilization of the Internet for international voice and data communications. We are unable to predict which technological development will challenge our competitive position or the amount of expenditures that will be required to respond to a rapidly changing technological environment.

OUR RELIANCE ON INTERNATIONAL SALES IS SIGNIFICANT AND COULD RESULT IN LOST REVENUE AND INCREASED COSTS BECAUSE OF INTERNATIONAL REGULATORY CHANGES, POLITICAL AND ECONOMIC INSTABILITY AND DIFFICULTY IN COLLECTION EFFORTS.

    Non-U.S. sales represented approximately 11.7% of our total sales in the year ended December 31, 1999. We intend to increase our international sales. Our international sales are subject to inherent risks, including:

    - changes in regulatory requirements, tariffs or other barriers;

    - difficulties in staffing and managing foreign operations;

    - long payment cycles;

    - unstable political and economic environments;

    - potentially adverse tax consequences of international tax laws; and

    - fluctuations in foreign currency values.

OUR PLANNED ENTRY INTO THE INTERNET AND DATA BUSINESS IN EUROPE MAY BE UNSUCCESSFUL DUE TO THE LEVEL OF COMPETITION AND OUR LACK OF EXPERIENCE IN THIS NEW MARKET.

    The market for Internet connectivity and related services is extremely competitive. Our primary competitors will include other Internet service providers that have a significant national or international presence, but soon may also include competition from traditional telecommunications carriers that expand into the market for Internet services. Many of these carriers have substantially greater resources, capital and operational experience than we have. We will require substantial additional capital to make investments in our Internet operations, and may not be able to obtain that capital on favorable terms or at all.

    Even if we are able to establish and expand our Internet business, we will face numerous risks, including:

    - competition in the market for Internet services;

    - our ability to adapt and react to rapid changes in technology related to the Internet;

    - vulnerability to unauthorized access, computer viruses and other disruptive problems;

    - adverse regulatory developments; and

    - difficulties managing the growth of our Internet business, including the need to enter into agreements with other providers of infrastructure capacity and equipment and to acquire other Internet service providers and Internet-related businesses on acceptable terms.

DELAYS AND INCONSISTENCIES IN IMPLEMENTATION OF THE WORLD TRADE ORGANIZATION AGREEMENT AND OTHER COMPETITIVE DIRECTIVES MAY SLOW DOWN THE RATE OF OUR EXPANSION IN SOME FOREIGN COUNTRIES.

    Under the World Trade Organization Agreement, the U.S. and 68 other countries agreed to open their telecommunications markets to competition and foreign ownership starting in February, 1998. These World Trade Organization member countries, which have increased to 72, represent approximately 90% of worldwide telecommunications traffic. Although the World Trade Organization Agreement has been implemented, to some degree, by most of the 72 signatory countries, some signatory countries have not yet fully implemented their World Trade Organization commitments. Our ability to expand our operations internationally will be limited if any signatory country to the World Trade Organization Agreement fails to implement its obligations on a timely basis.

    The national governments of the European Union member states were required to pass legislation to liberalize the telecommunications markets within their countries to implement European Commission directives. Implementation has also been slow in certain member states as a result of their failure to dedicate the resources necessary to have a functioning regulatory body in place. The legislation and/or its implementation have, in certain circumstances, imposed significant obstacles on the ability of carriers to proceed with the licensing process. These barriers include requirements that carriers:

    - post significant bonds or make significant capital commitments to build infrastructure;

    - complete extensive application documentation; and

    - pay substantial license fees.

    These factors and slow implementation of legislation in connection with deregulation of telecommunications services could slow down, and increase the cost of, our rate of expansion.

GOVERNMENT REGULATORY POLICIES AND INDUSTRY CONSOLIDATION IN EUROPE MAY DECREASE PROFIT MARGINS AND INCREASE PRICING PRESSURES IN OUR INDUSTRY AND DECREASE DEMAND FOR SERVICES AND PRODUCTS.

    We expect that government regulatory policies, including the Telecommunications Act of 1996, are likely to continue to have a major impact on the pricing of both existing and new public network services and possibly accelerate the entrance of new competitors and consolidation of the industry. In addition, industry consolidation, especially in Europe, may decrease profit margins. These trends may decrease demand for our services and products that support these services. Lower prices may affect the cost effectiveness of our deployment of public network services. User uncertainty regarding future policies may also decrease demand for our telecommunications products and services.

FOREIGN GOVERNMENTS MAY ATTEMPT TO PREVENT US FROM CONDUCTING OUR BUSINESS AND FROM EXPANDING INTO THEIR RESPECTIVE COUNTRIES.

    Governments of many countries exercise substantial influence over various aspects of the telecommunications market. In some cases, the government owns or controls companies that are or may become our competitors or on which we may depend for required interconnections to local telephone networks and other services. Accordingly, government actions in the future could block or impede the operation of our business.

    We desire to expand our foreign operations as these markets increasingly permit competition. The nature, extent and timing of our foreign operations, however, will be determined, in part, by the actions taken by foreign governments to permit competition and the response of incumbent carriers to these efforts. The regulatory authorities in these countries may not provide us with practical opportunities to compete in the near future, or at all, and we may not be able to take advantage of any liberalization in a timely manner.

RECENT FEDERAL COMMUNICATIONS COMMISSION ACTIONS MAY DAMAGE OUR OPERATIONS AND DECREASE REVENUES BY INCREASING COMPETITION, WHICH MAY INCREASE PRICING PRESSURES AND DECREASE DEMAND FOR OUR SERVICES.

    Recent Federal Communications Commission rulemaking orders and other actions have lowered the entry barriers for new carriers and resale international carriers by streamlining the processing of new applications and by eliminating the international settlements policy for arrangements with foreign carriers that lack market power and on other selected routes. In addition, the Federal Communications Commission's rules implementing the World Trade Organization Basic Telecommunications Agreement presume that competition will be advanced by the U.S. entry of carriers and resale carriers from World Trade Organization member countries, thus further increasing the number of potential competitors in the U.S. market and the number of carriers which may also offer end-to-end services. Increased competition may increase pricing pressures, reduce our margins and decrease demand for our services.

FEDERAL COMMUNICATIONS COMMISSION INTERVENTION REGARDING THE SETTLEMENT RATES CHARGED BY FOREIGN CARRIERS MAY DISRUPT OUR TRANSMISSION ARRANGEMENTS TO CERTAIN COUNTRIES AND DECREASE OUR REVENUES.

    The Federal Communications Commission recently has sought to reduce the foreign routing costs of U.S. international carriers by prescribing maximum or benchmark settlement rates which foreign carriers may charge U.S. carriers for routing telecommunications traffic. The Federal Communications Commission's benchmarks order was recently upheld by the U.S. Court of Appeals for the District of Columbia circuit. The Federal Communications Commission's action may reduce our settlement costs, although the costs of other U.S. international carriers also may be reduced in a similar fashion. The Federal Communications Commission has not stated how it will enforce the new settlement benchmarks if U.S. carriers are unsuccessful in negotiating settlement rates at or below the prescribed benchmarks. Any future Federal Communications Commission intervention could disrupt our transmission arrangements to certain countries or require us to modify our existing arrangements, which could decrease our revenues.


A RECENT FEDERAL COMMUNICATIONS COMMISSION ORDER DIRECTING ALL DOMESTIC INTERSTATE CARRIERS TO DE-TARIFF THEIR SERVICES MAY DECREASE OUR ABILITY TO PRICE OUR SERVICE OFFERINGS COMPETITIVELY.


    The Telecommunications Act of 1996 permits the Federal Communications Commission to forbear enforcement of tariff provisions, which apply to all interstate and international carriers, and the U.S. Court of Appeals for the District of Columbia Circuit recently upheld the Federal Communications Commission's order directing all domestic interstate carriers to de-tariff their offerings. The Federal Communications Commission's order only applies to domestic services. However, the Federal Communications Commission may forbear its current tariff rules for U.S. international carriers such as the combined company, or order these carriers to de-tariff their services. Any Federal Communications Commission action would likely afford non-dominant international carriers greater flexibility in pricing service offerings, which would increase our competition. The Federal Communications Commission routinely reviews the contribution rate for various levels of regulatory fees, including the rate for fees levied to support universal service, which fees may be increased in the future for various reasons, including the need to support the universal service programs mandated by the Telecommunications Act of 1996, the total costs for which are still under review by the Federal Communications Commission.

RISK FACTORS CONCERNING OUR COMMON STOCK

SIGNIFICANT VARIANCE IN OUR QUARTERLY OPERATING RESULTS COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DROP.

    In future quarters, our results of operations may fail to meet the expectations of market analysts and investors, which may cause the price of our common stock to drop. Our quarterly operating results have varied significantly in the past, and our quarterly operating results are expected to do so in the future. Our revenues, costs and expenses have fluctuated significantly in the past and are likely to continue to fluctuate significantly in the future. Our revenues in any given period can vary due to factors such as:

    - call volume fluctuations, particularly in regions with relatively high per-minute rates;

    - the addition or loss of major customers, whether through competition or merger;

    - the loss of economically beneficial routing options for the termination of traffic; and

    - technical difficulties with or failures of portions of our network that impact our ability to provide service to or bill customers.

    Our cost of services and operating expenses in any given period can vary due to factors such as:

    - fluctuations in rates charged by carriers to terminate traffic;

    - increases in bad debt expense and reserves;

    - the timing of capital expenditures, and other costs associated with acquiring or obtaining other rights to switching and other transmission facilities;

    - changes in sales incentive plans; and

    - costs associated with changes in staffing levels of sales, marketing, technical support and administrative personnel.

    In addition, our operating results can vary due to factors such as:

    - changes in routing due to variations in the quality of vendor transmission capability;

    - the amount of, and the accounting policy for, return traffic under operating agreements;

    - actions by domestic or foreign regulatory entities;

    - the level, timing and pace of our expansion in international and retail markets; and

    - general domestic and international economic and political conditions.

    In response to competitive pressures or new product and service introductions, we may take certain pricing or marketing actions that could damage our quarterly operating results. We currently base our expense levels, in part, on our expectations of future sales. If future sales levels are below expectations, then we may be unable to adjust spending sufficiently in a timely manner to compensate for the unexpected sales shortfall. Historically, we have generated a disproportionate amount of our operating revenues toward the end of each quarter, making precise prediction of revenues and earnings particularly difficult and resulting in risk of variance of actual results from those forecast at any time.

                           FORWARD-LOOKING STATEMENTS

    This proxy statement and the documents incorporated by reference in this proxy statement contain certain information regarding our plans and strategies that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this proxy statement or in the documents incorporated by reference, the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar terms and/or expressions are intended to identify forward-looking statements. These statements reflect our assessment of a number of risks and uncertainties, and our actual results could differ materially from the results anticipated in these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation, difficulties in expanding into new business activities, delays in new service offerings and the other issues discussed above in the Risk Factors section. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made.

                                   PROPOSAL 1
                       DESCRIPTION OF THE PT-1 ASSET SALE

    This section of the proxy statement describes our proposed sale of the assets of our wholly-owned subsidiary, PT-1, to Counsel.

INFORMATION REGARDING STAR AND PT-1

    We provide high-quality, competitively priced, long distance telecommunication services to consumer and commercial retail customers as well as to other telecommunications carriers located within the U.S. and Europe. In Germany, we offer Internet service providers wholesale dial-up services along with a range of support services including dedicated facilities for secured storage of data and servers, which includes resources such as a secure cage, regulated power, dedicated Internet connection, security and support. In Germany, STAR also offers Internet service providers the ability to increase or decrease the amount of data they transfer in a fixed amount of time. We seek to capitalize on the increasing demand for high-quality international communications services which is being driven by the globalization of the world's economies, the worldwide trend toward telecommunications deregulation, and the growth of voice, data and Internet traffic.

    We acquired PT-1 on February 4, 1999 through the issuance of 15.3 million shares of our common stock and a payment of $19.5 million to the PT-1 stockholders. PT-1 provides international long distance services to individual consumers and businesses through prepaid calling cards, long distance services accessible through a dialed prefix and presubscribed domestic and international long distance services. PT-1 markets its long distance services through advertising, sales agents and through a network of wholesale distributors.

    Counsel will acquire all of the assets and properties of PT-1 and each of its subsidiaries owned, held or used by PT-1 to conduct business, including the entirety of PT-1's long distance services operations.


    We were incorporated in Delaware on September 13, 1996. Additional information regarding us is contained in our filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. See "Where You Can Find More Information About STAR" on page ii of this proxy statement.


THE MERGER BETWEEN WORLD ACCESS AND STAR

    Our board of directors and the board of directors of World Access have agreed on a merger that will combine our business with that of World Access. To combine the companies, we will merge with a subsidiary of World Access, becoming a wholly-owned subsidiary of World Access. Each outstanding share of our common stock will be converted into the right to receive, at the election of World Access, either 0.386595 shares of World Access common stock or a combination of shares of World Access common stock and cash. Assuming World Access chooses to pay all of the consideration in stock, World Access will issue a total of approximately 22.7 million shares of World Access common stock, assuming World Access chooses to pay all of the consideration in stock.

    The completion of the STAR merger is conditioned on the sale of PT-1 by us for net cash proceeds of $150.0 million or for net cash proceeds of $120.0 million if sold to Counsel. Under the STAR merger agreement, net cash proceeds means the cash proceeds received by STAR at the consummation of the PT-1 asset sale, net of all taxes, fees, expenses and costs incurred in connection with the PT-1 asset sale. The net cash proceeds analysis is for the purpose of determining the satisfaction of the closing condition under the STAR merger agreement and will not affect the cash proceeds actually received by STAR at the close of the PT-1 asset sale. Unless World Access waives this condition, World Access will be merging with us minus our PT-1 operations if we complete the STAR merger.

    Although we are required to complete the PT-1 asset sale as a condition to the completion of the STAR merger, we intend to complete the PT-1 asset sale regardless of whether the STAR merger is completed. We are asking that you approve the PT-1 asset sale regardless of the outcome of the STAR merger. We cannot complete the STAR merger or the PT-1 asset sale without the approval of our stockholders.

BACKGROUND OF THE PT-1 ASSET SALE

    PT-1 constitutes 90% of the net book value of STAR. As a condition to World Access' obligation to complete the STAR merger, we are required to sell PT-1 for net cash proceeds of at least $150.0 million or complete the sale of the assets of PT-1 to Counsel pursuant to the PT-1 asset sale agreement for net cash proceeds of at least $120.0 million. We have entered into an agreement with Counsel to sell to Counsel, or one of its affiliates, the assets of PT-1, including the assumption of certain liabilities, for cash proceeds of $150.0 million, subject to adjustment based on increases or decreases in the accounts payable or receivable of PT-1 and the net worth of the assets of PT-1 on the closing date.

    On February 14, 2000, STAR and World Access issued a joint press release announcing the STAR merger agreement and indicating that the sale of certain STAR assets would be required. After the announcement, we began to receive inquiries from potential purchasers regarding PT-1, including an inquiry from Counsel. Following a series of preliminary discussions between our representatives and representatives of Counsel, on February 22, 2000, one of our representatives met with representatives of Counsel at an industry conference in California to discuss the potential acquisition of the PT-1 assets by Counsel.

    On February 29, 2000, we engaged Kaufman Bros. to act as our exclusive financial and merger advisor and investment banker in connection with the PT-1 asset sale. Kaufman Bros. reviewed the inquiries from potential acquirors of PT-1 received after the February 14, 2000 press release and familiarized itself with PT-1's operations. We received three offers for the sale of some or all of the assets of PT-1 by the end of March, 2000. One offer was for the separate acquisition of the portion of PT-1's business providing long distance services accessible through a dialed prefix, the second offer was for PT-1's prepaid calling card operations, and the third offer was made by Counsel for the entire operations of PT-1. Working with Kaufman Bros., we evaluated each offer carefully and determined that the offers for the individual component businesses of PT-1 were not attractive because we believed there was more value in PT-1 as a whole company. As evidence of this, our board of directors considered that the combined value of the two offers for the component businesses of PT-1 was less than the offer we had received from Counsel for PT-1 as a whole company. We were particularly concerned that the combined offers for the separate component businesses of PT-1 would not provide net cash proceeds of at least
$150.0 million as required by the STAR merger agreement.

    On March 8, 2000, we met with Counsel in New York to discuss Counsel's interest in PT-1. Our representatives and financial advisors and those of Counsel attended the meeting. At the meeting, Counsel indicated that it was serious about the acquisition, that it was interested in moving quickly to close the deal and that it wanted us to enter into an exclusive arrangement with Counsel. We were unwilling to commit to an exclusive arrangement at that time, but permitted Counsel to begin due diligence. On March 18, 2000, we met with Counsel in Toronto, Canada, to continue discussions. After the March 18, 2000 meeting, formal discussions on the letter of intent began. Our board of directors held a meeting on March 24, 2000 to discuss the terms of the letter of intent and considered the proposal at length. Our board of directors decided to continue negotiations with Counsel and to obtain

World Access' approval as required by the STAR merger agreement. We executed the letter of intent, along with Counsel, on March 29, 2000.

    On May 25, 2000, our board of directors received an opinion from Kaufman Bros. that the consideration to be paid by Counsel to PT-1 in connection with the PT-1 asset sale was fair, from a financial point of view, to STAR's stockholders. On June 6, 2000, our board of directors met to consider the definitive PT-1 asset sale agreement and review the previously delivered opinion from Kaufman Bros. Our board of directors also received advice from Delaware legal counsel on the board's obligations regarding its duty of care and its duty to exercise informed business judgment. At the meeting, our board of directors concluded that the PT-1 asset sale was fair to and in the best interests of STAR and its stockholders. Our board of directors considered many factors in making its decision, including the need to complete the PT-1 asset sale prior to and in connection with the close of the STAR merger and our financial condition and the need to raise funds to pay debt and fund operations. Our board of directors also considered the potential benefits and the potential risks of the PT-1 asset sale, including all material business, financial, legal and market factors discussed below under the heading "Reasons for the PT-1 asset sale." Our board of directors voted to approve the PT-1 asset sale agreement and the transactions contemplated by the PT-1 asset sale agreement and voted to recommend that our stockholders vote for the approval and adoption of the PT-1 asset sale agreement and the transactions contemplated by the PT-1 asset sale agreement.

    On June 7, 2000, the parties announced the execution of the PT-1 asset sale agreement.

    On August 30, 2000, the parties amended the PT-1 asset sale agreement to provide for:

    - an audit of PT-1's closing balance sheet;

    - advertising expenditures on behalf of PT-1's long distance services accessible through a dialed prefix in an amount not less than $1.5 million for the month of September 2000 and $1.0 million for the month of October 2000;

    - Gordon Hutchins, Jr. to be named managing director of PT-1; and

    - an extension of the date after which either party may terminate the PT-1 asset sale agreement from August 31, 2000 to October 31, 2000.


    On October 31, 2000, the parties further amended the PT-1 asset sale agreement to provide for:



    - advertising expenditures on behalf of PT-1's long distance services accessible through a dialed prefix in the amount of $1.5 million for the month of November and the pro rata amount of $1.5 million for any portion of a month thereafter; and



    - an extension of the date after which either party may terminate the PT-1 asset sale agreement from October 31, 2000 to December 15, 2000.



    Given the nature of the amendments, and after receiving advice from Delaware legal counsel in each instance with respect to its obligations regarding its duty of care and its duty to exercise informed business judgment, our board of directors determined that the amendments to the PT-1 asset sale agreement were not material and therefore did not require an updated fairness opinion from Kaufman Bros.


REASONS FOR THE PT-1 ASSET SALE

    In approving the PT-1 asset sale, our board of directors considered the potential benefits of the PT-1 asset sale and the risks associated with the PT-1 asset sale. All material business, financial, legal and market factors are discussed below.

    After due deliberation, our board of directors concluded that the PT-1 asset sale was fair to and in the best interests of STAR and its stockholders based on all of the following material factors:

        THE SALE OF PT-1 IS A CONDITION TO THE CLOSE OF THE STAR MERGER. The STAR merger agreement requires that we sell PT-1 for net cash proceeds of at least $150.0 million or complete the sale of the assets of PT-1 to Counsel for net cash proceeds of at least $120.0 million. If we fail to sell PT-1 for net cash proceeds of at least $150.0 million or fail to complete the sale of the assets of PT-1 to Counsel for net cash proceeds of at least $120.0 million, then World Access does not have to complete the STAR merger. Our board of directors has voted to approve the STAR merger and has determined that the completion of the STAR merger is fair to and in the best interests of STAR and its stockholders.

        THE FINANCIAL CONDITION OF STAR. Our board of directors examined our current financial condition and determined that our cash flow situation and debt levels and debt maturities required the sale of certain non-core segments of our operations. The PT-1 asset sale is a condition to the close of the STAR merger and we entered into the STAR merger agreement partly to alleviate our cash flow situation. In the event that the STAR merger does not close, and should we elect to proceed with the PT-1 asset sale, we expect that the sale of the assets of PT-1 will provide needed cash to allow us to continue our operations and growth.

        IMPROVED FOCUS ON STAR'S CORE BUSINESS. Historically, we have focused our operations on the wholesale international long distance market. Through acquisitions, including the acquisition of PT-1, we expanded our operations into the consumer and commercial retail long distance markets. If the STAR merger does not close, the PT-1 asset sale would enable us to focus on our wholesale international long distance business and continue to expand our network in order to improve operating margins.

    Our board of directors also considered the material risks associated with completing the PT-1 asset sale, including the following, but concluded that the advantages of the PT-1 asset sale far outweighed these risks:

    - the risk that Counsel might not have sufficient funds available to finance the purchase of PT-1's assets, though our board of directors considered that at the time of its approval of the PT-1 asset sale, Counsel represented that it had sufficient resources; and

    - the risk that we may not receive net cash proceeds of $120.0 million from Counsel as required in the STAR merger agreement, though our board of directors considered that at the time of its approval of the PT-1 asset sale, the PT-1 asset sale consideration would generate the necessary net cash proceeds.

    The above discussion of the information and factors considered by our board of directors sets forth the material factors considered by our board of directors. Our board of directors considered many factors when evaluating the PT-1 asset sale agreement and the PT-1 asset sale. Our board of directors did not quantify, rank or attempt to assign relative weights to the factors considered in reaching its determination. In addition, our board of directors conducted an overall analysis of the above factors, including a thorough discussion with and questioning of our management. Our board of directors also considered management's analysis of the PT-1 asset sale based on information received from our legal, financial and accounting advisors. Our board of directors considered all these factors as a whole, and considered the factors overall to be favorable to STAR and to support its determination.

OUR BOARD OF DIRECTORS' RECOMMENDATION THAT OUR STOCKHOLDERS APPROVE THE PT-1
  ASSET SALE

    Our board of directors has carefully considered the advisability of the PT-1 asset sale and believes that the terms of the PT-1 asset sale agreement and the transactions contemplated by the PT-1 asset sale agreement are fair to and in the best interests of STAR and its stockholders. Our board of directors approved the PT-1 asset sale agreement and the transactions contemplated by the PT-1 asset sale agreement. Our board of directors recommends that the stockholders of STAR vote for the adoption of a resolution approving the terms of the PT-1 asset sale agreement and authorizing the transactions contemplated by the PT-1 asset sale agreement.

OPINION OF STAR'S FINANCIAL ADVISOR REGARDING THE PT-1 ASSET SALE

    In connection with its consideration of the proposed PT-1 asset sale, we requested that Kaufman Bros. advise our board of directors with respect to the fairness to our stockholders, from a financial point of view, of the consideration to be paid by Counsel to PT-1 in the PT-1 asset sale.

    We selected Kaufman Bros. for a number of reasons, including its familiarity with STAR and PT-1 and its experience and reputation in the areas of valuation and financial advice, particularly in relation to transactions of the size and nature of the PT-1 asset sale. Kaufman Bros. is an investment banking firm which is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, private placements and valuations for corporate and other purposes. In the normal course of its business, Kaufman Bros. trades our common stock for its own account or for the account of its customers and, accordingly, may, from time to time, hold long or short positions in our common stock.

    On May 25, 2000, Kaufman Bros. reviewed with our board of directors the financial analyses performed by Kaufman Bros. and delivered to our board of directors an oral opinion. The oral opinion was subsequently confirmed by delivery of a written opinion, dated May 25, 2000, to the effect that, based upon and subject to the considerations and limitations set forth in the opinion, as of May 25, 2000, the consideration to be paid by Counsel to PT-1 in the PT-1 asset sale was fair, from a financial point of view, to our stockholders.

    The following summary of the Kaufman Bros. opinion may not include all of the information important to you. The full text of the opinion letter, dated May 25, 2000, delivered by Kaufman Bros. to our board of directors, which sets forth fully the assumptions made, general procedures followed, matters considered and limits on the scope of review undertaken, is included as Annex B to this proxy statement and is incorporated herein by reference. Kaufman Bros. has consented to the inclusion of the full text of its opinion as Annex B to this proxy statement. Holders of our common stock are urged to read the Kaufman Bros. opinion carefully and in its entirety.

    STAR did not place any limitation upon Kaufman Bros. with respect to the procedures to be followed or factors to be considered in rendering its opinion. In conducting its investigation and analysis and in arriving at its opinion, Kaufman Bros. reviewed information and took into account the financial and economic factors it deemed relevant and material under the circumstances. In connection with its analysis, Kaufman Bros., among other things:

    - reviewed the PT-1 asset sale agreement in the form available to our board of directors on May 25, 2000;

    - reviewed internal financial information concerning the business and operations of PT-1 furnished to Kaufman Bros. for purposes of its analysis, as well as publicly available information, such as our recent filings with the Securities and Exchange Commission;

    - reviewed forecasts and projections of PT-1 prepared or supplied by the management of STAR and PT-1 for the fiscal years ending December 31, 2000 through December 31, 2005;

    - held discussions with executives of PT-1 and STAR concerning PT-1's historical and current financial condition, operating results, and future prospects;

    - visited PT-1's facility in Flushing, New York;

    - compared the financial position and operating results of PT-1 with those of other publicly traded companies Kaufman Bros. deemed reasonably comparable to PT-1;

    - compared the proposed financial terms of the PT-1 asset sale with the financial terms of other business combinations Kaufman Bros. deemed reasonably comparable to the proposed PT-1 asset sale; and

    - performed such other financial studies, analyses, inquiries and investigations as it deemed appropriate.

    In addition, Kaufman Bros. took into account the manner in which the financial terms of the PT-1 asset sale were negotiated by STAR and Counsel, the terms of the STAR merger as they relate to the PT-1 asset sale and the results of the various discussions held by STAR and Kaufman Bros. with persons with a possible interest in acquiring PT-1.

    In arriving at its opinion, Kaufman Bros. assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information provided to it by or on behalf of PT-1, or obtained by Kaufman Bros. from publicly available sources and upon the assurance of the management of STAR and PT-1 that they were not aware of any information or facts that would make any of this information incomplete or misleading. In conducting its review, Kaufman Bros. did not conduct or obtain an independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of PT-1, nor was it furnished with any evaluation or appraisal. Kaufman Bros. assumed, with our consent, that:

    - the sale of PT-1 will be consummated in accordance with the terms set forth in the form of PT-1 asset sale agreement presented to Kaufman Bros. on or around May 25, 2000, without any amendments and without waiver by the parties thereto of any of the conditions to their respective obligations under the agreement; and

    - all regulatory and other approvals and third party consents required for consummation of the PT- 1 asset sale will be obtained without material cost to STAR or PT-1.

    Kaufman Bros. assumed that the financial forecasts examined by it were reasonably prepared, at the time of their delivery to Kaufman Bros., based upon the best available estimates and good faith judgments of PT-1's and STAR's respective senior managements as to the future performance of PT-1. In the course of analyzing the PT-1 projections, Kaufman Bros. performed certain sensitivity analyses to incorporate the results of the quarter ended March 31, 2000 and other information available since the time the projections were delivered to Kaufman Bros. and prior to the date of the Kaufman Bros. opinion.

    Kaufman Bros. noted that its opinion was necessarily based upon the financial, economic, market and other conditions as they existed and could be evaluated by Kaufman Bros. on, and the information made available to it as of, the date of its opinion. Kaufman Bros. has disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion that is brought to its attention after the date of its opinion. Although Kaufman Bros. evaluated the consideration to be paid by Counsel to PT-1 in the PT-1 asset sale from a financial point of view, Kaufman Bros. was not asked to, and did not, recommend the specific consideration payable in the PT-1 asset sale, which was determined through negotiations between us and Counsel.

    The Kaufman Bros. opinion is addressed to our board of directors and relates solely to the fairness, from a financial point of view, to our stockholders of the consideration to be paid by Counsel to us in the PT-1 asset sale. The opinion does not constitute a recommendation as to any action our board of directors or any of our stockholders should take in connection with the PT-1 asset sale or any aspect of the transaction. The Kaufman Bros. opinion is not an opinion as to the structure, terms or effect of any other aspect of the PT-1 asset sale or any transaction contemplated in connection with the

PT-1 asset sale or as to the merits of the underlying decision of us to enter into the PT-1 asset sale agreement or any other transaction.

    In preparing its opinion, Kaufman Bros. performed a variety of financial and comparative analyses, including those described below. The summary of these analyses does not purport to be a complete description of the analyses underlying the Kaufman Bros. opinion or of the presentation by Kaufman Bros. to our board of directors. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Kaufman Bros. did not attribute particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Kaufman Bros. believes that its analysis must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the preparation of its opinion. In its analysis, Kaufman Bros. made numerous assumptions with respect to the company, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond PT-1's and STAR's control. The estimates contained in its analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of the actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

    The Kaufman Bros. opinion and analyses were only one of many factors considered by our board of directors in its evaluation of the PT-1 asset sale and should not be viewed as determinative of the view of our board of directors or our management with respect to the PT-1 asset sale or the consideration to be paid by Counsel in the PT-1 asset sale.

    The following is a summary of the material financial analyses performed by Kaufman Bros. in connection with rendering its opinion.

    ANALYSIS OF SELECTED COMPARABLE ACQUISITION TRANSACTIONS

    Using publicly available information, Kaufman Bros. analyzed certain financial and operating information relating to the following ten selected merger and acquisition transactions in the calling card and dial-around telecommunications sector each of which were consummated in calendar years 1997 through 2000. The comparable transactions were chosen based on a review of acquired companies that possessed general business, operating and financial characteristics representative of companies in the industry in which PT-1 operates. Kaufman Bros. noted that none of the comparable transactions reviewed was exactly comparable to the PT-1 asset sale and that the range of information available for each comparable transaction varied from detailed information relating to publicly registered companies, to limited and summary information contained in public press releases relating to private companies. The comparable transactions reviewed by Kaufman Bros. were (the purchaser is listed first and is followed by the acquired company):

    FISCAL YEAR 2000

    EGlobe/Trans Global Communications

    FISCAL YEAR 1999

    DCI Telecommunications/Wavetech International

    Viatel/Destia Communications

    EGlobe/Coast International Telecom

    World Access/Comm/Net Holdings Corporation

    AT&T/Smartalk Teleservices

    EGlobe/TeleKey

    FISCAL YEAR 1998

    Teleglobe/Excel Communications

    Primus Telecommunications/Trescom International

    FISCAL YEAR 1997

    LCI International/USLD Communications

    For each comparable transaction, Kaufman Bros. calculated multiples of:

    - the market value of common equity plus book value of total debt and preferred stock minus total cash, referred to as Enterprise Value, of the acquired company to its last twelve months EBIT. EBIT is earnings before interest and taxes; and

    - Enterprise Value to the last twelve-month EBITDA. EBITDA is earnings before interest, taxes, depreciation and amortization.

The last twelve-month earnings and balance sheet data items were based upon the most recent quarterly publicly available information prior to the closing of the respective comparable transaction. Kaufman Bros. then applied these multiples to the last twelve-month financial results of PT-1 for the period ended March 31, 2000, to determine PT-1's Enterprise Value. Kaufman Bros. selected the median multiple, which represents the middle value of a set of numbers, as the appropriate statistical choice for measuring sets of numbers that contain widely dispersed values. The use of the median multiple in calculating an implied Enterprise Value of PT-1 shows how the actual purchase price for PT-1 compares to an implied Enterprise Value based upon the middle of the set of multiples derived from the comparison group of companies. Comparing multiples of Enterprise Value to last twelve months EBIT and last twelve months EBITDA are traditional methods used by investment banking firms to value companies based upon the value attributed to other companies in comparable transactions. Based upon these analyses:


    - the median multiple of Enterprise Value to last twelve-month EBIT for the comparable transactions is 17.4x;



    - the median multiple of Enterprise Value to last twelve-month EBITDA for the comparable transactions is 10.1x; and



    - the implied Enterprise Value of PT-1, based upon applying these median multiples to PT-1's financial data, falls within the range of $151.2 million to $159.2 million. Kaufman Bros. noted that the consideration to be paid by Counsel to PT-1 in the PT-1 asset sale was close to this range.


    ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES

    Kaufman Bros. reviewed publicly available financial information, as of the most recently reported period, and stock market information as of May 24, 2000, for the following six publicly traded companies that Kaufman Bros. deemed reasonably comparable based upon their general business and operating and financial characteristics to PT-1:

    - Global Telecom Solutions;

    - Tricom SA;

    - IDT Corporation;

    - RSL Communications, LTD.;

    - Pacific Gateway Exchange; and

    - Dial-Thru International.

    Kaufman Bros. noted that none of the comparable companies is directly comparable to PT-1.

    For each comparable company, Kaufman Bros. calculated multiples of Enterprise Value to last twelve-month EBIT, last twelve-month EBITDA and to total assets. Kaufman Bros. then applied these multiples to the last twelve-month financial results of PT-1 for the period ended March 31, 2000, furnished to Kaufman Bros.. Kaufman Bros. selected the median multiple, which represents the middle value of a set of numbers, as the appropriate statistical choice for measuring sets of numbers that contain widely dispersed values. The use of the median multiple in calculating an implied Enterprise Value of PT-1 shows how the actual purchase price for PT-1 compares to an implied Enterprise Value based upon the middle of the set of multiples derived from the comparison group of companies. Comparing multiples of Enterprise Value to last twelve months EBIT, last twelve months EBITDA and total assets are traditional methods used by investment banking firms to value companies based upon the value attributed to other selected comparable companies. Based upon these analyses:

    - the median multiple of Enterprise Value to last twelve-month EBIT for the comparable companies is 6.8x;

    - the median multiple of Enterprise Value to last twelve-month EBITDA for the comparable companies is 6.7x;

    - the median multiple of Enterprise Value to the total assets for the comparable companies is 1.2x; and

    - the implied Enterprise Value of PT-1 based upon these median multiples of PT-1's financial data falls within the range of $61.5 million to $161.8 million. Kaufman Bros. noted that the consideration to be paid by Counsel to PT-1 in the PT-1 asset sale fell within this range.

    DISCOUNTED CASH FLOW ANALYSIS

    Kaufman Bros. performed a discounted cash flow analysis of PT-1, on a stand-alone-basis, using the PT-1 projections for the fiscal years 2000 through 2005. In addition, Kaufman Bros. performed certain sensitivity analyses based upon the PT-1 projections to incorporate the results of the quarter ended
March 31, 2000 and certain other information available since the time the PT-1 projections were delivered to Kaufman Bros. and prior to the date of the Kaufman Bros. opinion. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of a corporate entity by calculating the estimated future free cash flows of the entity and discounting the cash flow results back to the present. Free cash flows means earnings before interest, taxes, depreciation and amortization less taxes, capital expenditures and changes in working capital.

    In its discounted cash flow analyses, Kaufman Bros. estimated a terminal value of free cash flow in 2005 using a perpetual annual growth rate of 3% and discounted the stream of free cash flows during the forecast period together with the estimated terminal value back to March 31, 2000 at discount rates ranging from 23.0% to 26.0%. Selection of an appropriate discount rate is an inherently subjective process and is affected by numerous factors. The discount rates used by Kaufman Bros. were selected based upon PT-1's recent historical financial results, current financial condition and the risk associated with PT-1 achieving its financial projections. This range of discount rates also reflects an estimate of the cost of capital for PT-1, and the rates of return for comparable public companies adjusted for market capitalization and industry. This analysis produced Enterprise Values for PT-1 ranging from $149.7 million to $182.0 million. Kaufman Bros. noted that the consideration to be paid by Counsel to PT-1 in the PT-1 asset sale fell within this range.

    COMPENSATION

    Pursuant to the terms of Kaufman Bros.' engagement, we have paid to Kaufman Bros. the sum of $50,000 and have agreed to pay Kaufman Bros. a cash fee of 1% of the consideration paid by Counsel to us upon closing of the PT-1 asset sale less any amounts previously paid. We have also agreed to reimburse Kaufman Bros. for its reasonable out-of-pocket expenses incurred in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Kaufman Bros. and related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws.

PURCHASE PRICE

    Counsel will purchase all of PT-1's assets that relate to PT-1's debit card and long distance services accessible through a dialed prefix for $150.0 million in cash, subject to an audited adjustment upward or downward to the extent that the net value of the purchased assets, less the liabilities of PT-1 being assumed as of the closing date, is greater or less than $47,589,862. In addition, the purchase price is subject to adjustment to the extent that PT-1's accounts payable and accounts receivable for the 30 days prior to close differ materially from the figures for the 30 days prior to December 31, 1999. Counsel will only assume some liabilities, including those liabilities itemized on PT-1's balance sheet as accounts payable and accrued expenses, accrued taxes payable, short-term debt, deferred revenue and long-term debt. On the closing date, Counsel will pay us $150.0 million in cash, subject to adjustment as indicated above and less $22.5 million which will be held in escrow pursuant to an escrow agreement between us and Counsel. One quarter of the escrow amount of $22.5 million, less any amounts paid to Counsel in connection with indemnification claims made by Counsel, will be released to us on each six month anniversary of the closing date of the PT-1 asset sale. Counsel must pay us 100% of the escrow amount, less any amounts paid to Counsel in connection with indemnification claims made by Counsel, when the STAR merger closes and when World Access assumes our obligations and PT-1's obligations under the PT-1 asset sale agreement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE PT-1 ASSET SALE

CONSEQUENCES TO STAR

    STAR and PT-1 are members of a "consolidated group" that files a consolidated federal income tax return. Accordingly, the tax consequences of the PT-1 asset sale will be reflected on the STAR consolidated group's consolidated federal income tax return. References to "STAR" in the paragraph below refer to the STAR consolidated group.

    The PT-1 asset sale is expected to be a fully taxable transaction to STAR. We expect that the amount realized from the PT-1 asset sale for federal income tax purposes, which will be the sum of the net cash proceeds received from Counsel and the aggregate amount of the liabilities assumed by Counsel or to which the PT-1 assets sold are subject, will be substantially greater than our adjusted tax basis of the PT-1 assets. Accordingly, STAR will recognize substantial taxable income from the PT-1 asset sale for federal income tax purposes, which will only be partially offset by our net operating loss carryovers. We anticipate that STAR will have a federal income tax liability from the PT-1 asset sale of approximately $19 million.

CONSEQUENCES TO STAR'S STOCKHOLDERS

    You will not recognize gain or loss for federal income tax purposes as a result of the PT-1 asset sale.

ACCOUNTING TREATMENT OF THE PT-1 ASSET SALE

    We intend to account for the PT-1 asset sale as a sale of assets in accordance with United States generally accepted accounting principles. We expect to record a loss on our financial statements for the difference between the total proceeds from the sale of the PT-1 assets and the net book value of those assets, even though for tax purposes, we will have income tax due from the sale of the assets.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE PT-1 ASSET SALE

    The PT-1 asset sale is subject to the requirements of the Hart-Scott-Rodino Act. The Hart-Scott-Rodino Act prevents the completion of transactions until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the appropriate waiting periods end or expire. We have filed, along with Counsel, the required information and materials with the Antitrust Division of the Department of Justice and the Federal Trade Commission. The Department of Justice and Federal Trade Commission granted an early termination of the waiting period, effective July 10, 2000. No further action under the Hart-Scott-Rodino Act is required, as long as the PT-1 asset sale is completed by July 10, 2001.

    The Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the PT-1 asset sale on antitrust grounds either before or after expiration of the waiting period. Other persons could take action under the antitrust laws, to enjoin the PT-1 asset sale. Additionally, at any time before or after the completion of the PT-1 asset sale or the expiration of the waiting period, any state could take action under the antitrust laws.

    The PT-1 asset sale is also subject to obtaining authorizations, consents, certifications or other approvals from the Federal Communications Commission and the state public utility commissions in the states of New York, California, Florida, New Jersey and Texas. The required filings have been made and we are waiting for comments and approvals from the applicable governmental agencies.

    Other than the approvals described above and compliance with the applicable corporate laws of Delaware, we are not aware of any other material governmental or regulatory approval required for completion of the PT-1 asset sale.

RIGHTS OF DISSENTING STOCKHOLDERS

    You will not be entitled to dissenters' rights under Delaware law in connection with the PT-1 asset sale.

STAR OFFICER AGREEMENT TO VOTE SHARES IN FAVOR OF THE PT-1 ASSET SALE


    Mr. Edgecomb has agreed to vote all of his shares of our common stock in favor of the PT-1 asset sale. Mr. Edgecomb held approximately 4,552,956 shares of our common stock as of the record date representing approximately 7.8% of the voting power for the PT-1 asset sale. Because Mr. Edgecomb holds a significant number of shares of our common stock, there is a greater likelihood that the PT-1 asset sale will be approved by the required vote of our stockholders.


INTERESTS OF STAR'S DIRECTORS AND FINANCIAL ADVISORS


    The PT-1 asset sale agreement requires us and PT-1 to take such steps necessary to cause Gordon Hutchins, Jr., one of our directors, to be named the managing director of PT-1 with the same power and authority as a chief executive officer would have. Pursuant to an arrangement with us, Mr. Hutchins will be paid $20,000 per month for his services.


    Kaufman Bros., STAR's financial advisor, has issued a fairness opinion to our board of directors in connection with the PT-1 asset sale. After the PT-1 asset sale is completed, Kaufman Bros. will be paid a transaction fee of 1% of the PT-1 asset sale price. Regardless of whether the PT-1 asset sale is completed, we will reimburse Kaufman Bros. for reasonable fees and expenses of Kaufman Bros.' counsel and all of Kaufman Bros.' reasonable travel and other out-of-pocket expenses incurred in connection with the PT-1 asset sale.

DESCRIPTION OF THE PT-1 ASSET SALE AGREEMENT

    This section of the proxy statement is a summary of the material terms of the PT-1 asset sale agreement and does not contain all of the information that is important to you. We urge you to read the PT-1 asset sale agreement carefully.

THE PT-1 ASSET SALE CLOSING DATE

    The closing of the PT-1 asset sale shall take place as soon as possible after all required regulatory approvals are obtained, but no later than five days after satisfaction of the conditions in the PT-1 asset sale agreement or at a later time agreed to by the parties.

PURCHASE PRICE


    For a description of the consideration that we will receive in the PT-1 asset sale please see "Purchase Price" on page 26.


ASSUMPTION OF LIABILITIES

    Counsel will assume liabilities that:

    - are itemized on the balance sheet of PT-1 as of the closing date, as accounts payable and accrued expenses, accrued taxes payable (other than accrued taxes for certain debit card sales and use), short-term debt, deferred revenue and long-term debt;

    - are liens for PT-1 taxes not yet due and payable;

    - relate to claims for payphone compensation to the extent it is accrued and itemized on the balance sheet of PT-1 as of the closing date; and

    - arose after the closing date under the agreements, contracts, leases, licenses and other arrangements included in the assets being acquired by Counsel.

    Counsel will not assume, and PT-1 will retain, liabilities:

    - itemized on the balance sheet of PT-1 as of the closing date, as liabilities due to carriers, intercompany payables and deferred tax liability;

    - for taxes for periods prior to the closing date and income taxes in connection with this sale of assets;

    - related to employee, post-employment or retiree benefits or compensation arrangements existing prior to the closing date;

    - generated by any action, lawsuit, investigation or proceeding relating to PT-1 that is pending as of the closing date of the PT-1 asset sale, or arises from the acts or omissions of PT-1 or from strict liability or liability under law or contract imposed on PT-1 or the assets being purchased by Counsel prior to the closing date, other than the liabilities for payphone compensation to the extent they are assumed by Counsel as described above; and

    - related to any deferred tax asset or PT-1's satellite offices.

REPRESENTATIONS AND WARRANTIES CONTAINED IN THE PT-1 ASSET SALE AGREEMENT

    STAR and PT-1 made representations and warranties in the PT-1 asset sale agreement regarding aspects of their businesses, financial condition, structure and other facts pertinent to the PT-1 asset sale, including:

    - corporate existence, organization, standing, authority and capitalization;

    - ownership of shares of their capital stock;

    - authorization, execution, delivery and enforceability of the PT-1 asset sale agreement and related transactions;

    - absence of violations and consents;

    - required governmental authorizations;

    - absence of pending or threatened lawsuits, or other proceedings not already disclosed in the PT-1 asset sale agreement;

    - validity of proxy statement information;

    - validity of financial statements and reports;

    - absence of material changes in business or the occurrence of certain events since December 31, 1999;

    - retirement and other employee plans and matters related to compliance with the Employee Retirement Income Security Act of 1974, as amended;

    - absence of material environmental violations, actions or liabilities;

    - real estate leases;

    - quality of title to real and personal property;

    - the filing of tax returns and payment of taxes;

    - ownership of proprietary property;

    - labor matters;

    - maintenance of adequate insurance;

    - validity of material contracts;

    - transactions with affiliated parties;

    - accounts receivable; and

    - inventory.

    Counsel made representations and warranties in the PT-1 asset sale agreement regarding:

    - corporate existence, organization and good standing;

    - authorization, execution, delivery and enforceability of the PT-1 asset sale agreement and related transactions;

    - absence of pending or threatened suits, actions, or other legal proceedings; and

    - adequate financing.

CONDUCT OF BUSINESS BEFORE COMPLETION OF THE PT-1 ASSET SALE

    Unless they obtain Counsel's prior written consent, PT-1 and STAR have agreed that until the closing date, PT-1 will conduct its business in the ordinary course, consistent with past practices. PT-1 must also use reasonable efforts to preserve its business and the goodwill of customers and other business relationships.

    PT-1 and STAR have also agreed that until the closing date PT-1 will conduct its business in compliance with specific restrictions relating to the following:

    - declaration or making of any dividend payments, intercompany payments, loans, advances and other distributions;


    - the entering into of any material contracts, except that we have agreed, along with PT-1, to make advertising expenditures with respect to our long distance services accessible through a dialed prefix in an amount not less than (a) $2 million for the fiscal quarter ending June 30, 2000, (b) $1.5 million for the month of July, 2000, (c) $1.5 million for the month of September, 2000, (d) $1 million for the month of October, 2000 and (e) $1.5 million for the month of November and the pro rata amount of $1.5 million for any portion of a month thereafter.


    - the maintenance of real and personal properties;

    - modification of leases, contracts, government licenses, permits or other authorizations or agreements;

    - the release of debts;

    - modification of accounting policies and procedures;

    - notification of any material adverse changes; and

    - the representations and warranties of PT-1.

NO OTHER NEGOTIATIONS INVOLVING THE PT-1 ASSETS

    STAR and PT-1 have agreed that they will not, and they will not permit any of their representatives or agents to, directly or indirectly take any of the following actions:

    - solicit, discuss or encourage any inquiries, offers or proposals, which constitute or are reasonably likely to lead to an acquisition proposal; or

    - accept or entertain an offer by, enter into discussions with, or provide information to any person other than Counsel concerning an acquisition proposal.

    STAR and PT-1 have also agreed that they will keep Counsel informed of any acquisition proposal.

    An "acquisition proposal" is any proposal or offer to acquire an equity interest in, or a substantial portion of, PT-1, the business of PT-1 or the assets of PT-1, whether by merger, sale of equity interests, asset purchase or other transaction, other than by the PT-1 asset sale agreement.


DESCRIPTION OF THE MANAGEMENT SERVICES AGREEMENT AMONG STAR, PT-1 AND COUNSEL



    We, along with PT-1 and Counsel intend to enter into a management services agreement under which Counsel would provide management services to us and to PT-1 pending the completion of the PT-1 asset sale. The parties have not yet determined the scope, nature or pricing of management services that will be provided.


CONDITIONS TO COMPLETION OF THE PT-1 ASSET SALE

    The obligations of each of PT-1 and Counsel to complete the PT-1 asset sale are subject to the satisfaction or waiver of the following material conditions before completion of the PT-1 asset sale:

    - no injunction or restraining order challenging the PT-1 asset sale may be pending or seriously threatened against the PT-1 asset sale;

    - the necessary regulatory approval, consents and authorizations must be obtained;

    - the waiting period applicable to the PT-1 asset sale under the Hart-Scott-Rodino Act must have terminated or expired;

    - the PT-1 asset sale agreement and the PT-1 asset sale must be approved by the requisite vote of our stockholders;

    - STAR and Counsel must have entered into a shared network services agreement and a switch partition services agreement;

    - each party must comply in all material respects with all of its material agreements and covenants required by the PT-1 asset sale agreement to be performed or complied with before completion of the PT-1 asset sale;

    - each party's representations and warranties must be true as of June 6, 2000, and as of the date of completion of the PT-1 asset sale; and

    - each party must have received the escrow agreement and the bill of sale pursuant to the PT-1 asset sale agreement.

    Counsel's obligations to complete the PT-1 asset sale are subject to the satisfaction or wavier of each of the following additional conditions before completion of the PT-1 asset sale:

    - Counsel must have received any third party consents required to transfer to Counsel all rights and benefits relating to certain material contracts and proprietary property;

    - Counsel must have received written evidence from the distributors under certain agreements that the accounts receivable on the financial statements of PT-1 are accurate, valid and fully-collectible, net of reserves set forth on such financial statements;

    - Counsel must have received from us and from PT-1 copies of our best estimates of the cash, accounts payable and accounts receivable of PT-1 as of the date of the close of the PT-1 asset sale; and

    - STAR, PT-1 and Counsel must have determined the amount of any related purchase price adjustment.

    If we waive any closing conditions, or if Counsel waives any closing conditions, we will each consider the facts and circumstances at that time and determine whether a resolicitation of proxies from stockholders is appropriate. Our board of directors will resolicit the approval of stockholders if a material closing condition is waived. A material closing condition is one that our board of directors believes a reasonable investor would consider important when deciding to approve the PT-1 asset sale.

TERMINATION OF THE PT-1 ASSET SALE AGREEMENT

    The PT-1 asset sale agreement may be terminated at any time prior to the close of the PT-1 asset sale by PT-1 or Counsel if:


    - the PT-1 asset sale has not closed by December 15, 2000, unless the failure to close is because a required regulatory approval has not been received; or


    - at any time prior to the closing of the PT-1 asset sale, there is any injunction, law, regulation, or ruling that makes consummation of the PT-1 asset sale illegal or otherwise prohibited.

    No party to the PT-1 asset sale agreement will have the right to terminate the agreement if the terminating party has failed to perform its obligations under the PT-1 asset sale agreement, unless such party obtains the prior written consent of the non-breaching party.

PAYMENT OF TERMINATION FEE

    STAR and PT-1 have agreed that PT-1 will be required to pay Counsel a termination fee of $5.85 million in cash if PT-1 fails or refuses to complete the transactions contemplated by the PT-1 asset sale agreement for any reason other than the following:

    - the failure, after good faith efforts, to obtain necessary regulatory approval for the transaction;

    - the failure, after good faith efforts by our board of directors, to obtain the approval of the PT-1 asset sale agreement by a majority of our stockholders, unless the PT-1 assets are sold to a third party within 12 months of the stockholder vote;

    - Counsel's failure to comply with the material terms and conditions of the PT-1 asset sale agreement; or

    - the mutual written consent of Counsel, PT-1 and STAR.

EXTENSION, WAIVER AND AMENDMENT OF THE PT-1 ASSET SALE AGREEMENT

    STAR, PT-1 and Counsel may by written agreement signed by all parties:

    - amend the PT-1 asset sale agreement;

    - modify any of the covenants of the PT-1 asset sale agreement; or

    - extend the time for performance of any party's obligations under the PT-1 asset sale agreement.

                                STAR LITIGATION


    On March 11, 1999, a proceeding was commenced by PT-1 by notice of petition following the election by a PT-1 stockholder to dissent from STAR's merger with PT-1 and following a demand for payment of the fair value of approximately 2,731,330 shares of PT-1 held by the stockholder. The proceeding was commenced in the Supreme Court of the State of New York. Under New York law, the PT-1 stockholder has the right to receive, in cash, the fair market value of his PT-1 shares as of the time of our acquisition of PT-1. The PT-1 stockholder is seeking damages in accordance with his appraisal rights under New York law. On July 26, 2000, the Supreme Court of the State of New York of the County of Queens issued a temporary restraining order in favor of the stockholder which prevents PT-1 from distributing any of the proceeds of the PT-1 asset sale to STAR unless PT-1 has first set aside a reserve in the amount of $37,649,800 in cash to satisfy the stockholder's claim. On August 15, 2000, the temporary restraining order was modified to reduce the required reserve to $25,000,000. By a decision dated September 11, 2000, the Supreme Court of the State of New York denied the PT-1 stockholder's motion for a preliminary injunction and vacated the existing injunction. On October 20, 2000, the PT-1 stockholder appealed the ruling of the Supreme Court of the State of New York, requested a temporary restraining order and submitted a motion for an injunction pending his appeal. The appellate court denied the PT-1 stockholder's request for a temporary restraining order, but promised a prompt decision on the injunction pending appeal. We believe that the PT-1 stockholder's claim for any amount above his pro rata share of the consideration paid by us for PT-1 is without merit and we will seek to minimize his recovery.


    From time to time, we are party to various legal proceedings, including billing disputes and collection matters and actions brought by certain terminated employees that arise in the ordinary course of business.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of the record date, October 24, 2000, by (i) each person who is known by us to own beneficially more than five percent of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all named executive officers and directors as a group.



                                                               SHARES BENEFICIALLY
                                                                     OWNED(1)
                                                              ----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER     PERCENT(2)
------------------------------------                          ---------   ----------
West Highland Capital(3)....................................  7,737,660      13.2%
Samer Tawfik(4).............................................  6,708,717      11.4%
Gotel Investments Ltd.(5)...................................  4,192,296       7.1%
DSAM Global Value Fund(6)...................................  3,163,081       5.4%
Christopher E. Edgecomb(7)..................................  4,552,956       7.8%
Mary A. Casey...............................................  1,596,613       2.7%
David Vaun Crumly(8)........................................    395,565         *
Gordon Hutchins, Jr.(9).....................................    212,260         *
John R. Snedegar(10)........................................     32,257         *
All directors and named executive officers as a group (five
  persons)(11)..............................................  6,782,151      11.5%


--------------------------

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. The address for each listed director and officer is c/o STAR Telecommunications, Inc., 223 East De La Guerra Street, Santa Barbara, California 93101. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock.


(2) Percentage of beneficial ownership is based on 58,660,082 shares of our common stock outstanding as of October 24, 2000. The number of shares of our common stock beneficially owned includes the shares issuable pursuant to stock options and warrants that are exercisable within sixty days of October 24, 2000.


(3) Represents 2,079,500 shares of our common stock held by West Highland Capital, Inc., 1,789,330 shares of our common stock held by Estero Partners, LLC, 2,079,500 shares of our common stock held by Lang H. Gerhard, 1,539,790 shares of our common stock held by West Highland Partners, L.P., and 249,540 shares of our common stock held by Buttonwood Partners, L.P., as reported by West Highland Capital, Inc. in its Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999.

(4) The number of shares of our common stock held by Samer Tawfik is as reported by Mr. Tawfik in his Schedule 13D filed with the Securities and Exchange Commission on July 7, 2000.

(5) Represents 1,397,432 shares of our common stock held by Gotel
    Investments Ltd., 1,397,432 shares of our common stock held by Global Investments Trust, and 1,397,432 shares of our common stock held by Intertrust (Guernsey) Limited, as reported by Gotel Investments Ltd. in its
    Schedule 13G filed with the Securities and Exchange Commission on February 9, 1999.

(6) The number of shares of our common stock held by DSAM Global Value Fund is as reported by DSAM Global Value Fund in its Schedule 13G filed with the Securities and Exchange Commission on July 25, 2000.


(7) Mr. Edgecomb disclaims beneficial ownership with respect to 4,100 shares of our common stock.



(8) Consists of 301,132 shares of our common stock, and 94,433 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of October 24, 2000.



(9) Consists of 3,660 shares of our common stock and 208,600 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of October 24, 2000.



(10) Consists of 12,007 shares of our common stock and 20,250 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of October 24, 2000.



(11) Consists of 6,466,368 shares of our common stock and 315,783 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of October 24, 2000.

                        PRO FORMA FINANCIAL INFORMATION


    The following Unaudited Pro Forma Condensed Financial Statements give effect to the PT-1 asset sale. The Pro Forma Condensed Statement of Operations for the year ended December 31, 1999 gives effect to the PT-1 asset sale as if the transaction occurred on January 1, 1999. The Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2000 gives effect to the PT-1 asset sale as if it had occurred on June 30, 2000. The Unaudited Pro Forma Condensed Statement of Operations for the six months ended June 30, 2000 also gives effect to the PT-1 asset sale as if it had occurred on January 1, 1999. For pro forma purposes, we have assumed that the net cash proceeds of the PT-1 asset sale will be equal to $120 million, of which $22.5 million will be placed in escrow (see note 3 below) resulting in net unrestricted cash of $97.5 million.


    The pro forma adjustments are based on currently available information and upon certain assumptions that we believe are reasonable. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Unaudited Pro Forma Condensed Financial Statements.

    The Unaudited Pro Forma Condensed Financial Statements are not necessarily indicative of the financial position of the future results of operations or results that might have been achieved if the PT-1 asset sale had been consummated as of the indicated dates. The Unaudited Pro Forma Condensed Financial Statements should be read in connection with our historical consolidated financial statements and the related notes. See "Incorporation of Certain Documents by Reference" and "Available Information."

                STAR UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 JUNE 30, 2000
                                 (IN THOUSANDS)

                                                       HISTORICAL          PT-1             PRO FORMA
                                                          STAR          ADJUSTMENTS       EXCLUDING PT-1
                                                       ----------       -----------       --------------
Cash and equivalents.................................   $ 16,844         $  (4,960)(1)       $109,384
                                                                            97,500 (2)
Short-term investments...............................      1,756                -- (1)          1,756
Accounts and notes receivable........................    161,169           (61,359)(1)        122,310
                                                              --            22,500 (3)             --
Prepaid expenses and other current assets............     46,552           (24,529)(1)         22,023
                                                        --------         ---------           --------
    Total Current Assets.............................    226,321            29,152            255,473
                                                        --------         ---------           --------
Property and equipment, net..........................    304,314           (39,934)(1)        264,380
Goodwill and other tangibles.........................    193,316          (189,348)(1)          3,968
Other assets.........................................      5,838            (1,071)(1)          4,767
                                                        --------         ---------           --------
    Total Assets.....................................   $729,789         $(201,201)          $528,588
                                                        ========         =========           ========
Short-term debt......................................   $ 88,709         $  (2,029)(1)       $ 86,680
Accounts payable.....................................    126,292           (21,785)(1)        104,507
Other accrued liabilities............................    163,182           (55,493)(1)        107,689
                                                        --------         ---------           --------
    Total Current Liabilities........................    378,183           (79,307)           298,876
Long-term debt.......................................     59,403            (4,005)(1)         55,398
Other long-term liabilities..........................     33,634              (890)(1)         32,744
                                                        --------         ---------           --------
    Total Liabilities................................    471,220           (84,202)           387,018
                                                        --------         ---------           --------
    Total Stockholders' Equity.......................    258,569          (116,999)(4)        141,570
                                                        --------         ---------           --------
    Total Liabilities and Stockholders' Equity.......   $729,789         $(201,201)          $528,588
                                                        ========         =========           ========

------------------------

 (1) Represents the historical asset and liability amounts for PT-1, including PT-1 goodwill recorded by us. It does not include certain liabilities that Counsel will not assume in connection with the PT-1 purchase. These liabilities consist primarily of income taxes, certain network operating costs and litigation matters that have been managed on a consolidated basis and historically accounted for on our balance sheet. There are no significant liabilities on PT-1's balance sheet that are not being assumed by Counsel.

 (2) Represents the net cash proceeds expected to be received from the PT-1 asset sale to Counsel, estimated as follows:

Gross purchase price........................................  $150,000
Net assets adjustment.......................................    (8,000)
Fees and expenses...........................................    (2,100)
STAR income taxes...........................................   (19,000)
Other costs.................................................      (900)
                                                              --------
    Net cash proceeds.......................................   120,000
Escrowed cash...............................................   (22,500)
                                                              --------
                                                              $ 97,500
                                                              ========

    The gross purchase price will be adjusted upward or downward if (a) the aging of PT-1's accounts receivable and accounts payable at the closing date differs materially from the related aging as of December 31, 1999, and (b) the net assets of PT-1 as of the closing date differ from $37.2 million, the net assets of PT-1 as of December 31, 1999. Net assets, as defined in the PT-1 asset purchase agreement, excludes goodwill, deferred income taxes, inter-company balances and other liabilities not included on PT-1's December 31, 1999 balance sheet and therefore not assumed by Counsel.

    Based on an analysis prepared by STAR in September 2000, there has been no material change in the aging of PT-1's accounts receivable and accounts payable during 2000, and accordingly no adjustment in purchase price is expected for this provision. Based on the net assets of PT-1 as of June 30, 2000, we expect the purchase price to be reduced by approximately
    $8.0 million.

    The $19.0 million of income taxes represents the net cash liability we expect STAR to incur as a result of the gain it will realize on the PT-1 asset sale for federal and state income tax purposes. This liability, which was calculated net of PT-1 operating loss carryforwards available to offset the tax gain, will be assumed by World Access in connection with the STAR merger.

 (3) $22.5 million will be held in escrow pursuant to an escrow agreement between STAR and Counsel. One quarter of the escrow amount of $22.5 million, less any amounts paid to Counsel in connection with indemnification claims made by Counsel, will be released to us on each six month anniversary of the closing date of the PT-1 asset sale. Counsel must pay us 100% of the escrow amount, less any amounts paid to Counsel in connection with indemnification claims made by Counsel, when the STAR merger closes and when World Access assumes STAR's and PT-1's obligations under the PT-1 asset sale agreement. We anticipate closing the STAR merger by the end of 2000 and as a result it is included as a current receivable.

 (4) Represents the assumed loss on the PT-1 asset sale.

           STAR UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       HISTORICAL          PT-1             PRO FORMA
                                                          STAR          ADJUSTMENTS       EXCLUDING PT-1
                                                       ----------       -----------       --------------
Revenues.............................................   $497,400         $(260,485)(1)       $236,915
Operating Expenses:
  Cost of services...................................    433,657          (224,354)(1)        209,303
  Selling, general and administrative expenses.......     49,142           (15,050)(1)         34,092
  Provision for doubtful accounts....................     12,413            (7,013)(1)          5,400
  Depreciation and amortization......................     26,539            (8,059)(1)         18,480
                                                        --------         ---------           --------
                                                         521,751          (254,476)           267,275
                                                        --------         ---------           --------
    Income (loss) from operations....................    (24,351)           (6,009)           (30,360)
                                                        --------         ---------           --------
Other Income (Expenses):
  Interest and other income..........................      7,819              (132)(1)          7,687
  Interest expense...................................     (7,742)              588 (1)         (7,154)
                                                        --------         ---------           --------
                                                              77               456                533
                                                        --------         ---------           --------
    Income (loss) before provision benefit for income
      taxes..........................................    (24,274)           (5,553)           (29,827)
Provision (Benefit) for Income Taxes.................     (5,706)           (1,571)(1)         (7,277)
                                                        --------         ---------           --------
Net Income (Loss)....................................    (18,568)        $  (3,982)          $(22,550)
                                                        ========         =========           ========
Basic and diluted income (loss) per share............   $  (0.32)                            $  (0.38)
                                                        ========                             ========
Weighted average shares outstanding: basic and
  diluted............................................     58,609                               58,609
                                                        ========                             ========

------------------------

 (1) Represents the historical revenue and expense amounts for PT-1 and includes the effect of PT-1 goodwill amortization recorded by us of approximately $5,094.

           STAR UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     HISTORICAL          PT-1             PRO FORMA
                                                        STAR          ADJUSTMENTS       EXCLUDING PT-1
                                                     ----------       -----------       --------------
Revenues...........................................  $1,061,774        $(445,305)(1)       $616,469
Operating Expenses:
  Cost of services.................................     925,206         (387,311)(1)        537,895
  Selling, general and administrative expenses.....     136,942          (43,773)(1)         93,169
  Provision for doubtful accounts..................      25,003           (8,059)(1)         16,944
  Depreciation and amortization....................      44,236          (14,601)(1)         29,635
                                                     ----------        ---------           --------
                                                      1,131,387         (453,744)           677,643
                                                     ----------        ---------           --------
    Income (loss) from operations..................     (69,613)           8,439            (61,174)
                                                     ----------        ---------           --------
Other Income (Expenses):
  Interest and other income........................       3,565             (335)(1)          3,230
  Interest expense.................................      (9,895)           1,281 (1)         (8,614)
                                                     ----------        ---------           --------
                                                         (6,330)             946             (5,384)
                                                     ----------        ---------           --------
    Income (loss) before provision benefit for
      income taxes.................................     (75,943)           9,385            (66,558)
Provision (Benefit) for Income Taxes...............     (12,096)           1,055 (1)        (11,041)
                                                     ----------        ---------           --------
Net Income (Loss)..................................  $  (63,847)       $   8,330           $(55,517)
                                                     ==========        =========           ========
Basic and Diluted Income (Loss) Per Share..........  $    (1.12)                           $  (0.97)
                                                     ==========                            ========
Weighted Average Shares Outstanding: Basic and
  Diluted..........................................      57,036                              57,036
                                                     ==========                            ========

------------------------

 (1) Represents the historical revenue and expense amounts for PT-1 and includes the effect of PT-1 goodwill amortization recorded by us of approximately $9,340.

        STAR NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

    Counsel will purchase all of PT-1's assets that relate to PT-1's debit card and long distance services accessible through a dialed prefix for $150.0 million in cash, subject to adjustment upward or downward to the extent that the net value of the purchased assets, less the liabilities being assumed of PT-1 as of the closing date, is greater or less than $47,589,862. Counsel will only assume some liabilities, including those liabilities itemized on PT-1's balance sheet as accounts payable and accrued expenses, accrued taxes payable, short-term debt, deferred revenue and long-term debt. On the closing date, Counsel will pay us $150.0 million in cash, subject to adjustment as indicated above and less $22.5 million which will be held in escrow pursuant to an escrow agreement between STAR and Counsel. One quarter of the escrow amount of $22.5 million, less any amounts paid to Counsel in connection with indemnification claims made by Counsel, will be released to us on each six month anniversary of the closing date of the PT-1 asset sale. Counsel must pay us 100% of the escrow amount, less any amounts paid to Counsel in connection with indemnification claims made by Counsel, when the STAR merger closes and when World Access assumes STAR's and PT-1's obligations under the PT-1 asset sale agreement.

    Based on our assumed net proceeds of the PT-1 asset sale of $120 million, we estimate a loss on disposal of approximately $117 million as if it had occurred on June 30, 2000, which has been reflected in the accompanying Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2000. We have not included the estimated loss on disposal in the accompanying Unaudited Pro Forma Condensed Statements of Operations as our objective is to show how the PT-1 asset sale might have impacted our historical statements of operations and to include the loss on the sale would distort those statements.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

    The selected financial information for each of the five years in the period ended December 31, 1999 set forth below has been derived from and should be read in conjunction with our audited consolidated financial statements. The financial information for the six month periods ended June 30, 1999 and 2000 have been derived from our unaudited consolidated financial statements, which, in the opinion of our management, include all the significant normal and recurring adjustments necessary for fair presentation of the financial position and results of operations for such unaudited periods (in thousands, except per share data).

                                                                                                                  SIX MONTHS
                                                                    YEARS ENDED DECEMBER 31,                    ENDED JUNE 30,
                                                     ------------------------------------------------------   -------------------
                                                       1995       1996       1997       1998        1999        1999       2000
                                                     --------   --------   --------   --------   ----------   --------   --------
                                                                                                                  (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues...........................................  $66,964    $283,450   $434,086   $619,220   $1,061,774   $500,478   $497,400
Operating expenses:
  Cost of services(1)..............................   50,300     244,153    374,504    523,621      925,206    441,503    433,657
  Selling, general and administrative..............   13,356      41,804     48,906     66,140      160,067     77,053     61,555
Depreciation and amortization......................      952       2,343      5,650     15,054       44,236     19,640     26,539
Loss on impairment of goodwill.....................       --          --         --      2,604           --         --         --
Merger expense.....................................       --          --        286      1,026        1,878      1,872         --
                                                     -------    --------   --------   --------   ----------   --------   --------
Total operating expenses...........................   64,608     288,300    429,346    608,445    1,131,387    540,068    521,751
                                                     -------    --------   --------   --------   ----------   --------   --------
Income (loss) from operations......................    2,356      (4,850)     4,740     10,775      (69,613)   (39,590)   (24,351)
Other income (expenses):
  Interest income..................................       65         138        464      4,469        2,192      1,675        265
  Interest expense.................................     (214)     (1,270)    (2,617)    (3,386)      (9,895)    (3,532)    (7,742)
  Legal settlements and expense....................       --        (100)    (1,653)        --           --         --         --
  Other............................................      (97)        186        208       (304)       1,373     (1,923)     7,554
                                                     -------    --------   --------   --------   ----------   --------   --------
  Income (loss) before provision for income
    taxes..........................................    2,110      (5,896)     1,142     11,554      (75,943)   (43,370)   (24,274)
Provision (benefit) for income taxes...............       66         577      2,905      9,923      (12,096)    (7,886)    (5,706)
                                                     -------    --------   --------   --------   ----------   --------   --------
Net income (loss)..................................  $ 2,044    $ (6,473)  $ (1,763)  $  1,631   $  (63,847)  $(35,484)  $(18,568)
                                                     =======    ========   ========   ========   ==========   ========   ========
Pro forma net income (loss)(unaudited)(2)..........  $   478    $ (7,416)  $ (1,958)
                                                     =======    ========   ========
Income (loss) per common share(3)
  Basic and Diluted................................  $  0.10    $  (0.27)  $  (0.06)  $   0.04   $    (1.12)  $  (0.64)  $  (0.32)
                                                     =======    ========   ========   ========   ==========   ========   ========
Pro forma income (loss) per common share
  (unaudited)(3)
  Basic and Diluted................................  $  0.02    $  (0.31)  $  (0.06)
                                                     =======    ========   ========
Weighted average number of common shares
  outstanding--basic(3)
  Basic............................................   19,916      24,076     31,101     40,833       57,036     55,541     58,609
  Diluted..........................................   19,916      24,076     31,101     42,434       57,306     55,541     58,609

                                                                   AS OF DECEMBER 31,                          AS OF JUNE 30,
                                                 -------------------------------------------------------   ----------------------
                                                   1995       1996       1997        1998        1999         1999        2000
                                                 --------   --------   ---------   ---------   ---------   ----------   ---------
                                                                                                                (UNAUDITED)
BALANCE SHEET DATA:
Working capital (deficit)......................  $(1,065)   $(10,913)  $   4,692   $  46,698   $(197,921)  $ (123,597)  $(151,862)
Total assets...................................   37,169      76,250     130,382     374,651     807,754      672,826     729,789
Total long-term liabilities, net of current
  portion......................................    2,980       8,834      14,800      33,048      96,693       41,685      93,037
Accumulated deficit............................   (6,294)    (12,077)    (13,737)    (12,106)    (75,953)     (47,590)    (94,521)
Stockholders' equity...........................    6,614       9,986      40,615     195,591     278,054      306,625     258,569

OTHER FINANCIAL DATA:
EBITDA from continuing operations(4)...........  $ 3,308    $ (2,507)  $  10,390   $  25,829   $ (25,377)  $  (19,950)  $   2,188
Cash flows (used in) provided by operating
  activities...................................    2,076      (2,847)     11,476     (12,379)     40,138       13,365      11,357
Cash flows (used in) provided by investing
  activities...................................   (1,123)    (10,403)    (31,157)   (100,986)    (58,297)     (63,331)      8,326
Cash flows (used in) provided by financing
  activities...................................     (839)     14,721      19,174     158,526        (991)      11,860     (28,728)
Capital expenditures(5)........................    2,922      14,810      26,584     147,236     150,588       56,015       5,678
North American wholesale billed minutes of
  use(6).......................................   38,106     479,681   1,034,187   1,657,523   2,129,296    1,102,804     921,885
North American wholesale revenue per billed
  minute of use(7).............................  $0.4102    $ 0.4288   $  0.3612   $  0.3145   $  0.2084   $   0.2256   $  0.1670

------------------------------

(1) Cost of services is exclusive of depreciation and amortization related to the services network which is shown separately below.

(2) The pro forma net income or loss per share assumes that STAR and CEO Telecommunications, Inc., which we acquired in a pooling of interests transaction on November 30, 1997, were C-corporations for all periods presented.

(3) See Note 2 of Notes to Consolidated Financial Statements set forth in our annual report on Form 10-K for the fiscal year ended December 31, 1999, as amended, and incorporated by reference herein, for an explanation of the method used to determine the number of shares used in computing basic and diluted income (loss) per common share and pro forma basic and diluted income (loss) per common share.

(4) EBITDA from continuing operations as used in this proxy statement is earnings (loss) before net interest expense (income), income taxes, foreign exchange gains or losses, deprecation and amortization and is presented because we believe that such information is commonly used in the telecommunications industry as one measure of a company's operating performance and historical ability to service debt. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under generally accepted accounting principles and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with generally accepted accounting principles. EBITDA, as calculated by us, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculate EBITDA in the same manner.

(5) Includes assets financed with capital leases, notes and vendor financing arrangements.

(6) Does not include wholesale billed minutes of use from T-One Corporation, a former subsidiary, prior to the year ended December 31, 1997. Includes wholesale billed minutes of use attributable to ALLSTAR Telecom, formerly known as United Digital Network, Inc., a subsidiary, for all years presented.

(7) Represents wholesale gross call usage revenue per billed minute. Amounts exclude other revenue related items such as finance charges. This data does not include wholesale billed minutes of use from T-One prior to the year ended December 31, 1997.

    The following table reconciles our income (loss) from continuing operations to EBITDA from continuing operations (in thousands):

                                                                                                            SIX MONTHS
                                                               YEAR ENDED DECEMBER 31,                    ENDED JUNE 30,
                                                 ----------------------------------------------------   -------------------
                                                   1995       1996       1997       1998       1999       1999       2000
                                                 --------   --------   --------   --------   --------   --------   --------
                                                                                                            (UNAUDITED)
Income (loss) from continuing operations.......   $2,044    $(6,473)   $(1,763)   $ 1,631    $(63,847)  $(35,484)  $(18,568)
Net interest expense (income)..................      149      1,132      2,153     (1,083)      7,703      1,857      7,477
Income tax expense (benefit)...................       66        577      2,905      9,923     (12,096)    (7,886)    (5,706)
Other..........................................       97        (86)     1,445        304      (1,373)     1,923     (7,554)
Depreciation and amortization..................      952      2,343      5,650     15,054      44,236     19,640     26,539
                                                  ------    -------    -------    -------    --------   --------   --------
EBITDA from continuing operations..............   $3,308    $(2,507)   $10,390    $25,829    $(25,377)  $(19,950)  $  2,188
                                                  ======    =======    =======    =======    ========   ========   ========

             OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING


    Our board of directors does not know of any other matters which may come before the special meeting. If any other matters are properly presented at the special meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for the 2000 annual meeting of stockholders must be received by us at our principal executive offices at 223 East De La Guerra Street, Santa Barbara, California 93101 a reasonable time before we begin to print and mail the proxy materials for our 2000 annual meeting of stockholders.

          UNAUDITED FINANCIAL STATEMENTS OF PT-1 COMMUNICATIONS, INC. (a wholly-owned subsidiary of STAR Telecommunications, Inc.)



The following unaudited financial statements have been prepared from the accounts of PT-1 Communications, Inc. ("PT-1" or "Company"), a wholly-owned subsidiary of STAR Telecommunications, Inc. ("STAR" or "Parent"). On
February 4, 1999, the Company was acquired by STAR and was accounted for by the purchase method. Accordingly, the results of operations of PT-1 have been included with STAR since the date of acquisition (February 4, 1999). On June 6, 2000, STAR entered into an agreement to sell the assets of PT-1 to Counsel Communications LLC ("Counsel") for cash proceeds of $150 million less certain liabilities. In connection with this sale, STAR has prepared the accompanying unaudited financial statements of PT-1 as of December 31, 1999 and June 30, 2000 and the related statements of operations, parent company investment and cash flows for the period from acquisition (February 4, 1999) through December 31, 1999 and the six month period ended June 30, 2000.

                           PT-1 COMMUNICATIONS, INC.



          (A WHOLLY-OWNED SUBSIDIARY OF STAR TELECOMMUNICATIONS, INC.)



                                 BALANCE SHEETS



                             (AMOUNTS IN THOUSANDS)



                                                              DECEMBER 31,   JUNE 30,
                                                                  1999         2000
                                                              ------------   --------
                                                                    (UNAUDITED)
                                       ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................    $  2,002     $  4,960
  Accounts and notes receivable, net of allowance of $25,269 and $18,539 at December 31, 1999 and June 30, 2000,
    respectively............................................      62,539       61,359
  Other receivables.........................................         222           58
  Inventory.................................................       1,088        1,189
  Prepaid expenses and other................................       2,521        3,617
                                                                --------     --------
    Total current assets....................................      68,372       71,183
                                                                --------     --------
PROPERTY AND EQUIPMENT:
  Operating equipment.......................................      37,479       37,493
  Leasehold improvements....................................       3,338        3,421
  Furniture, fixtures and equipment.........................       5,596        5,831
                                                                --------     --------
                                                                  46,413       46,745
  Less--Accumulated depreciation and amortization...........      (4,346)      (6,811)
                                                                --------     --------
                                                                  42,067       39,934
                                                                --------     --------
OTHER ASSETS:
  Goodwill, net.............................................     194,442      189,348
  Intangible assets, net....................................       1,246          748
  Other.....................................................         342          323
                                                                --------     --------
                                                                 196,030      190,419
                                                                --------     --------
    Total assets............................................    $306,469     $301,536
                                                                ========     ========
                      LIABILITIES AND PARENT COMPANY INVESTMENT

CURRENT LIABILITIES:
  Current portion of capital lease obligation...............    $  1,942     $  2,029
  Accounts payable..........................................      18,273       21,785
  Related party payable.....................................      75,157       70,252
  Accrued expenses..........................................       4,751        1,534
  Deferred revenue..........................................      35,738       35,798
                                                                --------     --------
    Total current liabilities...............................     135,861      131,398
                                                                --------     --------
LONG-TERM LIABILITIES:
  Capital lease obligation, net of current portion..........       5,042        4,005
COMMITMENTS AND CONTINGENCIES
PARENT COMPANY INVESTMENT:
  Parent company investment.................................     180,030      180,030
  Note receivable from stockholder..........................      (3,714)      (3,856)
  Accumulated deficit.......................................     (10,750)     (10,041)
                                                                --------     --------
    Total parent company investment.........................     165,566      166,133
                                                                --------     --------
    Total liabilities and parent company investment.........    $306,469     $301,536
                                                                ========     ========


           See accompanying notes to these unaudited balance sheets.

                           PT-1 COMMUNICATIONS, INC.



          (A WHOLLY-OWNED SUBSIDIARY OF STAR TELECOMMUNICATIONS, INC.)



                            STATEMENTS OF OPERATIONS



                             (AMOUNTS IN THOUSANDS)



                                                                ELEVEN MONTHS      SIX MONTHS
                                                                    ENDED             ENDED
                                                              DECEMBER 31, 1999   JUNE 30, 2000
                                                              -----------------   -------------
                                                                         (UNAUDITED)
REVENUES....................................................      $445,305          $260,485
OPERATING EXPENSES:
  Cost of services..........................................       387,311           224,354
  Selling, general and administrative expenses..............        51,832            22,062
  Depreciation and amortization.............................        14,601             8,059
                                                                  --------          --------
                                                                   453,744           254,475
                                                                  --------          --------
    Income (loss) from operations...........................        (8,439)            6,010
                                                                  --------          --------
OTHER INCOME (EXPENSES):
  Interest income...........................................           260               133
  Interest expense..........................................        (3,701)           (3,862)
  Other.....................................................            75                (1)
                                                                  --------          --------
                                                                    (3,366)           (3,730)
                                                                  --------          --------
    Income (loss) before provision (benefit) for income
      taxes.................................................       (11,805)            2,280
PROVISION (BENEFIT) FOR INCOME TAXES........................        (1,055)            1,571
                                                                  --------          --------
NET INCOME (LOSS)...........................................      $(10,750)         $    709
                                                                  ========          ========


             See accompanying notes to these unaudited statements.

                           PT-1 COMMUNICATIONS, INC.



          (A WHOLLY-OWNED SUBSIDIARY OF STAR TELECOMMUNICATIONS, INC.)



                    STATEMENTS OF PARENT COMPANY INVESTMENT



FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1999 AND SIX MONTHS ENDED JUNE 30, 2000



                             (AMOUNTS IN THOUSANDS)



                                                                   NOTE
                                                     PARENT     RECEIVABLE
                                                    COMPANY        FROM       ACCUMULATED
                                                   INVESTMENT   SHAREHOLDER     DEFICIT      TOTAL
                                                   ----------   -----------   -----------   --------
                                                                      (UNAUDITED)
Balance, February 4, 1999........................   $180,030      $(3,514)      $     --    $176,516
  Net income (loss)..............................         --           --        (10,750)    (10,750)
  Interest on note receivable from stockholder...         --         (200)            --        (200)
                                                    --------      -------       --------    --------
Balance, December 31, 1999.......................    180,030       (3,714)       (10,750)    165,566
  Net income (loss)..............................         --           --            709         709
  Interest on note receivable from stockholder...         --         (142)            --        (142)
                                                    --------      -------       --------    --------
Balance, June 30, 2000...........................   $180,030      $(3,856)      $(10,041)   $166,133
                                                    ========      =======       ========    ========


             See accompanying notes to these unaudited statements.

                            PT-1 COMMUNICATIONS INC.



          (A WHOLLY-OWNED SUBSIDIARY OF STAR TELECOMMUNICATIONS, INC.)



                            STATEMENTS OF CASH FLOWS



                             (AMOUNTS IN THOUSANDS)



                                                                ELEVEN MONTHS      SIX MONTHS
                                                                    ENDED             ENDED
                                                              DECEMBER 31, 1999   JUNE 30, 2000
                                                              -----------------   -------------
                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................      $(10,750)          $   709
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
    Depreciation and amortization...........................        14,601             8,059
    Provision for doubtful accounts.........................         8,059             7,014
    Decrease (increase) in assets:
      Accounts and notes receivable.........................       (60,227)           (5,834)
      Prepaid expenses and other............................         6,965            (1,158)
    Increase (decrease) in liabilities:
      Accounts payable......................................           513             3,512
      Related party payable.................................        86,467            (4,905)
      Accrued expenses......................................       (34,588)           (3,217)
      Deferred revenue......................................          (952)               60
                                                                  --------           -------
        Net cash provided by operating activities...........        10,088             4,240
                                                                  --------           -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................        (1,618)             (332)
                                                                  --------           -------
        Net cash used in investing activities...............        (1,618)             (332)
                                                                  --------           -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments under lines of credit..........................       (15,000)               --
  Payments under capital lease obligation...................        (6,637)             (950)
                                                                  --------           -------
        Net cash used in financing activities...............       (21,637)             (950)
                                                                  --------           -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............       (13,167)            2,958
CASH AND CASH EQUIVALENTS:
  Beginning of year.........................................        15,169             2,002
                                                                  --------           -------
  End of year...............................................      $  2,002           $ 4,960
                                                                  ========           =======


             See accompanying notes to these unaudited statements.

                           PT-1 COMMUNICATIONS, INC.



          (A WHOLLY-OWNED SUBSIDIARY OF STAR TELECOMMUNICATIONS, INC.)



                    NOTES TO UNAUDITED FINANCIAL STATEMENTS



                                 JUNE 30, 2000



(1) BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    DESCRIPTION OF BUSINESS



    PT-1 Communications, Inc. is a wholly-owned subsidiary of STAR Telecommunications, Inc., a publicly-held corporation. PT-1 is engaged in the sale of international and domestic long distance telecommunications services through the marketing of prepaid phone cards, which it manufactures and distributes on a wholesale basis, and through dial around services to residential and small business customers.



    On February 4, 1999, the Company was acquired by STAR. STAR issued 15,050,000 shares of common stock (valued at $153.6 million) and $19.5 million in cash or short-term promissory notes, made a $2 million payment to a former PT-1 shareholder and incurred merger costs of approximately $5 million for all outstanding shares of PT-1.



    The acquisition has been accounted for by the purchase method. The purchase price has been allocated to assets and liabilities based on estimates of the fair value as of the date of acquisition. Based on the allocation of the purchase price over the net assets acquired, STAR recorded goodwill of approximately $204 million. Such goodwill was pushed down to PT-1 and is being amortized on a straight-line basis over 20 years.



    REVENUE RECOGNITION AND DEFERRED REVENUE



    The Company records revenues for telecommunications sales, direct dial, prepaid calling card, and travel card long distance services at the time of customer usage.



    Sales of prepaid phone cards are made to distributors with no contractual right of return. At the time of sale, the Company becomes legally obligated to provide such service. Such sales are initially recorded as deferred revenue upon shipment and revenue is recognized in accordance with the terms of the card as the ultimate card users utilize calling time and service fees are assessed. The terms of the card refer to the rates, fees and expiration dates of the card as well as any other provisions which govern their use. The Company assesses a monthly service fee per card, commencing 30 days after the date a prepaid phone card is first used to make a telephone call by reducing the unused card balance available for calls. All prepaid phone cards sold by the Company expire upon the earlier to occur of (i) an expiration date printed on the prepaid phone card or (ii) six months after the prepaid phone card is first used. Upon expiration and cancellation of the prepaid phone card, the Company recognizes the related deferred revenue as revenue.



    COST OF SERVICES



    The primary costs associated with the provision of telecommunications services are carrier costs for transport of traffic and switch administration fees. The Company utilizes STAR as its primary long distance service provider.



    CASH EQUIVALENTS



    The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

                           PT-1 COMMUNICATIONS, INC.



          (A WHOLLY-OWNED SUBSIDIARY OF STAR TELECOMMUNICATIONS, INC.)



              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)



                                 JUNE 30, 2000



(1) BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    INVENTORY



    Inventory consists of costs of production and packaging of unsold phone cards, is valued using the average-cost method and is charged to cost of services when the cards are sold.



    PROPERTY AND EQUIPMENT AND SOFTWARE



    Property and equipment are stated at cost with depreciation and amortization provided using the straight-line method over the estimated useful lives as follows:



Operating equipment                2-25 years
Furniture, fixtures and equipment  3-7 years
Leasehold improvements             Life of lease



    Operating equipment consists of telephone switches and communications equipment utilized to route and connect calls, as well as two Indefeasible Rights of Use (IRU) in fiber optic cable systems which have been accounted for as capital leases. These IRUs were entered into with STAR, who acquired PT-l on February 4, 1999. These assets are amortized over the 20 year lives of the agreements.



    Replacements and betterments, renewals and extraordinary repairs that extend the life of the asset are capitalized; other repairs and maintenance are expensed. The cost and accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized in operations.



    INTANGIBLE ASSETS



    Intangible assets consist of a non-compete agreement, which is amortized using the straight-line method over the life of the agreement and goodwill recognized due to the Company's acquisition by STAR. Goodwill is amortized over 20 years.



    INCOME TAXES



    The Company is included in the consolidated income tax return of STAR. All income taxes are accounted for by STAR. For purposes of separate reporting, income tax provision or benefit is computed by applying the statutory tax rate to income or loss before taxes, as adjusted for permanent differences. Related income tax assets or liabilities are included as components of the related party payables due to STAR.



    USE OF ESTIMATES



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           PT-1 COMMUNICATIONS, INC.



          (A WHOLLY-OWNED SUBSIDIARY OF STAR TELECOMMUNICATIONS, INC.)



              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)



                                 JUNE 30, 2000



(1) BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    RECENTLY ISSUED ACCOUNTING STANDARDS



    In June 1998 and June 1999, the AICPA issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS No. 137, which delayed the effective date of SFAS No. 133. The Company will adopt the standard in January 2001 and is currently analyzing the statement to determine the impact, if any, on the Company's financial position or result of operations.



    CONCENTRATIONS OF RISK



    A substantial portion of the Company's accounts receivable are from independent prepaid calling card distributors. The majority of these distributors are solely providers of PT-1 calling cards, and they are small businesses with limited capital resources. At December 31, 1999 and June 30, 2000, one individual distributor represented approximately 14% of the gross receivable balance. The two largest distributors represented approximately 25% and 34% of revenues for the eleven months ended
    December 31, 1999 and the six months ended June 30, 2000, respectively.



    The Company performs ongoing credit evaluations of its customers. If the customer is deemed to carry too large a volume in relation to its credit history, the sales volume is reduced to prevent further build up of the receivable from this customer. The Company's allowance for doubtful accounts is based on current market conditions.



    The Company does not have purchases from vendors other than STAR which exceed 10% of total purchases.



    TAXES ON PREPAID CALLING CARDS



    Various jurisdictions levy taxes on telecommunications services whether provided through prepaid cards or some other means utilizing different methods and rates. The Company accrues for excise, sales and other usage based taxes on telecommunications services based on the enacted method and rate for each jurisdiction in the period usage occurs and revenue is recognized. The taxation of prepaid calling cards is evolving and is not specifically addressed by many of the states in which the Company does business. While the Company believes it has adequately provided for any such taxes it may ultimately be required to pay, certain states that enact legislation which specifically provides for taxation of such cards or may interpret certain laws in a manner resulting in additional tax liabilities.



    ADVERTISING COSTS



    Advertising costs are expensed as incurred.

                           PT-1 COMMUNICATIONS, INC.



          (A WHOLLY-OWNED SUBSIDIARY OF STAR TELECOMMUNICATIONS, INC.)



              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)



                                 JUNE 30, 2000



(2) CAPITAL LEASE OBLIGATION



    The Company finances some of its telecommunications equipment under a capital lease arrangement. Minimum future payments under this capital lease obligation at December 31, 1999 are as follows (in thousands):



                                                             CAPITAL
YEAR ENDING DECEMBER 31,                                      LEASE
------------------------                                     --------
2000.......................................................  $ 2,477
2001.......................................................    2,477
2002.......................................................    2,477
2003.......................................................      690
Remainder..................................................       --
                                                             -------
                                                               8,121
Less amount representing interest..........................   (1,137)
                                                             -------
Capital lease obligation...................................  $ 6,984
                                                             =======



(3) COMMITMENTS AND CONTINGENCIES



    OPERATING LEASES



    At December 31, 1999, the Company was committed under a noncancellable operating lease for the rental of office space for which it is also obligated to pay a pro rata portion of increases in real property taxes as additional rent.



    The Company's future minimum operating lease payments are as follows (in thousands):



                                                            OPERATING
YEAR ENDING DECEMBER 31,                                     LEASES
------------------------                                    ---------
2000......................................................   $1,416
2001......................................................    1,367
2002......................................................      743
2003......................................................      529
2004......................................................      529
Remainder.................................................    1,254
                                                             ------
                                                             $5,838
                                                             ======



    Office facility and equipment rent expense for the eleven month period ended December 31, 1999 was approximately $2,691,000.



    EMPLOYMENT AGREEMENTS



    The Company has employment agreements through December 31, 2000 with several employees and executives.

                           PT-1 COMMUNICATIONS, INC.



          (A WHOLLY-OWNED SUBSIDIARY OF STAR TELECOMMUNICATIONS, INC.)



              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)



                                 JUNE 30, 2000



(3) COMMITMENTS AND CONTINGENCIES (CONTINUED)


    LEGAL MATTERS



    On March 11, 1999, a proceeding was commenced by PT-1 by notice of petition following the election by a PT-1 stockholder to dissent from STAR's merger with PT-1 and following a demand for payment of the fair value of approximately 2,731,330 shares of PT-1 held by the stockholder. The proceeding was commenced in the Supreme Court of the State of New York. Under New York law, the PT-1 stockholder has the right to receive, in cash, the fair market value of his PT-1 shares as of the time of STAR's acquisition of PT-1. The PT-1 stockholder is seeking damages in accordance with his appraisal rights under New York law. On July 26, 2000, the Supreme Court of the State of New York of the County of Queens issued a temporary restraining order in favor of the stockholder which prevents PT-1 from distributing any of the proceeds of the PT-1 asset sale to STAR unless PT-1 has first set aside a reserve in the amount of $37,649,800 in cash to satisfy the stockholder's claim. On August 15, 2000, the temporary restraining order was modified to reduce the required reserve to $25,000,000. By a decision dated September 11, 2000, the Supreme Court of the State of New York denied the PT-1 stockholder's motion for a preliminary injunction and vacated the existing injunction. On October 20, 2000, the PT-1 stockholder appealed the ruling of the Supreme Court of the State of New York, requested a temporary restraining order and submitted a motion for an injunction pending his appeal. The appellate court denied the PT-1 stockholder's request for a temporary restraining order, but promised a prompt decision on the injunction pending appeal. STAR believes that the PT-1 stockholder's claim for any amount above his pro rata share of the consideration paid by STAR for PT-1 is without merit and STAR will seek to minimize his recovery.



    The Company is subject to litigation from time to time in the normal course of business. Although it is not possible to predict the outcome of such litigation, based on the facts known to the Company and after consultation with counsel, management believes that such litigation will not have a material adverse effect on its financial position or results of operations.



(4) RELATED PARTY TRANSACTIONS



    PT-1 is a wholly-owned subsidiary of STAR. The Company utilizes STAR as its primary long-distance service provider. These services are billed by STAR at cost. For the eleven months ended December 31, 1999 and the six months ended June 30, 2000, the Company recorded cost of sales related to these services of $164,394,000 and $184,357,000, respectively. As of December 31, 1999, and
    June 30, 2000, PT-1 had related party payables to STAR of $75,157,000 and $70,252,000, respectively.



    In addition, STAR also charged PT-1 interest in the amounts of $2,420,000 and $3,273,000 for the eleven months ended December 31, 1999 and six months ended June 30, 2000, respectively.



    During the eleven months ended December 31, 1999, PT-1 provided STAR with long distance services on a wholesale basis in the amount of $15,683,000.

                           PT-1 COMMUNICATIONS, INC.



          (A WHOLLY-OWNED SUBSIDIARY OF STAR TELECOMMUNICATIONS, INC.)



              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)



                                 JUNE 30, 2000



(5) SIGNIFICANT EVENTS



    In connection with the acquisition of PT-1 on February 4, 1999, STAR and PT-1 placed 500,000 shares of STAR common stock into escrow for issuance to certain PT-1 distributors for no consideration. As a result of subsequent negotiations, STAR entered into a distribution agreement with NY Phone Card Distributors LLC ("Distributor Co."), a partnership of distributors, on March 1, 2000. The agreement provides for a total of 400,000 shares of STAR common stock to be issued to Distribution Co. under the following arrangements: (i) 228,750 shares at the date of execution, (ii) 31,250 shares at the end of May 2000, provided that the agreement is still in effect, and (iii) 140,000 shares contingently issuable based on certain minimum purchase requirements.



    Under the agreement, the accounts receivable balances totaling $1.2 million as of March 1, 2000 were converted into interest free notes receivable due in monthly installments through January 2001.



    The agreement requires Distribution Co. to purchase a minimum of approximately $121 million of prepaid calling cards from PT-1 during the period from March 2000 through May 2001, with additional quarterly increases of three percent from June 2001 through May 2002.



    On June 6, 2000, STAR entered into an agreement to sell the assets of PT-1 to Counsel for cash proceeds of $150 million less certain liabilities. The proceeds are subject to a purchase price adjustment based on an audit of PT-1 after the sale is closed. On the closing date, Counsel will pay STAR $150 million in cash, subject to adjustment as indicated above and less $22.5 million which will be held in escrow pursuant to an escrow agreement between STAR and Counsel. One quarter of the escrow amount of $22.5 million, less any amounts paid to Counsel in connection with indemnification claims made by Counsel, will be released to STAR on each six month anniversary of the closing date of the PT-1 asset sale. Upon obtaining stockholder approval of this transaction, STAR will record a loss of approximately $117 million on this sale at closing. The agreement can be terminated by STAR or Counsel on December 15, 2000.

                                                                         ANNEX A

    ASSET PURCHASE AGREEMENT dated as of June 6, 2000 among Counsel Communications LLC, a Delaware limited liability company (the "PURCHASER"), PT-1 Communications, Inc., a New York corporation (the "SELLER" or the "COMPANY") and STAR Telecommunications, Inc., a Delaware corporation and the sole shareholder of the Seller (the "PARENT").

    WHEREAS, the Purchaser desires to purchase the Assets (as defined below) and to assume the Assumed Liabilities (as defined below) from the Seller, on the following terms and conditions;

    WHEREAS, the Seller desires to sell the Assets and to assign the Assumed Liabilities to the Purchaser (the "ASSET SALE"), on the following terms and conditions; and

    WHEREAS, the Parent is being merged (the "PARENT MERGER") into a wholly-owned subsidiary of World Access, Inc., a Delaware corporation ("WAXS") and, as a condition precedent thereto, desires that the Seller sell the Assets and assign the Assumed Liabilities.

    NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                 DEFINED TERMS

    Section 1.01 DEFINED TERMS. The following terms, not defined elsewhere in this Agreement, shall have the following meanings:

        "ASSETS" shall mean all assets and properties of the Seller and each of its Subsidiaries, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the Business by Seller (excluding the Excluded Assets), including, without limitation:

           (a) all Balance Sheet Assets;

           (b) all real property, if any, and leases of, and other interests in, real property, in each case together with all buildings, fixtures, and improvements erected thereon, including without limitation the items listed on Schedule 5.13;

           (c) all personal property and interests therein, including machinery, equipment, switches, furniture, office equipment (including without limitation computers, software codes and servers), communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property;

           (d) all raw materials, work-in-process, finished goods, supplies and other inventories;

           (e) all rights under all Contracts;

           (f) all accounts, notes and other receivables (including Liens in respect thereof, but excluding intercompany receivables);

           (g) all prepaid expenses, including but not limited to ad valorem taxes, leases and rentals;

           (h) all petty cash located at operating facilities of the Business;

           (i) all of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Assets, including, without limitation, unliquidated rights under manufacturers' and vendors warranties (excepting any of the foregoing to the extent related to Excluded Assets or Excluded Liabilities);

           (j) all Proprietary Property, including without limitation the items listed on Schedule 5.16;

           (k) all bank accounts used exclusively in the Business or in the name of the Company;

           (l) all transferable licenses, permits or other governmental authorization, including without limitation the items listed on
       Schedule 5.06 (except to the extent not transferable as indicated on such Schedule);

           (m) all books, records, files and papers, whether in hard copy or computer format, including, without limitation, engineering information, sales and promotional literature, software documentation, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and copies of any information relating to any Tax imposed on the Assets (but excluding the corporate charter, qualifications to conduct business as a foreign corporation and arrangements with agents with respect thereto, taxpayer and other identification numbers, tax returns, tax records, seals, minute books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance and existence of the Company and each Subsidiary as a corporation or other entity and any records or documents relating to any Excluded Asset or Excluded Liability, provided that the Company shall provide copies of the foregoing if reasonably requested by the Purchaser);

           (n) to the extent provided in Schedule 5.11, all assets and rights relating to Seller's employee benefit arrangements, plans or other arrangements in respect of Transferred Employees;

           (o) all rights and Contracts of the Seller and the Parent relating to the Feature Group D network; and

           (p) all goodwill associated with the Business or the Assets, together with the right to represent to third parties that the Purchaser is the successor to the Business.

        "ASSUMED LIABILITIES" shall mean only those liabilities (i) itemized on the Closing Balance Sheet as accounts payable and accrued expenses, accrued taxes payable (other than accrued taxes payable set forth as "TRANSACTION TAXES PAYABLE" with respect to any debit card sales and use tax as set forth on the general ledger of the Seller), short-term debt, deferred revenue and long-term debt; (ii) for Permitted Encumbrances to the extent specifically set forth in this Agreement; (iii) relating to actions or claims for payphone compensation but only to the extent of the amount accrued and set forth on the Closing Balance Sheet (the "PAYPHONE COMPENSATION"); and
    (iv) obligations arising after the Closing Date under the agreements, contracts, leases, licenses and other arrangements included in the Assets being acquired by the Purchaser (other than obligations or liabilities attributable to any failure by the Company or the Parent to comply with the terms of such agreements, contracts, leases, licenses and other arrangements prior to the Closing Date). Reference is hereby made to Section 3.01 for certain clarifications regarding the manner of assuming Assumed Liabilities constituting accrued taxes and accrued Payphone Compensation.

        "ASSET SALE" shall have the meaning set forth in the preamble hereto.

        "BALANCE SHEET" shall mean the balance sheet of the Company as of December 31, 1999.

        "BALANCE SHEET ASSETS" shall mean all of the assets set forth on the Closing Balance Sheet other than the Excluded Assets, including, without limitation: current assets (cash and cash equivalents, short-term investments, gross trade accounts receivable, allowance for doubtful accounts, due from carriers, inventory and prepaid expenses), investments, operating equipment, furniture and equipment, leasehold improvements, accumulated depreciation, deposits, officer loans receivable, intangible assets, Star cable asset and deferred offering costs.

        "BASE NET ASSETS" shall have the meaning set forth in Section 2.04(a).

        "BUSINESS" shall mean the debit-card and dial-around telecom businesses of the Company and its Subsidiaries.

        "BUSINESS CORPORATION LAW" shall mean the New York Business Corporation Law.

        "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in New York City.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        "CLOSING" shall mean the closing of the Asset Sale contemplated by this Agreement.

        "CLOSING BALANCE SHEET" shall have the meaning set forth in
    Section 2.03(b).

        "CLOSING DATE" shall mean the date of Closing.

        "COMPANY TAXES" shall mean all federal, state, local, foreign or other governmental income, excise, franchise, payroll, F.I.C.A., unemployment, withholding, real property, personal property, sales, payroll, disability and all other taxes imposed on the Company or any Subsidiary or with respect to any of their respective properties, or otherwise payable by them, including interest and penalties, if any, in respect thereof.

        "CONTRACTS" shall mean all contracts, agreements, leases, licenses (other than regulatory licenses and licenses set forth in the definition of Proprietary Property), commitments, sales and purchase orders and other instruments, including without limitation the items listed on
    Schedule 5.19.

        "DAYS ACCOUNTS PAYABLE AND RECEIVABLE" shall mean, for any period
    (i) the days accounts payable of the Seller for such period (calculated by multiplying (x) the quotient of (A) accounts payable at the end of such period divided by (B) net purchases for such period by (y) the number of days in such period) and (ii) the days accounts receivable of the Seller for such period (calculated by multiplying (x) the quotient of (A) net accounts receivable at the end of such period divided by (B) net sales for such period by (y) the number of days in such period); provided that any adjustment to the accounts receivable of the Seller as a result of any credit or settlement of the Seller with its distributor TSI shall not affect the foregoing calculation of days accounts receivable.

        "DEFERRED TAX ASSETS" shall mean those assets itemized on the Closing Balance Sheet under the line item "DEFERRED TAX ASSET."

        "ENCUMBRANCES" shall mean all liens (including liens for Company Taxes), mortgages, security interests, charges, claims, leases, survey exceptions, options, rights of first refusal or first offer, easements, restrictions, rights-of-way or other similar encumbrances of any nature whatsoever.

        "ESCROW AMOUNT" shall mean $22,500,000.

        "EXCLUDED ASSETS" shall mean (i) the Deferred Tax Assets; and (ii) all real property leases, employees and other obligations with respect to the Satellite Offices.

        "EXCLUDED LIABILITIES" shall mean each and every liability and obligation of the Seller except for the Assumed Liabilities, including, without limitation:

           (a) any obligation or liability for Company Taxes with respect to periods prior to the Closing Date (except to the extent expressly included in the Assumed Liabilities and accrued on the Closing Balance Sheet) and/or Company Income Taxes in connection with the transaction contemplated hereby (provided that, for the avoidance of doubt, the Purchaser shall pay the sales and transfer taxes contemplated by
       Section 11.01);

           (b) any liabilities or obligations relating to employee, post-employment or retiree benefits or compensation arrangements existing on or prior to the Closing Date, including, without limitation, any liabilities or obligations under any of Seller's employee benefit agreements, plans or other arrangements listed on Schedule 5.11 and any retention bonus payments in respect of the transactions contemplated hereby;

           (c) all obligations and liabilities arising from any action, suit, investigation, or proceeding relating to or arising out of the Business or the Assets that are pending on the Closing Date, or arise from the acts or omissions of Seller, or strict liability or liability under law or contract imposed on Seller, prior to the Closing Date, against Seller or any Asset before any court or arbitrator or any governmental body, agency or official, including but not limited to any liability under any Environmental Law and/or any and all litigation listed on Schedule 5.07 or arising after the Closing Date but relating to actions of the Business prior to the Closing Date (but excluding the Payphone Compensation only to the extent accrued and set forth on the Closing Balance Sheet); and

           (d) any liability or obligation relating to an Excluded Asset.

        "GAAP" means generally accepted accounting principles as in effect in the United States from time to time; provided that for comparative purposes any reference to GAAP shall require consistent application.

        "INCOME TAXES" shall mean all Company Taxes on or measured by net income, gross profits or net profits, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, domestic or foreign.

        "INDEPENDENT PUBLIC ACCOUNTANTS" shall mean Arthur Andersen LLP.

        "INDEPENDENT THIRD PARTY" shall mean any nationally recognized accounting firm jointly selected by the Purchaser and the Parent.

        "NET ASSETS" shall have the meaning set forth in Section 2.03(b).

        "PERMITTED ENCUMBRANCES" shall mean, to the extent applicable, Encumbrances which (a) are liens for Company Taxes not yet due and payable or (b) are liens such as materialsman and workman liens for work not yet due and payable which do not, individually or in the aggregate, materially detract from the value of the individual property or Asset subject thereto or interfere with the present or future use or disposition thereof.

        "PERSON" shall mean any natural person, corporation, association, partnership, joint venture or other entity.

        "PROPRIETARY PROPERTY" shall mean all trade names, trademarks, service marks, copyrights, trade names, brand names, software and proprietary and other technical information, including all contracts, agreements and licenses relating thereto, owned by the Company or the Subsidiaries or in which any of them has any rights.

        "REQUIRED REGULATORY APPROVALS" shall have the meaning set forth in
    Section 7.03.

        "SATELLITE OFFICES" shall mean those certain satellite distribution centers operated by the Company and, not less than 10 days prior to Closing, identified and requested by the Purchaser to be closed at the Seller's expense.

        "SUBSIDIARY" shall mean all direct and indirect domestic and foreign subsidiaries of the Company.

        "TRANSFERRED EMPLOYEES" shall mean all employees of the Seller transferred to the Purchaser as described in Section 2.07.

    Section 1.02 ACCOUNTING TERMS. Any accounting terms used in this Agreement shall, unless otherwise specifically provided, have the meanings given them in accordance with, and all financial computations hereunder shall, unless otherwise specifically provided, be computed in accordance with GAAP.

    Section 1.03 OTHER RULES OF CONSTRUCTION. References in this Agreement to sections, schedules and exhibits are to sections of, and schedules and exhibits to, this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The word "OR" is not exclusive. The words "INCLUDING", "INCLUDES", "INCLUDED" and "INCLUDE", when used, are deemed to be followed by the words "WITHOUT LIMITATION".

                                   ARTICLE II
                               PURCHASE AND SALE

    Section 2.01 PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, the Seller agrees to, and to cause each of its Subsidiaries to, sell, assign, transfer, convey and deliver the Assets to the Purchaser or its designated affiliates, and the Purchaser agrees to purchase and accept the Assets from the Seller and such Subsidiaries, on the Closing Date.

    Section 2.02 DELIVERY OF INSTRUMENTS OF TRANSFER. (a) On the Closing Date, the Seller and each of its relevant Subsidiaries shall deliver to the Purchaser such specific assignments, bills of sale, endorsements, leases and other good and sufficient instruments of conveyance and transfer, in form and substance satisfactory to the Purchaser, the Seller and their respective counsel, as shall be reasonably requested by the Purchaser to effectively vest in the Purchaser title to all the Assets, including, but not limited to the bill of sale and assignment and assumption agreement (including, without limitation, appropriate assignments of trademarks, copyrights and patents, if applicable), dated the Closing Date, substantially in the form of Exhibit A (the "BILL OF SALE") (provided that, for the avoidance of doubt, the third-party consents set forth on Schedule 8.05 shall be the only third-party consents with respect to Material Contracts required for Closing, provided further that the Seller and the Parent shall use best efforts consistent with Section 2.02(b) to obtain any other third-party consents following Closing). Simultaneously with the delivery of such instruments and agreements, the Parent and Seller shall put the Purchaser in actual possession and operating control of the Assets, free and clear of all Encumbrances, except Permitted Encumbrances.

    (b) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Asset or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of such Asset or in any way adversely affect the rights of the Purchaser or the Seller thereunder. The Purchaser, the Seller and the Parent shall use their best efforts (but without the payment of money by the Seller, the Parent or the Purchaser) to obtain the consent of the other parties to any such Asset or claim or right or any benefit arising thereunder for the assignment thereof to the Purchaser as the Purchaser may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of the Seller thereunder so that the Purchaser would not in fact receive all such rights, the Seller, the Parent and the

Purchaser shall cooperate in a mutually agreeable arrangement under which the Purchaser would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sublicensing, or subleasing to the Purchaser, or under which the Seller would enforce for the benefit of the Purchaser, with the Purchaser assuming the Seller's obligations, any and all rights of the Seller against a third party thereto. The Seller and the Parent shall promptly pay to the Purchaser when received all monies received by the Seller or the Parent under any Asset or any claim or right or any benefit arising thereunder.

    Section 2.03 PURCHASE PRICE; ESCROW AMOUNT. (a) The consideration (the "PURCHASE PRICE") to be paid to the Parent by the Purchaser for the Assets shall be $150,000,000, which shall be paid, less the Escrow Amount and the Closing Reduction Amount (if any), on the Closing Date in cash by wire transfer of immediately available funds to a bank account of the Seller designated by the Seller to the Purchaser in writing not less than two Business Days prior the Closing. The Purchase Price is subject to adjustment as set forth in
Section 2.03(b) and Section 2.04. On the Closing Date the Purchaser shall deposit the Escrow Amount into escrow pursuant to a mutually agreed-upon escrow agreement (the "ESCROW AGREEMENT"). The Escrow Amount, less any amounts thereof that are subject to, or previously paid to the Purchaser in respect of, claims for indemnification by the Purchaser hereunder, shall be released to the Seller as to 25% thereof on each 6-month anniversary of the Closing; provided that 100% of the Escrow Amount, less any amounts thereof that are subject to, or previously paid to the Purchaser in respect of, claims for indemnification that have been made by the Purchaser under this Agreement, shall be released to the Seller upon the closing of the Parent Merger and the express written assumption by Waxs of the Seller's and the Parent's indemnification and other obligations hereunder.

    (b) (i) Five Business Days prior to Closing the Parent and the Seller shall deliver to the Purchaser their best estimate of the cash, accounts payable and accounts receivable (together with an estimate of sales and purchases of the Company for the thirty days prior to Closing and such information reasonably necessary for the Purchaser to evaluate all of the foregoing items) (the "ESTIMATED CLOSING STATEMENT") of the Company as of such date. During the three Business Days commencing with the delivery of the Estimated Closing Statement the parties shall, together with their respective accountants, work together to agree upon the calculation set forth in the Estimated Closing Statement and whether the Days Accounts Payable and Receivable for the 30 days prior to Closing vary materially from the Days Accounts Payable and Receivable for the 30 days prior to December 31, 1999. If the parties reach agreement as to the foregoing calculation and agree that the respective Days Accounts Payable and Receivable for the foregoing periods vary materially, the Purchase Price shall be automatically reduced to the extent such variance would result in lower accounts receivable being purchased and/or higher accounts payable being assumed by the Purchaser, such reduction to be calculated based on the accounts receivable and accounts payable of the Seller that would have existed at Closing had such variance not existed, and such amount shall be deemed the "CLOSING REDUCTION AMOUNT". If the parties are unable to reach agreement by the date that is two Business Days prior to Closing, the parties shall submit the matter for resolution by an Independent Third Party, together with the parties' respective calculations. The Independent Third Party shall be instructed to render its determination of the correct Estimated Closing Statement and the amount, if any, by which the Purchase Price should be reduced (such amount then being deemed the "CLOSING REDUCTION AMOUNT") within such two Business Day period and by Closing, and such determination shall be binding on the parties at Closing. The costs and expenses of the Independent Third Party hereunder shall be borne equally by the parties hereto.

        (ii) As promptly as practicable, but no later than 60 days, after the Closing Date, the Parent will cause to be prepared and delivered to the Purchaser the Closing Balance Sheet (as defined below), and a certificate signed by the Controller or Chief Financial Officer of Seller based on such Closing Balance Sheet setting forth the Parent's calculation of Net Assets (as defined below).

    The Closing Balance Sheet (the "CLOSING BALANCE SHEET") shall (x) fairly present the Assets and Assumed Liabilities as at the close of business on the Closing Date in accordance with GAAP applied on a basis consistent with those used in the preparation of the Balance Sheet, any (y) include line items substantially consistent with those in the Balance Sheet. "NET ASSETS" shall mean an amount equal to (i) the Assets minus (ii) the Assumed Liabilities.

    (c) If the Purchaser disagrees with the Parent's calculation of Net Assets delivered pursuant to Section 2.03(b)(ii) the Purchaser may, within 60 days after delivery of the documents referred to in Section 2.03(b)(ii), deliver a notice to the Parent disagreeing with such calculation and setting forth the Purchaser's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which the Purchaser disagrees.

    (d) If a notice of disagreement shall be duly delivered pursuant to
Section 2.03(c), the Purchaser and the Parent shall, during the 30 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Net Assets, which amount shall not be more than the amount thereof shown in the Parent's calculations delivered pursuant to Section 2.03(b)(ii) nor less than the amount thereof shown in the Purchaser's calculation delivered pursuant to Section 2.03(c). If during such period, the Purchaser and the Parent are unable to reach such agreement, they shall promptly thereafter cause the Independent Third Party promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Net Assets. In making such calculation, the Independent Third Party shall consider only those items or amounts in the Closing Balance Sheet or the Parent's calculation of Net Assets as to which the Purchaser has disagreed as specified in the notice delivered pursuant to Section 2.03(c). The Independent Third Party shall deliver to the Purchaser and the Parent, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the Purchaser and the Parent and the Seller. The cost of such review and report shall be borne
(i) by the Parent if the difference between Final Net Assets (as defined in Section 2.04(a)) and Net Assets as set forth in the Parent's calculation of Net Assets delivered pursuant to Section 2.03(b)(ii) is greater than the difference between Final Net Assets and Net Assets as set forth in the Purchaser's calculation of Net Assets delivered pursuant to Section 2.03(c), (ii) by the Purchaser if the first such difference is less than the second such difference and (iii) otherwise equally by the Purchaser and the Parent.

    (e) The Purchaser, the Parent and the Seller agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Net Assets and in the conduct of the audits and reviews referred to in this Section 2.03, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

    Section 2.04 ADJUSTMENT OF PURCHASE PRICE. (a) If Base Net Assets exceeds Final Net Assets, the Parent shall pay to the Purchaser, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.04(b), the amount of such excess. If Final Net Assets exceeds Base Net Assets, the Purchaser shall pay to the Parent, in the manner and with interest as provided in Section 2.04(b), the amount of such excess. "BASE NET ASSETS" means $47,589,862 (i.e., the sum of (i) $37,223,490 plus (ii) $10,366,372), and has been calculated as set forth on Schedule 2.04(a). "FINAL NET ASSETS" means Net Assets (i) as shown in the Parent's calculation delivered pursuant to
Section 2.03(b) if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.03(c); or (ii) if such a notice of disagreement is delivered, (A) as agreed by the Purchaser and the Parent pursuant to
Section 2.03(d) or (B) in the absence of such agreement, as shown in the Independent Third Party's calculation delivered pursuant to Section 2.03(d); provided that in no event shall Final Net Assets be more than the Parent's calculation of Net Assets delivered pursuant to Section 2.03(b) or less than the Purchaser's calculation of Net Assets delivered pursuant to Section 2.03(c); and provided further that the Parent shall receive a credit for any payments to be made by it under this Section 2.04(a) of up to $10,366,372 (the amount of transaction taxes payable in respect of debit-card sales and use taxes included in the Balance Sheet and not assumed by the Purchaser), it being understood that (x) the Closing Reduction Amount shall be recalculated pursuant to the terms hereof and any increase thereto shall reduce Final Net Assets dollar for dollar to the extent of such increase and the foregoing credit shall not be applied against any such reduction, (y) any decrease in the Closing Reduction Amount pursuant to such recalculation shall increase Final Net Assets dollar for dollar to the extent of such decrease (but not above the original Closing Reduction Amount determined at Closing) and (z) any unused portion of such credit shall not be applied against any other payments to be made by the Seller or the Parent under any other provision of this Agreement.

    (b) Any payment pursuant to Section 2.04(a) shall be made at a mutually convenient time and place within 10 days after Final Net Assets has been determined by delivery by the Purchaser or the Parent, as the case may be, of a certified or official bank check payable in immediately available funds to the other party or by causing such payments to be credited by wire transfer to such account of such other party as may be designated by such other party.

    (c) Notwithstanding anything in this Agreement to the contrary, the Purchaser, the Parent and the Seller agree that the Purchase Price shall not be adjusted in connection with, and the Purchaser shall not have the right to disagree with, the financial accounting used by the Company with respect to the two DS-3s on undersea cable Atlantic Crossing--1 ("AC-1").

    Section 2.05 THE CLOSING. The Closing shall take place at 10:00 a.m. at the offices of Wollmuth Maher & Deutsch LLP, 500 Fifth Avenue, New York, New York 10110, as soon as possible after all Required Regulatory Approvals are obtained, but in no event later than 5 Business Days after satisfaction of the conditions set forth in Articles VIII and IX, or at such other time or place as may be mutually agreed by the parties.

    Section 2.06 FURTHER ASSURANCES. From and after the Closing, upon written request from any party to this Agreement, the requested party shall execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required to sell, assign, transfer, convey and deliver the Assets to the Purchaser and for the Purchaser to assume the Assumed Liabilities and the Seller to retain the Excluded Liabilities.

    Section 2.07 EMPLOYEES. As of the Closing Date, the Purchaser shall hire (or make offers to hire) all or substantially all of the Seller's employees as employees of the Purchaser (the "TRANSFERRED EMPLOYEES"). The Purchaser shall take all such reasonable actions as are necessary to allow the Transferred Employees, as of the Closing Date and to the extent such employees are eligible, to participate in the benefit programs of the Purchaser, and shall use reasonable efforts to ensure that such benefit plans are substantially similar to those of the Seller.

                                  ARTICLE III
                           ASSUMPTION OF LIABILITIES

    Section 3.01 ASSUMED LIABILITIES; MANNER OF ASSUMPTION OF ACCRUED TAXES AND ACCRUED PAYPHONE COMPENSATION. In addition to the payment of the Purchase Price, the Purchaser shall, subject to the provisions hereof, assume at the Closing the Assumed Liabilities. Notwithstanding any provision in this Agreement or any other writing to the contrary, the Purchaser is assuming only the Assumed Liabilities and is not assuming the Excluded Liabilities including any other liability or obligation of Seller (or any predecessor of Seller or any prior owner of all or part of its businesses and assets) of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller. The parties hereto acknowledge and agree that any Assumed Liabilities constituting accrued taxes payable and accrued Payphone Compensation shall remain primarily obligations of the Seller subject to reimbursement, or payment on the Seller's behalf, by the Purchaser upon its receipt from the Seller of evidence reasonably satisfactory to the Purchaser that such amounts are required to be paid (i.e., the Purchaser shall not, without limitation, be required to file any tax returns or be named a party to any litigation or other proceedings).

    Section 3.02 BILL OF SALE. On the Closing Date, the Purchaser shall execute and deliver to the Seller the Bill of Sale.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PARENT

    The Parent represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

    Section 4.01 OWNERSHIP AND TITLE TO THE SHARES. The Parent is the record and beneficial owner of 100% of the shares of the Common Stock (as defined below) and has good and valid title in and to such securities.

    Section 4.02 CORPORATE ORGANIZATION; SUBSIDIARIES. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and, except as set forth on Schedule 4.02 (which exceptions shall remain indemnifiable obligations of the Parent), is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed, in the aggregate, would have a Company Material Adverse Effect (as defined below). True and correct copies of the Certificate of Incorporation and the Bylaws of the Parent have been delivered or made available to the Purchaser.

    Section 4.03 AUTHORITY RELATIVE TO AGREEMENT. The Parent has the full power and authority to execute this Agreement and the other transactions contemplated on its part hereby. The Parent has taken, or prior to the Closing will have taken, all steps (including obtaining any necessary shareholder action) that may be necessary to duly authorize the execution and delivery by the Parent of this Agreement and the consummation of the transactions contemplated on its part hereby, and no other action on the part of the Parent (other than the obtaining of shareholder approval, which shall be sought prior to Closing) is necessary to authorize the execution and delivery of this Agreement by the Parent or the consummation of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by the Parent, and constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. Each other agreement to be executed in connection with this Agreement by the Parent on or prior to the Closing Date will be duly executed and delivered by the Parent and will constitute a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

    Section 4.04 NO VIOLATIONS OR CONSENTS. The execution, delivery and performance of this Agreement by the Parent and the consummation of the transactions contemplated hereby will not (i) materially violate, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of the Parent pursuant to any provision of any contract to which the Parent is bound, or (ii) materially violate or conflict with any law, rule, regulation, permit, ordinance or regulation applicable to the Parent or by which any property or asset of the Parent is bound or affected.

    Section 4.05 PROXY STATEMENT; OTHER INFORMATION. The information supplied or to be supplied in writing by the Parent specifically for inclusion in the proxy materials relating to the Asset Sale which shall constitute part of the joint proxy statement and prospectus in connection with the stockholders meeting for the Parent and Waxs (such proxy statement and prospectus, as amended or supplemented, the "PARENT PROXY STATEMENT") and any other documents to be filed with the Securities and Exchange Commission (the "SECURITIES AND EXCHANGE COMMISSION") or any other regulatory agency in connection with the transactions contemplated hereby will, at the respective times such documents are filed, or, as applicable, declared effective, and on the effective time, and, with respect to the Parent Proxy Statement, when first published, sent or given to stockholders of the Parent, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein relating to the Asset Sale not misleading or, in the case of the Parent Proxy Statement or any amendment thereof or supplement thereto, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting relating to the Asset Sale.

                                   ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PARENT

    The Company and the Parent jointly and severally represent and warrant to the Purchaser as of the date hereof and as of the Closing Date as follows:

    Section 5.01  CORPORATE ORGANIZATION; SUBSIDIARIES.

        (a) ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed, in the aggregate, would have a material adverse effect on the financial condition, results of operations, business or properties of the Company and its Subsidiaries (as defined below), taken as a whole (a "Company Material Adverse Effect"). True and correct copies of the Certificate of Incorporation and the Bylaws of the Company and each Subsidiary have been delivered or made available to the Purchaser.

        (b) SUBSIDIARIES. Schedule 5.01(b) contains a true and complete list of all of the Subsidiaries, listing the name and jurisdiction of incorporation or organization of each such Subsidiary. Except as set forth on Schedule 5.01(b), each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has the corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by such Subsidiary and to carry on its business as now being conducted by such Subsidiary, is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction set forth on Schedule 5.01(b), which are all of the jurisdictions in which the failure so to qualify would have a Company Material Adverse Effect. The Company owns the requisite amount of the issued and outstanding capital stock of each Subsidiary, free and clear of any and all Encumbrances except as set forth on
    Schedule 5.01(b), necessary to cause the transfer by the Subsidiaries to the Purchaser of any Assets held by them without the consent of any third party, except as set forth on Schedule 5.05. The Company does not own, directly or indirectly, any stock, partnership interest, joint venture interest or other security, investment or interest in any other corporation, organization or entity, other than the Subsidiaries.

    Section 5.02 CAPITAL STOCK. As of the date hereof, the authorized capital stock of the Company consists in its entirety of 1,000 shares of common stock, par value $.001 per share (the "COMMON STOCK") of which 1,000 shares are issued and outstanding. Except as set forth in this Section 5.02, there are no voting trusts or other outstanding securities of the Company entitled to vote on the Asset Sale.

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
    Section 5.03  RESERVED.

    Section 5.04 AUTHORITY RELATIVE TO AGREEMENT. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Asset Sale and the other transactions contemplated on its part hereby. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors and the Parent, as the sole stockholder of the Company, such authorization being in compliance with the provisions of
Section 909 of the Business Corporation Law, and no other corporate proceeding on the part of the Company or, except for the stockholder vote of the Parent, the Parent is necessary to authorize the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. Each other agreement to be executed in connection with this Agreement by the Company on or prior to the Closing Date will be duly executed and delivered by the Company, and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

    Section 5.05  NO VIOLATIONS OR CONSENTS.  Except as set forth on
Schedule 5.05, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not
(i) violate or conflict with any provision of any charter or bylaws of the Company or any Subsidiary, (ii) require the consent, waiver, approval, license or authorization of or any filing by the Company or any Subsidiary with any third party or public authority (other than (a) the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), (b) in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Communications Act of 1934, as amended (the "COMMUNICATIONS ACT") and the rules and regulations arising thereunder, the Business Corporation Law or the "PUBLIC UTILITIES" laws of various states, (iii) violate, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of the Company or any Subsidiary pursuant to any provision of any Material Contract (as defined below), lien, order, judgment or decree to which any such party is subject or by which the Company or any Subsidiary or any of their property or assets is bound, or (iv) violate or conflict with any law, rule, regulation, permit, ordinance or regulation applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected except, in each of the instances set forth in items (i) through
(iv) above, where failure to give such notice, make such filings, or obtain such authorizations, consents or approvals, or where such violations, conflicts, breaches or defaults, in the aggregate, would not have a Company Material Adverse Effect.

    Section 5.06  GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS.  Set forth on
Schedule 5.06 is a true and complete list of all material governmental licenses, franchises, permits and other authorizations, including without limitation any and all licenses issued to the Company or any Subsidiary by the United States Federal Communications Commission (the "FCC"), by state public utilities commissions and by all applicable foreign telecommunications regulatory entities (the "FOREIGN AGENCIES") ("COMPANY PERMITS") held by the Company and the Subsidiaries. Such Company Permits are all governmental licenses, franchises, permits and other authorizations necessary to the conduct of the business of the

Company and the Subsidiaries as presently conducted. Such Company Permits are valid and in full force and effect and the Company knows of no threatened suspension, cancellation or invalidation of any such Company Permit. Except as set forth on Schedule 5.06, the Company has not received notice from any of the FCC, any state public utilities commissions or any Foreign Agencies of any complaint filed therewith concerning the Company, its operations or services and, to the best knowledge of the Company and the Parent, there is no reasonable basis for the filing of any such complaint. Neither the Company nor any Subsidiary is in conflict with, or is in default or violation of, any tariffs, law, rule, regulation, order, judgment, Company Permit, ordinance, regulation or decree applicable to the Company or any Subsidiary or by which any property or asset of either of them is bound or affected, except where such conflicts, defaults or violations, in the aggregate, would not have a Company Material Adverse Effect.

    Section 5.07 LITIGATION. Except as set forth on Schedule 5.07 hereto, there are no actions, proceedings, claims, complaints, grievances, unfair labor practice complaints or investigations (collectively, "ACTIONS") pending or, to the best knowledge of the Company and the Parent, threatened against the Company or the Parent or any of the assets or properties of the Company before any court or governmental or regulatory authority or body or arbitrator, which, if such Action were determined adversely to the Company, would have, individually or in the aggregate, a Company Material Adverse Effect. There are no Actions pending or, to the best knowledge of the Company and the Parent, threatened against the Company or the Parent challenging the validity or propriety of the transactions contemplated by this Agreement. Except as set forth on Schedule 5.07 (which exceptions will not result in a Company Material Adverse Effect), none of the assets, property or other rights of the Company or any Subsidiaries thereof is subject to any order, judgment, injunction, writ or decree, which would have, individually or in the aggregate, a Company Material Adverse Effect.

    Section 5.08 FINANCIAL STATEMENTS AND REPORTS; MATERIAL LIABILITIES; PROJECTIONS.

        (a) FINANCIAL STATEMENTS AND REPORTS. The Company's audited balance sheets and its audited statements of operations, stockholder's equity and cash flows as of and for the fiscal years ended March 31, 1998 and December 31, 1999 (the "AUDITED FINANCIALS"), as well as the Company's unaudited balance sheet and unaudited statements of operations (the "MARCH STATEMENT OF OPERATIONS"), as of and for the quarter ended March 31, 2000 (collectively with the Audited Financials, the "COMPANY FINANCIAL STATEMENTS") were prepared from and are in accordance with the books and records of the Company and were prepared in accordance with GAAP applied on a consistent basis and (except as may be indicated therein or in the notes thereto) present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated; provided that the March Statement of Operations is subject to normal year-end adjustments and lacks footnotes and other presentations.

        (b) MATERIAL LIABILITIES. Except as set forth on the Balance Sheet or disclosed in the notes thereto, the Company has no material liabilities or obligations (whether fixed, accrued, contingent or otherwise, but not including the Excluded Liabilities) that are not fully reflected or provided for on, or disclosed in the notes to, the Company Financial Statements, except for (i) liabilities in the ordinary course of business that could not be reasonably expected to have a Company Material Adverse Effect or
    (ii) liabilities incurred in the ordinary course of business that are not required by GAAP to be reflected thereon and which, individually and in the aggregate, are not material.

    Section 5.09  ABSENCE OF CERTAIN CHANGES.  Except as set forth on
Schedule 5.09 or as otherwise expressly permitted under this Agreement, since December 31, 1999, the Company has conducted its business in the ordinary course and there has not been any:

        (a) material adverse change in the financial condition, assets, liabilities, business or results of operations of the Company or any Subsidiary;

        (b) addition to or modification of employee benefits plans, arrangements or practices, other than in the ordinary course of business;

        (c) sale, assignment or transfer of any of the material assets of the Company or any Subsidiary, other than in the ordinary course of business, consistent with past practice;

        (d) cancellation of any indebtedness owed to the Company in an aggregate amount greater than Seventy-five Thousand Dollars ($75,000), or waiver of any rights of similar value to the Company relating to any of its business activities or properties, other than in the ordinary course of business;

        (e) material amendment, cancellation or termination of any Material Contract, other than in the ordinary course of business, consistent with past practice;

        (f) any material breach of, or default under, any Material Contract by the Company or any Subsidiary;

        (g) change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or results of operations;

        (h) material revaluation by the Company or any Subsidiary of its assets, including without limitation, any material write-offs, material increases in any reserves or any material write-up of the value of inventory, property, equipment or any other asset;

        (i) material damage, destruction or loss (if not covered by insurance) affecting any office or other facility maintained by the Company or any other material asset of the Company and resulting in a loss in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000);

        (j) Encumbrance with respect to any assets of the Company or any Subsidiary, except Permitted Encumbrances;

        (k) declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) with respect to any shares of Common Stock, or any redemption, purchase or other acquisition of any of such shares, or any other payment to the stockholders of the Company with respect to the shares of Common Stock held thereby other than intercompany payments in the ordinary course of business consistent with past practices;

        (l) issuance by the Company of, or commitment by it to issue, any shares of Common Stock or other equity securities or any securities convertible into or exchangeable or exercisable for shares of the Common Stock or other equity securities;

        (m) indebtedness for borrowed money incurred by the Company or any Subsidiary or any commitment to incur indebtedness for borrowed money entered into by the Company or any Subsidiary, or any loans made or agreed to be made by the Company, including without limitation, any loans made to any of the Company's executive officers;

        (n) incurrence of other liabilities by the Company or any Subsidiary involving an aggregate amount in excess of One Hundred Fifty Thousand Dollars ($150,000) or more, except in the ordinary course of business, or any material increase or change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves;

        (o) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practice, of liabilities reserved against in the Financial Statements or of liabilities incurred in the ordinary course of business, consistent with past practice, since such date or of other liabilities involving Fifty Thousand Dollars ($50,000) or less individually and One Hundred Fifty Thousand Dollars ($150,000) or less in the aggregate;

        (p) increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee or any severance or termination pay, except for increases in the ordinary course of business, consistent with past practice or as required by law or any existing agreement;

        (q) granting of any bonus, incentive compensation, service, award or other like benefit to any officer or employee except in accordance with plans or arrangements disclosed on Schedule 5.11; or

        (r) other event or condition of any character which in any one case or in the aggregate could be reasonably expected to have a Company Material Adverse Effect.

    Section 5.10 BENEFIT PLANS. Except as disclosed on Schedule 5.10, the Company does not have outstanding any employment agreement with any officer or employee of the Company or any Subsidiary or any bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock bonus, stock purchase, savings, severance, salary continuation, consulting, retirement (including health and life insurance benefits provided after retirement) or pension plan (including Company Employee Benefit Plans, as defined in Section 5.11 hereof) or arrangement with or for the benefit of any officer, employee or other person, or for the benefit of any group of officers, employees or other persons that provides for payment of more than $100,000 in annual benefits. Neither the Company nor any Subsidiary has made, or entered into any agreement to make, any payment that becomes payable as a result of the consummation of the transactions contemplated by this Agreement which would be treated as an "EXCESS PARACHUTE PAYMENT" as defined in Section 280G of the Code. There are no such agreements, plans or other arrangements entered into with or provided for any independent contractors with whom the Company or any Subsidiary has a business relationship.

    Section 5.11 ERISA. Set forth on Schedule 5.11 are all of the employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), but without regard to whether any such plan is in fact subject to ERISA, that is sponsored, or is being maintained or contributed to, by the Company or any Subsidiary that provides for payment of more than $25,000 in annual benefits (the "COMPANY EMPLOYEE BENEFIT PLANS"). None of the Company Employee Benefit Plans are "MULTIEMPLOYER PLANS" as defined in Section 3(37) of ERISA. The Company has furnished or made available or will promptly after the date hereof make available to the Purchaser (a) a true and complete copy of the plan document and summary plan description for each Company Employee Benefit Plan, (b) a true and complete copy of the most recently filed Form 5500 (including the related schedules) with respect to each Company Employee Benefit Plan for which such form is required to be filed, (c) a true and complete copy of any trust agreement, insurance contract or other agreement or arrangement serving as a source of funding any benefits payable under any Company Employee Benefit Plan, and (d) the most recently issued financial statement and actuarial report, if any, for each Company Employee Benefit Plan. No "PROHIBITED TRANSACTIONS" (as such term is defined in Section 4975 of the Code, or in Part 4 of Subtitle B of Title I of ERISA) have occurred with respect to any Company Employee Benefit Plan that could result in the imposition of taxes or penalties that, in the aggregate, would have a Company Material Adverse Effect. With respect to each of the Company Employee Benefit Plans that is intended to qualify for favorable income tax treatment under Section 401(a) of the Code, (i) the Internal Revenue Service ("IRS") has issued a favorable determination letter with respect to such plan; (ii) except as set forth on
Schedule 5.11, the Company has furnished the Purchaser with a copy of the determination letter most recently issued by the IRS with respect to such plan and the application filed with the IRS for such determination letter; and
(iii) to the best knowledge of the Company, no event has occurred from the date of each such favorable determination letter that would adversely affect the tax-qualified status of the plan in question. Each Company Employee Benefit Plan has been administered in compliance with the applicable requirements of ERISA and the Code, and in compliance with all other applicable provisions of law, except for such noncompliance, if any, that, in the aggregate, would not have a Company Material Adverse Effect. With respect to each Company Employee Benefit Plan, neither the Company nor any Subsidiary has incurred liabilities which, in the aggregate, could have a Company Material Adverse Effect as a result of the violation of or the failure to comply with any applicable provision of ERISA, the Code, any other applicable provision of law, or any provision of such plan. None of the Company Employee Benefit Plans which is an "EMPLOYEE PENSION BENEFIT PLAN", as that term is defined in Section 3(2) of ERISA (a "COMPANY EMPLOYEE PENSION BENEFIT PLAN"), has incurred an "ACCUMULATED FUNDING DEFICIENCY," within the meaning of Section 3(2) of ERISA or Section 412 of the Code. Neither the Company nor any Subsidiary has failed to make any contribution to, or to make any payment under, any Company Employee Benefit Plan that it was required to make pursuant to the terms of the plan or pursuant to applicable law in any amount which, in the aggregate, could have a Company Material Adverse Effect. To the best knowledge of the Company, no "REPORTABLE EVENTS," with respect to which a notice must be filed with the Pension Benefit Guaranty Corporation ("PBGC"), has occurred with respect to any Company Employee Pension Benefit Plan subject to Title IV of the ERISA. No proceedings by the PBGC to terminate any Company Employee Pension Benefit Plan pursuant to Subtitle C of Title IV of ERISA have to the best of the Company's knowledge, been instituted or threatened. Except for any liabilities in an amount which, in the aggregate, would not have a Company Material Adverse Effect, neither the Company nor any Subsidiary (1) has incurred any liability to the PBGC in connection with any Company Employee Pension Benefit Plan, including any liability under
Section 4069 of ERISA and any penalty imposed under Section 4071 of ERISA,
(2) has terminated any Company Employee Pension Benefit Plan, or ceased operations at any facility or withdrawn from any Company Employee Pension Benefit Plan, in a manner that could subject it to liability or any liens under
Section 4062, 4063, 4064 or 4068 of ERISA or (3) has any knowledge as to the existence of any state of facts, or as to the occurrence of any transactions, that might reasonably be anticipated to result in any liability of the Company or any Subsidiary to the PBGC under any other provision of Title IV of ERISA.

    There is no pending or, to the best knowledge of the Company, threatened legal action, proceeding or investigation against or involving any Company Employee Benefit Plan which could result in liabilities to the Plan, the Company or any Subsidiary. Except as disclosed on Schedule 5.11, the present value of accrued benefits of each Company Employee Benefit Plan that is a defined benefit plan as defined in Section 3(35) of ERISA does not exceed the value of the assets of such plan available to pay such benefits by an amount that, in the aggregate for all such plans, could have a Company Material Adverse Effect. All representations made by the Company in this Section 5.11 are likewise true with respect to each Subsidiary.

    Section 5.12 ENVIRONMENTAL MATTERS. "COMPANY REAL PROPERTIES" shall mean all real property now or previously owned, operated or leased by the Company, any Subsidiary or any predecessor-in-interest. Except as set forth on
Schedule 5.12: (i) the Company, each of the Subsidiaries, and to the best of the Company's knowledge, each of the Company Real Properties is in compliance with, and has no liability under any federal, state, or local law, statute, rule or regulation, or the common law governing or relating to the environment or to occupational health and safety ("ENVIRONMENTAL LAW"), (ii) none of the Company, any Subsidiary or any of the Company Real Properties has been alleged in writing by any governmental agency or third party to be in violation of, to be liable under, or to be subject to any administrative or judicial proceeding pursuant to, any Environmental Law, and (iii) there are no facts or circumstances which could reasonably form the basis for the assertion of any claims against the Company or any Subsidiary relating to environmental matters, except, in any such case, where the failure to comply or such liability could not be reasonably expected to have a Company Material Adverse Effect.

    Section 5.13 REAL ESTATE LEASES. Schedule 5.13 sets forth a complete and accurate list, copies of which have been delivered to the Purchaser, of (i) all leases and subleases under which the Company or any Subsidiary is lessor or lessee of any real property, together with all amendments, supplements, nondisturbance agreements and other agreements pertaining thereto; (ii) all material options held by the Company or any Subsidiary or contractual obligations on the part of the Company or any Subsidiary to purchase or acquire any interest in real property; and (iii) all options granted by the Company or any Subsidiary or contractual obligations on the part of the Company or any Subsidiary to sell or dispose of any material interest in real property in each such instance in items (i) through
(iii) above, which provides for a payment of more than $25,000. Such leases, subleases and other agreements are in full force and constitute binding obligations of the Company and, to the best of its knowledge, the other parties thereto, and (i) there are no defaults thereunder by the Company or any Subsidiary or, to the best of Company's knowledge, by any other party thereto and (ii) no event has occurred which (with notice, lapse of time or both or occurrence of any other event) would constitute a default by the Company or any Subsidiary or, to the best of the Company's knowledge, by any other party thereto, except, in either such instance, for defaults or events that could not be reasonably expected to have a Company Material Adverse Effect. The Company or a Subsidiary has good, valid and insurable leasehold title to all such leased property, free and clear of all Encumbrances, except for Permitted Encumbrances.

    Section 5.14 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES. None of the Company or any of its Subsidiaries owns any real property. Except for leased assets, the Company and the Subsidiaries have good and insurable title to all of their material tangible personal property used in their businesses, including, without limitation, those reflected in the Balance Sheet (other than assets disposed of in the ordinary course of business since December 31, 1999) or other imperfections of title, if any, as would not, in the aggregate, have a Company Material Adverse Effect on the operation of the business of the Company or any Subsidiary, and except as reflected or disclosed in the Balance Sheet, or on Schedule 5.14. On the Closing Date the Seller shall transfer to the Purchaser the Assets free and clear of all Encumbrances, except Permitted Encumbrances.

    Section 5.15 TAX MATTERS. Except as set forth on Schedule 5.15, the Company has paid, or the Balance Sheet contains adequate provision for, all Company Taxes for the Company taxable period ended on the date of the Balance Sheet and all fiscal periods of the Company prior thereto. Company Taxes paid and/or incurred from the date of the Balance Sheet until the Closing Date will include only Company Taxes incurred in the ordinary course of business determined in the same manner as in the taxable period ending on the date of the Balance Sheet. Except as disclosed on Schedule 5.15, the Company and each of its Subsidiaries have timely filed all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax, and all other tax returns which the Company and/or each Subsidiary (as the case may be) are required to file ("TAX RETURNS"), and have paid or provided for all the amounts shown to be due thereon. Except as set forth on Schedule 5.15,
(i) neither the Company nor any Subsidiary has filed or entered into, or is otherwise bound by, any election, consent or extension agreement that extends any applicable statute of limitations with respect to taxable periods of the Company, (ii) the Company is not a party to any contractual obligation requiring the indemnification or reimbursement of any person with respect to the payment of any Tax, (iii) no claim has ever been made or threatened by an authority in a jurisdiction where the Company or any Subsidiary do not file Tax Returns that they are or may be subject to taxes by that jurisdiction, (iv) no issues have been raised by the relevant taxing authorities on audit that are of a recurring nature and that would have an effect upon the Taxes of the Company or any Subsidiary. Except as set forth on Schedule 5.15, to the best of the Company's and each Subsidiary's knowledge, no action or proceeding is pending or threatened by any governmental authority for any audit, examination, deficiency, assessment or collection from the Company or any Subsidiary of any Company Taxes, no unresolved claim for any deficiency, assessment or collection of any Company Taxes has been asserted against the Company or any Subsidiary, and all resolved assessments of Company Taxes have been paid or are reflected in the Balance Sheet.

    Section 5.16 PROPRIETARY PROPERTY. Schedule 5.16 contains a complete and accurate list of all material Proprietary Property. To the Company's knowledge, none of the Company or the Subsidiaries has infringed or is now infringing on any Proprietary Property belonging to any other person, firm or corporation. The Company and the Subsidiaries own or hold adequate licenses or other rights to use all Proprietary Property necessary for them to conduct their respective businesses as they are being conducted, including without limitation, all such rights relating to all software and related Proprietary Property used in and necessary for the operation of the Company's debit card platform and the Company's billing system relating to its 1010XXX program, except where the failure to hold such rights could not be reasonably expected to result in a Company Material Adverse Effect. Except as disclosed on Schedule 5.16, none of the Company or the Subsidiaries has granted any licenses with respect to any of their respective Proprietary Property. None of the Company or the Subsidiaries has received any notice of, nor does the Company have any knowledge with respect to, any claim of infringement or other conflict or claimed conflict with respect to the rights of others to the use of the corporate name of the Company or any Subsidiary or any of their Proprietary Property, except such conflicts or claimed conflicts which, in the aggregate, would not result in a Company Material Adverse Effect. No Proprietary Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any Subsidiary or restricting the licensing thereof by the Company or any Subsidiary to any Person. Except as set forth on Schedule 5.16, neither the Company nor any Subsidiary has entered into any agreement to indemnify any other party against any charge of infringement of any patent, trademark, service mark or copyright. Except as set forth on Schedule 5.16, no Proprietary Property contains any restriction regarding its use over the internet or with respect to VOIP activities.

    Section 5.17 LABOR MATTERS. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement with respect to any of their employees. None of the employees of the Company or any Subsidiary are represented by any labor union and, as of the date hereof, neither the Company nor any Subsidiary has any knowledge of any union organizational efforts involving the Company's employees during the past five years. Except as set forth on Schedule 5.17, neither the Company nor any Subsidiary has received written notice of any claim, or has knowledge of any facts which are likely to give rise to any claim, that they have not complied in any material respect with any laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination or employment safety.

    Section 5.18 INSURANCE. Schedule 5.18 lists, as of the date of this Agreement, all material policies of fire, products liability, general liability, vehicle, worker's compensation, directors' and officers' liability, title and other insurance owned or held by or covering the Company or any Subsidiary or any of their property or assets which are material to the business of the Company and any Subsidiary, taken as a whole. As of the date hereof, all of such policies are in full force and effect, except as to matters or defaults which, in the aggregate, would not have a Company Material Adverse Effect, and no written notice of cancellation or termination has been received with respect to any such policy which has not been replaced or cannot be replaced on substantially similar terms prior to the date of such cancellation or termination.

    Section 5.19 MATERIAL CONTRACTS. Schedule 5.19 lists, as of the date of this Agreement, the following contracts or agreements to which the Company or a Subsidiary is a party or is bound (collectively, the "MATERIAL CONTRACTS"):
(i) all contracts or other agreements, whether or not made in the ordinary course of business, which are material to the business of the Company and the Subsidiaries taken as a whole; (ii) all contracts in the nature of mortgages, indentures, promissory notes, loan or credit agreements or similar instruments under which the Company and the Subsidiaries have borrowed or may borrow at least $1,000,000; (iii) any personal property lease providing for annual rentals of $500,000 or more; (iv) any agreement with a term of at least one year for the purchase of materials, supplies, goods, services, equipment or other assets providing for either annual payments by the Company and the Subsidiaries of $500,000 or more or aggregate payments by the Company and the Subsidiaries of $1,000,000 or more;
(v) any sales, distribution or other similar agreement with a term of at least six months, providing for the sale by the Company or any Subsidiary of materials, supplies, goods, services, equipment or other assets that provides for (A) annual payments to the Company and the Subsidiaries of $200,000 or more and (B) does not by its terms permit the Company or any Subsidiary to pass any increase in the costs of such materials, supplies, goods, services, equipment or other assets on to the counterpart thereto; (vi) any material partnership, joint venture or other similar agreement or arrangement; (vii) any material agreement relating to the acquisition or disposition of any business (whether by cash sale, sale of stock, sale of assets or otherwise); (viii) any and all carrier services agreements, operating agreements and agreements with vendors; (ix) any material option, license, franchise or similar agreement; (x) any material agency, dealer, sales representative, marketing or other similar agreement;
(xi) any agreement that limits the freedom of the Company or any Subsidiary to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company or any Subsidiary after the Closing Date;
(xii) all agreements with qualified independent distributors; (xiii) any agreement with any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of the Company. Except as set forth on Schedule 5.19, each of the Material Contracts is valid and binding and in full force and effect, enforceable by the Company in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. Except as set forth on Schedule 5.19, none of the Company or any of the Subsidiaries or, to the best knowledge of the Parent and the Company, any other party thereto, is in default in any respect, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default of the Company or any Subsidiary or, to the knowledge of the Company, any third party, under any of the Material Contracts, except such defaults which, in the aggregate, would not result in a Company Material Adverse Effect, and all accounts payable with respect to the Material Contracts and any material suppliers and vendors of the Company and its Subsidiaries that do not also materially apply to or service the Parent are current and have been and are being paid per the terms of such contracts or agreements, excluding all amounts being disputed in good faith (which disputed amounts, for the avoidance of doubt, shall remain obligations of the Seller and the Parent). True and complete copies of each of the Material Contracts have been delivered or made available to the Purchaser.

    Section 5.20 BROKERS. Except as set forth in Schedule 5.20, neither the Company nor any Subsidiary has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement.

    Section 5.21 TRANSACTIONS WITH AFFILIATED PARTIES. Schedule 5.21 sets forth a true and complete list and description of all transactions engaged in since the date of the Balance Sheet between the Company and any affiliate (including, without limitation, the Parent), director, officer, employee, stockholder, partner or agent of the Company, or any of their respective spouses or children, any trust of which any such person is the grantor, trustee or beneficiary, any corporation of which any such person or party is a stockholder, employee, officer or director, or any partnership or other person in which any such person or party owns an interest (all such persons, trusts, corporations and partnerships being herein referred to collectively as "AFFILIATED PARTIES" and individually as an "AFFILIATED PARTY"). No Affiliated Party is a party to any agreement, contract or commitment with the Company except as set forth in
Schedule 5.21.

    Section 5.22 DISTRIBUTORS. Schedule 5.22 hereto sets forth the Company's five (5) largest distributors for the fiscal year ended December 31, 1999 and for the fiscal quarter ended March 31, 2000.

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    Section 5.23  ACCOUNTS RECEIVABLE.  The accounts receivable of the Company set forth on the Balance Sheet, and all accounts receivable of the Company at the Closing Date which are included in the Assets will have arisen only from bona fide transactions in the ordinary course of business, are and will be valid, genuine and fully collectible (net of reserves), and the reserves provided therefor on the Balance Sheet and on the Closing Date are and will be adequate pursuant to GAAP. The services sold and delivered that gave rise to such accounts were sold and delivered in conformity in all material respects with applicable Material Contracts and, except as set forth on Schedule 5.23, as of March 31, 2000 there were no refunds, rebates, discounts or other adjustments payable with respect to any such accounts receivable other than in the normal course of business consistent with past practices.

    Section 5.24 INVENTORY. As of the date of the Balance Sheet, inventories set forth on the Balance Sheet consisted in all material respects of items of a quantity and quality saleable in the ordinary course of business net of applicable reserves. All such inventories are valued on the Balance Sheet in accordance with GAAP applied on a basis consistent with past practices.

                                   ARTICLE VI
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

    The Purchaser represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

    Section 6.01 ORGANIZATION AND GOOD STANDING. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the date hereof Counsel Corporation, an Ontario corporation, is the record and beneficial owner of 100% of the outstanding equity interests of the Purchaser and has good and valid title in such equity interest (provided that at Closing Counsel Corporation may directly or indirectly through a wholly-owned subsidiary own less than such percentage of the outstanding equity interests of the Purchaser, but in no event shall Counsel Corporation own less than a controlling direct or indirect, through a wholly-owned subsidiary, interest in the Purchaser).

    Section 6.02 AUTHORITY; NO CONFLICTS. The Purchaser has the full power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by the Purchaser, pursuant hereto and to consummate the transactions contemplated hereby and thereby. All acts and other proceedings required to be taken by or on the part of the Purchaser to authorize such execution, delivery and consummation have, or by the Closing Date will have, been duly and properly taken. This Agreement has been duly executed and delivered by the Purchaser and constitutes, and such other agreements and instruments when duly executed and delivered by the Purchaser will constitute, legal, valid and binding obligations of the Purchaser enforceable against them in accordance with their respective terms. The execution and delivery by the Purchaser of this Agreement and the execution and delivery by the Purchaser of such other agreements and instruments and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) violate or conflict with any provision of the certificate of formation or limited liability company agreement of the Purchaser, (ii) require the consent, waiver, approval, license or authorization of or any filing by the Purchaser with any public authority, other than (a) the filing of a notification report under the HSR Act,
(b) in connection with or in compliance with the provisions of the Exchange Act, the Securities Act, the Communications Act and the rules and regulations arising thereunder, the rules and regulations of The Nasdaq Stock Market, or the "PUBLIC UTILITIES" laws of various states, all of which will be completed prior to Closing, and (c) any other filing sand approvals expressly contemplated by this Agreement, (iii) violate, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the

Purchaser pursuant to any provision of any indenture, mortgage, lien, lease, agreement, instrument, order, judgment or decree to which the Purchaser is subject or by which the Purchaser or any of its property or assets is bound, or
(iv) violate or conflict with any law, rule, regulation, permit, ordinance or decree applicable to the Purchaser or by which any of its property or assets is bound or affected except, in each of the instances set forth in items
(i) through (iv) above, where failure to give such notice, make such filings, or obtain such authorizations, consents or approvals, or where such violations, conflicts, breaches or defaults, in the aggregate, would not have a material adverse effect on the financial condition, results of operations, business or properties of the Purchaser, taken as a whole, or the ability of the Purchaser to consummate the transactions hereunder (a "PURCHASER MATERIAL ADVERSE EFFECT").

    Section 6.03 NO LEGAL PROCEEDINGS. There is no action, suit, order, judgment or proceeding pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser that, individually or when aggregated with one or more other actions, suits, orders, judgments or proceedings, has or might reasonably be expected to have a material adverse effect on the Purchaser's ability to perform any of its obligations hereunder or under any of the other agreements and instruments to be executed and delivered by the Purchaser in connection herewith.

    Section 6.04 FINANCING. The Purchaser will have available to it sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Purchase Price on the Closing Date.

    Section 6.05 BROKERS. Neither the Purchaser nor any affiliate of the Purchaser has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, except to CIBC World Markets Corp. or its affiliates.

                                  ARTICLE VII
                        FURTHER COVENANTS AND AGREEMENTS

    Section 7.01 CONDUCT OF BUSINESS OF THE SELLER. From the date hereof and prior to the Closing Date, and except as otherwise contemplated by this Agreement or with the specific prior written consent of the Purchaser, each of the Seller and the Parent jointly and severally covenants and agrees (and the Seller agrees to cause the Company and its Subsidiaries to comply) with respect to the Business of the Seller as follows:

        (a) The Seller and its Subsidiaries shall conduct the business of the Seller and such Subsidiaries in the ordinary course, consistent with past practices, and shall make no dividend payments, intercompany payments, loans, advances or other distributions, except pursuant to existing agreements set forth on the Schedules hereto or in the ordinary course consistent with past practices, without the consent of the Purchaser;

        (b) Neither the Seller nor any Subsidiary shall enter into any contract or commitment, or make any expenditures, for property, plant or equipment in excess of $1,000,000 in the aggregate with respect to the Business; provided that the Parent and the Company agree to make advertising expenditures in respect of the dial-around portion of the Business in an amount not less than (i) $2,000,000 for the fiscal quarter ending June 30, 2000 and
    (ii) $1,500,000 for the month of July 2000;

        (c) The Seller and each Subsidiary will continue to use its reasonable efforts, consistent with past practices, to substantially preserve the Business intact and the goodwill of customers and others having business relations with the Seller and such Subsidiaries and to keep available the employees of the Seller and the Subsidiaries for employment by the Purchaser;

        (d) The Seller and each Subsidiary will continue to maintain its real and personal properties in substantial accordance with past practices;

        (e) Neither of the Seller nor any Subsidiary will terminate or materially modify any leases, contracts, governmental licenses, permits, or other authorizations or agreements affecting the real and/or personal properties of the Business or the operation thereof or any additional lease or contract of any nature affecting such properties or the operation thereof, except in the ordinary course of business consistent with past practice;

        (f) No material debts of or claims against others held by the Seller or any Subsidiary and owing in respect of the Business shall be canceled or released and no such rights shall be waived or abandoned, except in the ordinary course of business consistent with past practice;

        (g) Neither of the Seller nor any Subsidiary will make any change in any method of accounting principles or practices with respect to the Business;

        (h) The Seller will promptly notify the Purchaser of any Company Material Adverse Change, after the date hereof and prior to the Closing Date; and

        (i) The Seller will not take, or agree to take, any action or engage, or agree to engage, in any transaction or activity which would render any representation and warranty of the Seller inaccurate in any material respect as of the Closing Date.

    Section 7.02 ACCESS; INFORMATION; CONFIDENTIALITY. From the date hereof to and including the Closing Date, the Seller shall afford to the officers, employees, attorneys, accountants and other authorized representatives of the Purchaser reasonable access, during normal business hours, to the offices, plants, properties, books and records of the Business of the Seller in order that the Purchaser may have the full opportunity to make such legal, financial, accounting and other reviews or investigations of the Business of the Seller and the Assets as the Purchaser shall desire to make. The Purchaser also covenants and agrees to comply with all confidentiality undertakings heretofore agreed to between the Purchaser and the Seller, its affiliates or their representatives relating to the business of the Seller or the transactions contemplated by this Agreement.

    Section 7.03 CONSENTS AND CONDITIONS TO CLOSING. From the date hereof to and including the Closing Date, each of the parties hereto agrees (i) to take all reasonable actions necessary to obtain (and to cooperate with each other in obtaining) all material consents, authorizations, orders, exemptions and approvals of any third parties, including, without limitation, from governmental bodies and other third parties and in respect of laws and regulations, Material Contracts, Company Permits and Proprietary Property, required to be obtained by it in connection with any of the transactions contemplated hereby, (ii) to take all reasonable actions necessary to comply promptly with all material legal requirements which may be imposed on or applicable to it with respect to the Closing and (iii) to promptly cooperate with and furnish information to each other in connection with any such legal and contractual requirements. Notwithstanding the foregoing, the Purchaser shall, with the cooperation of the Seller and the Parent as set forth in Section 7.06 below, use its best efforts to file (i) within 8 Business Days of the complete execution and delivery of this Agreement, the appropriate and complete documents (or, if any documents are required to be filed consecutively after receipt of certain approvals such as authority to do business within a state, promptly following receipt of such approval) necessary to obtain such authorizations, consents, certifications or other approvals necessary from the FCC and the state public utility commissions in the states of New York, California, Florida, New Jersey and Texas to operate the Business on and after the Closing Date and (ii) within 10 days (or if such 10th day is not a Business Day, by the next succeeding Business Day after such 10th day) of the complete execution and delivery of this Agreement, a notification report under the HSR Act (collectively, the "REQUIRED REGULATORY APPROVALS"). Notwithstanding anything to the contrary contained herein, following Closing, to the extent any consents to Material Contracts not set forth on

Schedule 8.05 have not yet been obtained, the Seller and the Parent shall use best efforts consistent with Section 2.02(b), and cooperate with the Purchaser, to obtain any such outstanding consents.

    Section 7.04 NOTIFICATION OF CERTAIN MATTERS. The Seller and the Parent shall give prompt written notice to the Purchaser, and the Purchaser shall give prompt written notice to the Seller and the Parent, as the case may be, of
(i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty by such notifying party contained in this Agreement to be untrue or inaccurate in any material respect at any time between or including the date of this Agreement and the Closing Date, (ii) any knowledge of or discovery by the notifying party of the inaccuracy of any representation or warranty by the non-notifying party contained in this Agreement and
(iii) any failure of the non-notifying party to comply with or satisfy, in any material respect, any covenant condition or agreement to be complied with or satisfied by it under this Agreement.

    Section 7.05 SHAREHOLDER SUPPORT. Mr. Christopher Edgecomb, solely in his capacity as a stockholder of the Parent, shall vote his shares in the Parent in favor of the Asset Sale and all of the transactions contemplated hereby.

    Section 7.06 USE OF NAME; CHANGE OF NAME. On the Closing Date, the Seller shall, and hereby agrees to, unconditionally, irrevocably and in perpetuity, relinquish to the Purchaser all rights to, and cease the use of, the names "PT-1", "PT-1 COMMUNICATIONS INC.", "PT-1 LONG DISTANCE" and any and all derivative forms thereof. Promptly after the execution and delivery of this Agreement the Seller and the Parent shall execute and deliver to the Purchaser such consents necessary for the Purchaser to form operating subsidiaries having names with the term "PT-1" included therein and to enable the Purchaser to make its filings in respect of the Required Regulatory Approvals in such names (provided that, for the avoidance of doubt, the Seller shall not be obligated to cease its use of such names as provided in the immediately preceding sentence until Closing).

    Section 7.07 PROXY STATEMENT AND SPECIAL MEETING OF THE PARENT. The Parent and Waxs are preparing the Parent Proxy Statement in connection with the Parent Merger and the Asset Sale. In connection with the execution of this Agreement, the Parent shall, if required, as expeditiously as possible, prepare and file with the Securities and Exchange Commission an amendment to the Parent Proxy Statement and all other filings relating to the special meeting as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and, in that regard, the Purchaser will provide all necessary assistance as may be requested by the Parent with respect to such filing. The Parent will notify the Purchaser promptly of the receipt of any comments from the Securities and Exchange Commission or its staff relating to the Asset Sale and of any request by the Securities and Exchange Commission or its staff for amendments or supplements to the Parent Proxy Statement relating to the Asset Sale or for additional information in respect thereof, and will supply the Purchaser and its legal counsel with copies of all correspondence between the Parent or any of its representatives, on the one hand, and the Securities and Exchange Commission or its staff, on the other hand, with respect to the Parent Proxy Statement which relate to the Asset Sale.

    Section 7.08 TRANSACTION PROPOSALS. None of the Parent, the Seller or their respective affiliates, officers, directors, employees or other agents shall (i) directly or indirectly, solicit, discuss or encourage the making of any inquiry, offer or proposal which constitutes or is reasonably likely to lead to any Transaction Proposal (as defined below); or (ii) accept or entertain an offer by any person, other than the Purchaser, or enter into discussions with, or provide information to any person, other than the Purchaser, concerning any Transaction Proposal. Each of the Parent and the Seller agrees that it will promptly notify the Purchaser after receipt of any Transaction Proposal of the material terms thereof and any ongoing developments with respect thereto. For purposes of this Agreement, "TRANSACTION PROPOSAL" shall mean any proposal or offer to acquire an equity interest in, or a substantial portion of, the Company, the Business or the Assets, whether by merger, sale of equity interests, asset purchase or other transaction, other than pursuant to the transactions contemplated by this Agreement. The Seller and the Parent shall, and shall cause the Parent's and the Company's and each Subsidiary's directors, officers, employees, financial advisors and other agents or representatives to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any persons heretofore conducted with respect to any Transaction Proposal.

    Section 7.09 RIGHT OF FIRST REFUSAL. The Parent shall make reasonable efforts to facilitate conversations and meetings between the Purchaser and Waxs with a view to securing for the Purchaser a right of first refusal for the purchase of any business competitive with the Business that is owned and offered for sale by Waxs at any time after the Closing Date.

    Section 7.10 SATELLITE OFFICES. The Seller and the Parent shall take all steps necessary to close the Satellite Offices prior to Closing (or as soon as reasonably practicable thereafter) without any liability to the Purchaser or any adverse effect on the Assets.

    Section 7.11 NEW YORK POOL AGREEMENT. The Seller and the Parent shall before and after Closing continue to perform any obligations under that certain agreement with the New York debit card distributors (the "NEW YORK POOL AGREEMENT").

    Section 7.12 KEY EXECUTIVES; NON-SOLICITATION. The Parent and the Seller agree (i) to use reasonable commercial efforts to cause certain of the Seller's key executives identified by the Purchaser to enter into exclusive employment agreements with the Purchaser, or to agree to not, directly or indirectly, engage in any business competitive with the Business and the Purchaser for a period of 18 months following Closing, and (ii) to refrain from, and shall use reasonable commercial efforts to cause the Seller's key executives to refrain from, directly or indirectly soliciting or hiring away any of the Purchaser's or its affiliates employees for a period of three years following the Closing.

    Section 7.13 RETENTION BONUSES. The Parent agrees to pay a retention bonus to Sidney Huang in the amount of $154,000 and Srdjan Strbanovic in the amount of $216,000 prior to Closing; provided, however, that the Parent shall not be obligated to make any such payment unless and until the individual entitled to such payment has entered into an employment agreement with the Purchaser.

    Section 7.14 EQUIPMENT LEASE. The Purchaser agrees that it shall be solely responsible for obtaining any consent required under that certain telecommunications equipment capital lease among Chase Equipment Leasing, the Seller and the other parties thereto, dated February 20, 1998, with respect to Nortel DMS 250 switch equipment in Flushing, New York and Jersey City, New Jersey.

    Section 7.15 MANAGEMENT SERVICES. Subject to obtaining any necessary regulatory or third party consents and to the extent permitted under applicable law, the Purchaser, on the one hand, and the Seller and the Parent, on the other hand, intend to enter into a management agreement pursuant to which the Purchaser will provide, under the supervision and direction of the Parent's board of directors, certain management services to the Parent and the Seller. Neither party shall have any obligation under this Section 7.15 until the execution and delivery of, and the provision of the foregoing services shall be subject to the negotiation, execution and delivery of, a definitive agreement satisfactory to each of the Purchaser and the Parent in its sole discretion.

                                  ARTICLE VIII
            CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

    All obligations of the Purchaser to effect the Closing hereunder are, at the option of the Purchaser, subject to the conditions precedent that, at the
Closing:

    Section 8.01 PERFORMANCE BY THE SELLER AND PARENT. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by the Seller and the Parent on or before the Closing shall have been complied with and performed in all material respects.

    Section 8.02 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Seller and the Parent in this Agreement shall have been true and correct in all material respects at the date hereof and as of the Closing with the same force and effect as though all such representations and warranties had been made as of the Closing.

    Section 8.03 NO INJUNCTIONS. There shall not be any pending or seriously threatened injunction or restraining order issued by a court of competent jurisdiction against the consummation of the sale and purchase of the Assets pursuant to this Agreement.

    Section 8.04 OFFICER'S CERTIFICATE. The Purchaser shall have received from the Seller and Parent, in form and substance reasonably satisfactory to the Purchaser and its counsel, certificates, dated the Closing Date, of the CEO or the President of the Seller and the Parent, as to the satisfaction of the conditions set forth in Sections 8.01 and 8.02.

    Section 8.05 INSTRUMENTS OF TRANSFER; THIRD PARTY CONSENTS. The Purchaser shall have received from the Seller and the Parent (i) an executed copy of the Escrow Agreement, (ii) the appropriate instruments of transfer required pursuant to Section 2.02, including but not limited to the Bill of Sale and (iii) any third party consents required to transfer to the Purchaser all rights and benefits under the Material Contracts and Proprietary Property set forth on
Schedule 8.05; provided, however, that this clause (iii) shall not apply to any such third party consents that are unable to be obtained solely and demonstrably due to the condition, financial or otherwise, of the Purchaser (provided that the Seller and the Parent shall remain obligated under Section 2.02(b) with respect to any such consents that are not obtained by Closing).

    Section 8.06  SERVICES AGREEMENTS.

        (a) NETWORK SERVICES AGREEMENT. The Parent and the Purchaser shall enter into a Shared Network Services Agreement in a form mutually agreed among the parties.

        (b) SWITCH PARTITION SERVICES AGREEMENT. The Parent and the Purchaser shall enter into a Switch Partition Services Agreement mutually agreed between the parties pursuant to which the Parent shall provide the Purchaser a $5,000,000 credit over five (5) years (or, if necessary to allow the Purchaser to utilize the entire amount of such credit, for successive one-year terms thereafter) for the Parent's standard switch partition services at the Parent's best available rate as of the date of this Agreement. The Purchaser shall not be entitled to a rebate for any unused portion of such credit.

    Section 8.07 CONSENTS. All applicable waiting periods, and any extensions thereof under the HSR Act shall have expired or otherwise been terminated, and the Purchaser and the Seller shall have received the Required Regulatory Approvals; provided, however, that this provision shall not be available to any party whose failure to fulfill its obligations under Section 7.03 or this
Section 8.07 or whose condition, financial or otherwise, or whose act or omission, or other failure for any reason to satisfy any requirements necessary to obtain such approvals shall have been the primary cause of, or shall have primarily resulted in, such failure.

    Section 8.08 APPROVAL. The Asset Sale contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the common stock of the Parent.

    Section 8.09 ACCOUNTS RECEIVABLE. The Purchaser shall have received written evidence from the distributors under the New York Pool Agreement and TSI, satisfactory to the Purchaser in its sole discretion, that the accounts receivable set forth on the Balance Sheet and the March Statement of Operations are accurate, valid, genuine and fully-collectible (net of reserves set forth on such financial statements).

    Section 8.10 ESTIMATED CLOSING STATEMENT. The Purchaser shall have received from the Parent and the Seller a copy of the Estimated Closing Statement and the parties or the Independent Third

Party shall have determined the amount and applicability of any Closing Reduction Amount pursuant to Section2.03(b)(i).

    Section 8.11 OTHER DOCUMENTS. The Purchaser shall have received all documents it may reasonably request relating to the existence of the Parent, the Company and each Subsidiary and the authority of each of them for this Agreement and the Asset Sale, all in form and substance reasonably satisfactory to the Purchaser.

                                   ARTICLE IX
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

    All obligations of the Seller to effect the Closing hereunder are, at the option of the Seller, subject to the conditions precedent that, at the Closing:

    Section 9.01 PERFORMANCE BY THE PURCHASER. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by the Purchaser on or before the Closing shall have been complied with and performed in all material respects.

    Section 9.02 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Purchaser in this Agreement shall have been true and correct in all material respects at the date hereof and as of the Closing with the same force and effect as though all such representations and warranties had been made as of the Closing.

    Section 9.03 NO INJUNCTIONS. There shall not be any pending or seriously threatened injunction or restraining order issued by a court of competent jurisdiction against the consummation of the sale and purchase of the Assets pursuant to this Agreement.

    Section 9.04 OFFICER'S CERTIFICATE. The Seller shall have received from the Purchaser, in form and substance reasonably satisfactory to the Seller and its counsel, a certificate, dated the Closing Date, of the President or any Vice President of the Purchaser, certifying as to the satisfaction of the conditions set forth in Sections 9.01 and 9.02.

    Section 9.05 ESCROW AGREEMENT; BILL OF SALE. The Seller shall have received a duly executed copy of (i) the Escrow Agreement and (ii) the Bill of Sale referred to in Section 3.02 from the Purchaser.

    Section 9.06 CONSENTS. All applicable waiting periods, and any extensions thereof under the HSR Act shall have expired or otherwise been terminated, and the Purchaser and the Seller shall have received the Required Regulatory Approvals; provided, however, that this provision shall not be available to any party whose failure to fulfill its obligations under Section 7.03 or this
Section 9.06 or whose condition, financial or otherwise, or whose act or omission, or other failure for any reason to satisfy any requirements necessary to obtain such approvals shall have been the primary cause of, or shall have primarily resulted in, such failure.

    Section 9.07 APPROVAL. The Asset Sale contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the common stock of the Parent.

    Section 9.08 SERVICES AGREEMENTS. The Parent and the Purchaser shall enter into each of the Shared Network Services Agreement and Switch Partition Services Agreement referred to in Section 8.06 above.

    Section 9.09 OTHER DOCUMENTS. The Parent shall have received all documents it may reasonably request relating to the existence of the Purchaser and the authority of the Purchaser for this Agreement and the Asset Sale, all in form and substance reasonably satisfactory to the Parent.

                                   ARTICLE X
                SURVIVAL, INDEMNIFICATION AND LIQUIDATED DAMAGES

    Section 10.01 SURVIVAL OF REPRESENTATIONS, ETC.; EXCLUSIVE REMEDIES. The representations, warranties, covenants and agreements contained in this Agreement, and in any agreements, certificates or other instruments delivered pursuant to this Agreement, shall survive the Closing and shall remain in full force and effect, but subject to all limitations and other provisions contained in this Agreement (including Section 10.06).

    Section 10.02 INDEMNIFICATION BY THE SELLER AND THE PARENT. Subject to the other provisions of this Article X, Seller and the Parent hereby jointly and severally agree to indemnify and hold the Purchaser and its affiliates, officers, directors, employees, agents and representatives harmless from and against any and all claims, damages, liabilities, liens, losses or other obligations whatsoever, together with costs and expenses, including fees and disbursements of counsel and expenses of investigation (collectively, "LOSSES"), arising out of, based upon or caused by (i) the inaccuracy of any representation or the breach of any warranty of the Seller or the Parent contained in this Agreement, (ii) any breach or nonperformance by the Seller or the Parent of any of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by the Seller or Parent pursuant to this Agreement (other than Christopher Edgecomb's covenant under Section 7.05 which shall remain solely his responsibility hereunder), or (iii) any Excluded Liability; provided, however, that no indemnification shall be made hereunder unless and until the amount of all claims for all Losses in the aggregate shall be equal to at least $250,000, in which case the Seller and the Parent shall indemnify the Purchaser for the full amount of such Losses, including the initial $250,000 in Losses; provided further that the aggregate amount of all Losses payable under this Section 10.02 by the Seller and the Parent shall not exceed the amount of the Purchase Price; and provided further, that no claim may be made against the Seller or the Parent for indemnification relating to the financial accounting used by the Company with respect to the two DS-3's on AC-1. The Purchaser acknowledges and agrees that the foregoing indemnification and the provisions of Section 10.06 shall be the exclusive remedy of the Purchaser and its affiliates, officers, directors, employees, agents and representatives for any Losses under this Agreement, except in the event of fraud or willful misconduct.

    Section 10.03 INDEMNIFICATION BY THE PURCHASER. Subject to the other provisions of this Article X, the Purchaser hereby agrees to indemnify and hold the Seller and the Parent and their respective affiliates, officers, directors, employees, agents and representatives harmless, from and against any and all Losses arising out of, based upon or caused by (i) the inaccuracy of any representation or the breach of any warranty of the Purchaser contained in this Agreement or in any agreement, certificate or other instrument delivered by the Purchaser pursuant to this Agreement, (ii) any breach or nonperformance by the Purchaser of any of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by the Purchaser pursuant to this Agreement, (iii) the operation of the Business or the use or ownership of the Assets after the Closing Date (other than with respect to items for which the Seller or the Parent are responsible to indemnify the Purchaser), or (iv) any of the Assumed Liabilities pursuant to Article III; provided, however, that no indemnification shall be made hereunder unless and until the amount of all claims for all Losses in the aggregate shall be at least equal to $250,000, in which case the Purchaser shall indemnify the foregoing Persons for the full amount of such Losses, including the initial $250,000 in Losses; and provided further that the aggregate amount of all Losses payable under this
Section 10.03 shall not exceed the amount of the Purchase Price. Each of the Parent and the Seller acknowledges and agrees that the foregoing indemnification shall be the exclusive remedy of the Parent and the Seller and their respective affiliates, officers, directors, employees, agents and representatives for any Losses under this Agreement, except in the event of fraud or willful misconduct.

    Section 10.04 NOTICE; COOPERATION; DEFENSE; ETC. The indemnified party agrees to give the indemnifying party prompt written notice of any action, claim, demand, discovery of fact, proceeding or suit (collectively, "CLAIMS") for which such indemnified party intends to assert a right to indemnification under this Agreement; provided, however, that failure to give such notification after such notice is required shall not adversely affect the indemnified party's entitlement to indemnification hereunder except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure. The indemnified party shall take all reasonable or necessary steps to cooperate in the defense of such Claims, including retaining and providing to the indemnifying party all documents, records and other information that may be relevant to such Claims and making employees available to the extent reasonably requested to fully cooperate in the resolution or defense of such Claims and provide any additional information (including explanations and interpretations of any other materials or information provided) that they are able to provide with respect thereto. The indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party's defense, settlement or other disposition of any Claim at the indemnifying party's expense and, with respect to any Claim that is not likely to result in the indemnified party's becoming subject to injunctive or other similar relief, the indemnifying party shall have the sole right (but not the obligation) to defend, settle or otherwise dispose of such Claim on such terms as the indemnifying party, in its sole discretion, shall deem appropriate; provided, however, that in each case the indemnifying party shall acknowledge in writing its obligation to indemnify the indemnified party hereunder with respect to such Claim prior to exercising any right to participate in or control the defense, settlement or disposition of such Claim hereunder. The indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld or delayed, prior to ceasing to defend any Claim if it has theretofore elected to exercise its sole right to defend, settle or otherwise dispose of such Claim.

    Section 10.05 TIME LIMITATIONS; RECOVERABLE DAMAGES. Notwithstanding anything to the contrary contained herein, the obligation of each of the parties hereto to indemnify or otherwise hold harmless the other party(ies) or its (their) affiliates, officers, directors, employees, agents or representatives
(i) for any Losses arising out of, based upon or caused by the inaccuracy of any representation or the breach of any warranty (except the representations and warranties set forth in Section 5.15), and shall, except as otherwise provided in the next sentence, terminate at 11:59 p.m., New York City time, on the second anniversary of the Closing, and (ii) for any Losses arising out of, based upon or caused by the inaccuracy of any representation or the breach of any warranty set forth in Section 5.15, and shall, except as otherwise provided in the next sentence terminate on the expiration of the statute of limitations (and any extensions thereof) applicable to the Company Tax in respect of which indemnification is being sought without the assertion of a deficiency in respect thereof by the applicable governmental entity. Claims (with all relevant and necessary information and particulars to support such Claims) properly made in accordance with the provisions of this Article X on or prior to the expiration of the two year time period specified above may continue to be asserted following such two year period.

    Section 10.06 INJUNCTIVE RELIEF; LIQUIDATED DAMAGES. Each party acknowledges and agrees that the other parties would be irreparably damaged in the event that any of the terms of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each party agrees that the indemnified party shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of the terms of this Agreement and to enforce specifically such terms in addition to any other remedies to which the indemnified party may be entitled, at law or in equity. Notwithstanding the foregoing, each of the Parent and the Seller hereby agrees that in the event that the Seller fails or refuses to consummate the transactions contemplated by this Agreement with the Purchaser for any reason (other than (i) the failure, after good faith efforts, to obtain necessary regulatory approval for the transactions contemplated hereby, (ii) the failure, after good faith efforts by the Board of the Parent, of a majority of the Parent's shareholders entitled to vote to approve the transactions contemplated hereby (provided that if within 12 months of such failure to approve the

Asset Sale, the Assets are directly or indirectly sold to a third party other than the Purchaser, the exclusion contained in this clause (ii) shall not apply), (iii) the Purchaser's breach of the material terms and conditions of this Agreement, or (iv) the mutual written consent of the Purchaser, Seller and Parent), the Seller shall promptly upon demand pay to the Purchaser $5,850,000 in cash as liquidated damages (the "LIQUIDATED DAMAGES AMOUNT") by wire transfer to a bank account designated by the Purchaser to the Parent. Each of the Parent and the Seller hereby acknowledges that the Liquidated Damages Amount is reasonable and not punitive in nature. The Purchaser acknowledges and agrees that the payment of the Liquidated Damages Amount shall be the exclusive remedy of the Purchaser for such failure or refusal by the Seller referred to in this
Section 10.05; provided that the payment of the Liquidated Damages Amount shall not be the Purchaser's exclusive remedy in respect of the foregoing in the event
(i) the Parent or the Seller willfully breaches the terms of this Agreement or
(ii) the Parent or the Seller fails to pay the Liquidated Damages Amount within 10 Business Days of the Purchaser's demand therefor absent a good faith, reasonable basis dispute between the parties as to the legitimacy of the Purchaser's demand.

    Section 10.07 ESCROW AMOUNT. The Purchaser shall be entitled to satisfy any indemnifiable claims or Liquidated Damages Amount under this Article X out of the Escrow Amount without limiting any of its other rights or remedies against the Seller and the Parent hereunder in excess of the Escrow Amount.

                                   ARTICLE XI
                                 MISCELLANEOUS

    Section 11.01 EXPENSES. Except as otherwise specifically provided in this Agreement, each party will pay its own expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees and disbursements. Any payments for sales, transfer or other taxes or fees applicable to the conveyance and transfer to the Purchaser of the Assets arising as a result of the transactions contemplated by this Agreement shall be borne by the Purchaser. The provisions of this Section shall survive any termination of this Agreement.

    Section 11.02 FINANCIAL RECORDS AND PRODUCT HISTORY FILES. (a) If at any time it is necessary that a party be furnished with additional information, documents or records relating to the Assets or the Business in order properly to prepare or support any Action (other than an Action in which the parties hereto are opposed in interest) or its Company Tax returns or other documents or reports required to be filed with governmental authorities or any securities exchanges or otherwise for any reasonably legitimate purpose, and such information, documents or records are in the possession or control of another party, such other party agrees to use all reasonable efforts (at the expense of the requesting party) to furnish or make available such information, documents or records (or copies thereof) and personnel; and

    (b) Each party to this Agreement hereby agrees that it shall cooperate with the other by executing and/or filing or causing to be executed and/or filed any required documents and by making available to the other, without limitation, all work papers, records and notes of any kind, at all reasonable times, for the purpose of allowing the appropriate party to complete Tax returns, respond to audits, obtain refunds, make any determination required under this Agreement, verify issues and negotiate settlements with Tax authorities or defend or prosecute Tax claims. In the case of Income Taxes relating to the Business, the Seller and the Parent shall be exclusively responsible for handling the compliance and audits for Income Taxes for periods prior to and including the Closing Date, except to the extent included in the Assumed Liabilities, and the Purchaser shall be exclusively responsible for handling the compliance and audits for Income Taxes for periods after the Closing Date and in connection with the Assumed Liabilities, subject to the cooperation required from the other party under this Section 11.02.

    Section 11.03 AMENDMENTS AND WAIVERS. The parties hereto may, by written agreement signed by the parties, modify any of the covenants or agreements or extend the time for the performance of any of the obligations contained in this Agreement or in any document delivered pursuant to this Agreement. Any party hereto may waive, by written instrument signed by such party, any inaccuracies in the representations and warranties of another party or compliance by another party with any of its obligations contained in this Agreement or in any document delivered pursuant to this Agreement. This Agreement may be amended only by written instrument signed by the parties hereto.

    Section 11.04 TRANSFERABILITY. The respective rights and obligations of each party hereto shall not be assignable by either such party without the written consent of the other party hereto (and any purported assignment without such written consent shall be void and of no effect); provided, however, that the Purchaser may assign its rights and obligations to any of its affiliates, provided, however, that the Purchaser shall remain jointly and severally liable with such affiliate for all of the Purchaser's obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees.

    Section 11.05 TERMINATION. The Purchaser or the Seller may terminate this Agreement if the Closing has not occurred by August 31, 2000 (provided that no party may terminate this Agreement if by such date the only conditions to Closing remaining to be satisfied pertains to the receipt of the Required Regulatory Approvals) or if at any time prior to Closing there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited; provided, however, that any party that has failed to perform any covenant hereunder, which failure has resulted in the failure of a condition in Articles VIII or IX, shall not be entitled to terminate this Agreement except with the prior written consent of the other party hereto. In the event of the termination of this Agreement, except as may otherwise be specifically provided in this Agreement none of the parties shall have any obligation or liability of any nature whatsoever to the other party hereto, and all expenses incurred by any party hereto shall be for its own account; provided, however, that notwithstanding any termination of this Agreement, no party hereto shall be deemed to have waived any rights it may have arising from the breach of this Agreement or any provision contained herein by the other party hereto and such rights shall specifically survive any such termination of this Agreement.

    Section 11.06 NOTICES. Any notice, request or other document to be given hereunder to a party hereto shall be effective when received and shall be given in writing and delivered in person or sent by overnight courier, registered or certified mail, postage prepaid, or by telecopy (receipt confirmed) as follows:

    If to the Purchaser, addressed to it at:

    Counsel Communications LLC

    280 Park Avenue, 28th Floor -- West Building

    New York, New York 10017

    Tel: (212) 286-5001

    Fax: (212) 867-3226

    Attention of the President

    with a copy to:

    Wollmuth Maher & Deutsch LLP

    500 Fifth Avenue

    New York, New York 10110

    Tel: (212) 382-3300

    Fax: (212) 382-0050

    Attention of David H. Wollmuth and Mason H. Drake and

    If to the Seller or the Parent, addressed to them at:

    STAR Telecommunications, Inc.

    223 E. De La Guerra Street

    Santa Barbara, California 93101

    Tel: (805) 963-1619

    Fax: (805) 884-1137

    Attention of Christopher E. Edgecomb

    with a copy to:

    Riordan & McKinzie

    600 Anton Blvd., 18th Floor

    Costa Mesa, California 92626

    Tel: (714) 433-2900

    Fax: (714) 549-3244

    Attention of Elaine R. Levin

Any party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto.

    Section 11.07 GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflict of laws doctrines). The parties agree that the exclusive place of jurisdiction for any action, suit or proceeding relating to this Agreement shall be in the Federal courts sitting in the Borough of Manhattan in the City of New York or, if such courts shall not have jurisdiction over the subject matter thereof, in the courts of the State of New York sitting therein, and each such party hereby irrevocably and unconditionally agrees to submit to the jurisdiction of such courts for purposes of any such action, suit or proceeding. Each party irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such courts or to the convenience of the forum. Final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.

    Section 11.08 PARTIAL INVALIDITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

    Section 11.09 SECTION HEADINGS. The section headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 11.10 DISCLOSURE. The information set forth in the Schedules to this Agreement is qualified in its entirety by reference to the specific provisions of this Agreement and is not intended to (i) in any way create Assumed Liabilities or affect the Purchase Price Adjustment provisions of this Agreement or (ii) constitute, and shall not be construed as constituting, representations or warranties of the party to which such Schedules relate, except as and to the extent provided in this Agreement. Inclusion of information in the Schedules shall not be construed as an admission that such information is material for purposes of the specific provisions of this Agreement to which such information relates. Information included in the Schedules that is not required to be so included under the specific provisions of this Agreement shall be deemed to be included for information purposes only and information of a similar nature need not be included elsewhere, at the discretion of the party providing such information. All information included in the Schedules as exceptions to the representations and warranties of the Parent and the Seller set forth in this Agreement shall, unless expressly assumed by the Purchaser hereunder, remain liabilities and indemnifiable obligations of the Seller and the Parent.

    Section 11.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

    Section 11.12 ENTIRE AGREEMENT. This Agreement, together with the schedules and exhibits and the agreements, certificates and instruments delivered pursuant hereto, contain the entire agreement among the parties hereto, and supersede all prior agreements and undertakings (written and oral) between the parties hereto, relating to the subject matter hereof.

    Section 11.13 PUBLICITY. No party shall issue any press release or make any other public announcement with respect to this Agreement or the transactions contemplated hereby without obtaining the prior review and approval of the other parties (which will not be unreasonably withheld or delayed), except as may be required by law or the regulations of any securities exchange.

    Section 11.14 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement, and no person shall assert any rights as a third party beneficiary hereunder.

    Section 11.15 BULK TRANSFER LAWS. The Purchaser hereby waives compliance by the Seller with the provisions of any so-called "BULK TRANSFER LAW" of any jurisdiction in connection with the sale of the Assets. Subject to the requirements of Article III of this Agreement and the Bill of Sale contemplated thereby, each of the Parent and the Seller agrees to indemnify and hold harmless the Purchaser against any and all liabilities, including costs and expenses, that may be asserted by third parties against the Purchaser as a result of any non-compliance by the Seller with any such bulk transfer law.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                                       PURCHASER:

                                                       COUNSEL COMMUNICATIONS LLC

                                                       By:            /s/ GARY J. WASSERSON
                                                            -----------------------------------------
                                                                     Name: Gary J. Wasserson
                                                                     TITLE: PRESIDENT AND CEO

                                                       SELLER:

                                                       PT-1 COMMUNICATIONS, INC.

                                                       By:                /s/ MARY CASEY
                                                            -----------------------------------------
                                                                         Name: Mary Casey
                                                                            TITLE: CEO

                                                       PARENT:

                                                       STAR TELECOMMUNICATIONS, INC.

                                                       By:           /s/ CHRISTOPHER EDGECOMB
                                                            -----------------------------------------
                                                                    Name: Christopher Edgecomb
                                                                            TITLE: CEO

                                                       CHRISTOPHER EDGECOMB,
                                                       in his individual capacity
                                                       as to Section 7.05 only

                                                       By:           /s/ CHRISTOPHER EDGECOMB
                                                            -----------------------------------------

                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

    THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment"), dated as of August 30, 2000, among Counsel Communications LLC, a Delaware limited liability company (the "Purchaser"), PT-1 Communications, Inc., a New York corporation (the "Seller" or the "Company"), and STAR Telecommunications, Inc., a Delaware corporation and the sole shareholder of the Seller ("Parent").

                                  WITNESSETH:

    WHEREAS, the Purchaser, the Seller and the Parent are parties to that certain Asset Purchase Agreement, dated as of June 6, 2000 (the "Agreement"), pursuant to which Parent will purchase the Assets from the Seller;

    WHEREAS, the parties have agreed to make certain amendments to the Agreement; and

    WHEREAS, capitalized terms used, but not otherwise defined herein, shall have the meanings given to such terms in the Agreement.

    NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby mutually agree as follows:

    1. Section 2.03(b)(ii) of the Agreement shall be amended so as to replace the second sentence of Section 2.03(b)(ii) of the Agreement in its entirety as follows:

       "The Closing Balance Sheet (the "Closing Balance Sheet") shall
       (x) fairly present the Assets and Assumed Liabilities as at the close of business on the Closing Date in accordance with GAAP applied on a basis consistent with those used in the preparation of the Balance Sheet,
       (y) include line items substantially consistent with those in the Balance Sheet and (z) be audited by representatives of Arthur Andersen selected by the Purchaser with all expenses of such audit to be paid by the Purchaser."

    2. Section 7.01(b) of the Agreement is hereby amended by replacing the word "and" prior to "(ii)" with a comma; and by appending the following to the end of clause (ii) of such section:

       ", (iii) $1,500,000 for the month of September 2000 and (iv) $1,000,000 for the month of October 2000."

    3.  The following is hereby appended following Section 7.15 of the
Agreement:

       "Section 7.16. MANAGING DIRECTOR. The Parent and the Seller agree to promptly name, and to take all steps necessary or desirable to promptly cause Gordon Hutchins, Jr. to be named, Managing Director of the Seller, with such powers and authorities over the operations of the Seller as would be accorded a chief executive officer of a corporation."

    4. Section 11.05 of the Agreement is hereby amended by deleting "August 31, 2000" and replacing it with:

       "October 31, 2000."

    5. Except as expressly set forth in this Amendment, the Agreement shall remain in full force and effect and shall not be deemed to have been modified or amended by this Amendment. Each of the parties understands and agrees that by executing and delivering this Amendment the other parties do not hereby waive any of their respective rights or remedies under the Agreement.

    6. This Amendment, together with the Agreement, constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto are expressly superseded hereby. This Amendment shall be governed by the laws of the State of New York applicable to agreements entered into and fully performed in such state.

    7. This Amendment may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

    IN WITNESS WHEREOF, the Purchaser, the Seller and the Parent have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first above written.


                                                       PURCHASER:

                                                       COUNSEL COMMUNICATIONS LLC

                                                       By:               /s/ ALLAN SILBER
                                                            -----------------------------------------
                                                                        Name: Allan Silber
                                                                         TITLE: CHAIRMAN

                                                       SELLER:

                                                       PT-1 COMMUNICATIONS, INC.

                                                       By:              /s/ MARY A. CASEY
                                                            -----------------------------------------
                                                                       Name: Mary A. Casey
                                                                  TITLE: CHIEF EXECUTIVE OFFICER

                                                       PARENT:

                                                       STAR TELECOMMUNICATIONS, INC.

                                                       By:         /s/ CHRISTOPHER E. EDGECOMB
                                                            -----------------------------------------
                                                                  Name: Christopher E. Edgecomb
                                                                  TITLE: CHIEF EXECUTIVE OFFICER

                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT



    THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment"), dated as of October 31, 2000, among Counsel Communications LLC, a Delaware limited liability company (the "Purchaser"), PT-1 Communications, Inc., a New York corporation (the "Seller" or the "Company"), and STAR Telecommunications, Inc., a Delaware corporation and the sole shareholder of the Seller ("Parent").



                                  WITNESSETH:



    WHEREAS, the Purchaser, the Seller and the Parent are parties to that certain Asset Purchase Agreement, dated as of June 6, 2000, as amended on August 31, 2000 ("Agreement"), pursuant to which Parent will purchase the Assets from the Seller;



    WHEREAS, the parties have agreed to make certain amendments to the Agreement; and



    WHEREAS, capitalized terms used, but not otherwise defined herein, shall have the meanings given to such terms in the Agreement.



    NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby mutually agree as follows:



    1. Section 7.01(b) of the Agreement is hereby amended by replacing the word "and" prior to "(iv)" with a comma; and by appending the following to the end of clause (iv) of such section:



        "and (v) $1,500,000 for the month of November and the pro rata amount of $1,500,000 for any portion of a month thereafter."



    2. Section 11.05 of the Agreement is hereby amended by deleting "October 31, 2000." and replacing it with:



        "December 15, 2000."



    3. Except as expressly set forth in this Amendment, the Agreement shall remain in full force and effect and shall not be deemed to have been modified or amended by this Amendment. Each of the parties understands and agrees that by executing and delivering this Amendment the other parties do not hereby waive any of their respective rights or remedies under the Agreement.



    4. This Amendment, together with the Agreement, constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto are expressly superseded hereby. This Amendment shall be governed by the laws of the State of New York applicable to agreements entered into and fully performed in such state.



    5. This Amendment may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.



                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

    IN WITNESS WHEREOF, the Purchaser, the Seller and the Parent have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first above written.



                                                       PURCHASER:

                                                       COUNSEL COMMUNICATIONS LLC

                                                       By:               /s/ ALLAN SILBER
                                                            -----------------------------------------
                                                                        Name: Allan Silber
                                                                         TITLE: CHAIRMAN

                                                       SELLER:

                                                       PT-1 COMMUNICATIONS, INC.

                                                       By:              /s/ MARY A. CASEY
                                                            -----------------------------------------
                                                                       Name: Mary A. Casey
                                                                  TITLE: CHIEF EXECUTIVE OFFICER

                                                       PARENT:

                                                       STAR TELECOMMUNICATIONS, INC.

                                                       By:         /s/ CHRISTOPHER E. EDGECOMB
                                                            -----------------------------------------
                                                                  Name: Christopher E. Edgecomb
                                                                  TITLE: CHIEF EXECUTIVE OFFICER

                                                                         ANNEX B

                                          May 25, 2000

To the Board of Directors of
STAR Telecommunications, Inc.
223 E. De La Guerra Street
Santa Barbara, California 93101

Gentlemen:

    We understand that STAR Telecommunications, Inc. ("STAR") and PT-1 Communications, Inc., a wholly-owned subsidiary of STAR ("PT-1"), propose to enter into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Counsel Communications LLC ("Counsel"), pursuant to which PT-1 will sell certain of its assets to Counsel for an aggregate purchase price of $150 million (the "Transaction"). In addition, Counsel will assume certain of the liabilities of PT-1. Consummation of the Transaction is subject to, among other things, the approval of the shareholders of STAR. The terms of the Transaction are more fully described in the Asset Purchase Agreement.

    In connection with your review and analysis of the Transaction, you have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, of the consideration to be paid by Counsel to STAR in the Transaction (including the assumption of liabilities) to the shareholders of STAR.

    Kaufman Bros., L.P., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements of public and private companies and valuations for corporate and other purposes.

    In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed, among other things, the following:

    - a draft of the Asset Purchase Agreement, dated May 23, 2000, by and among STAR, PT-1 and Counsel;

    - a preliminary draft of the Joint Proxy Statement/Prospectus relating to the Transaction;

    - certain documents and reports filed by STAR and Counsel with the Securities and Exchange Commission;

    - certain internal information and documents relating to PT-1 provided to us by STAR's and PT-1's respective managements, including historical financial information and financial forecasts;

    - certain publicly available information concerning certain other companies engaged in businesses which we believe to be reasonably comparable to PT-1; and

    - information concerning certain other business transactions which we believe to be reasonably comparable to the Transaction.

    We have also discussed with certain officers and employees of STAR and PT-1 the business and operations, assets, present condition and future prospects of PT-1, and performed such analyses as we deemed appropriate.

    We visited the PT-1 facility in Flushing, New York, but have not made, obtained or been provided with any independent evaluation or appraisal of the properties and facilities or of any of the assets or liabilities of PT-1 (contingent or otherwise). We have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion, and upon the assurances of the managements of STAR and PT-1 that they are not aware of any information that would make the information provided to us incomplete or misleading, and have not attempted to independently verify such information. With respect to financial forecasts, we were advised by the management of STAR, and we assumed without independent investigation, that they were reasonably prepared and reflected, as of the times they were delivered to us, the best currently available estimates and judgment as to the expected future financial performance of PT-1. We have also assumed, with your permission and with out independent investigation, that:

    - The Transaction will be consummated in accordance with the terms set forth in the draft of the Asset Purchase Agreement, dated May 23, 2000, without any amendment thereto and without any waiver by any of the parties of any of the conditions to their respective obligations; and

    - All regulatory and other approvals and third party consents required for consummation of the Transaction will be obtained without material cost to STAR or PT-1.

    Our opinion is necessarily based upon financial, economic, market and other conditions as they exist, and the information available to us, as of the date hereof. We disclaim any undertakings or obligation to advise any person of any change in any fact or matter affecting this opinion which may come or be brought to our attention after the date hereof. Although we evaluated the consideration to be paid by Counsel to PT-1 in the Transaction from a financial point of view, Kaufman was not asked to and did not recommend the specific consideration payable in the Transaction, which was determined through negotiations between STAR and Counsel.

    In the ordinary course of our business, we may hold and actively trade securities of STAR for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    Our opinion does not constitute a recommendation as to any action the Board of Directors or any shareholder of STAR should take in connection with the Transaction or any aspect thereof and is not a recommendation to any person on how such person should vote in his or her consideration of the Transaction. Our opinion relates solely to the fairness, as of the date hereof, from a financial point of view, of the consideration to be paid by Counsel to PT-1 in the Transaction to the shareholders of STAR. We express no opinion herein as to the structure, terms or effect of any other aspect of the Transaction, the merits of the underlying decision of STAR or PT-1 to enter into the Transaction or any other transactions or business strategies discussed by the Boards of Directors of STAR or PT-1 as alternatives to the Transaction. Without limiting the generality of the foregoing, we express no opinion as to any aspect of the proposed merger among STAR, World Access, Inc. and STI Merger Co.

    This opinion has been prepared at the request of, and is addressed to, the Board of Directors of STAR and it may not be used for any other purpose, published, reproduced, summarized, described or referred to or given to any other person or otherwise made public without our prior written consent.

    Based upon and subject to the foregoing, it is our opinion, as investment bankers, that, as of the date hereof, the consideration to be paid by Counsel to PT-1 in the Transaction (including the assumption of liabilities) is fair, from a financial point of view, to the shareholders of STAR.

                                          Very truly yours,

                                          /S/ KAUFMAN BROS., L.P.
                                     -------------------------------------------

                         STAR TELECOMMUNICATIONS, INC.

          PROXY FOR THE STAR TELECOMMUNICATIONS, INC. SPECIAL MEETING

                OF STOCKHOLDERS TO BE HELD ON DECEMBER 11, 2000


      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STAR
                            TELECOMMUNICATIONS, INC.

    The board of directors of STAR recommends that you vote FOR the following proposal:

/X/ Please mark votes as in this example.


1. Adoption of the following resolution approving the terms of the Asset Purchase Agreement ("Asset Purchase Agreement"), dated as of June 6, 2000, as amended August 30, 2000 and October 31, 2000, among STAR, PT-1 Communications, Inc. and Counsel Communications LLC, and authorizing the transactions considered thereby:



    RESOLVED, that the form, terms and provisions of the Asset Purchase Agreement attached to the proxy statement as Annex A, and the transactions contemplated by the Asset Purchase Agreement be, and the same hereby are, authorized, adopted and approved in all respects.


               / /  FOR           / /  AGAINST           / /  ABSTAIN


    The undersigned appoints Christopher E. Edgecomb and Mary A. Casey, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified herein at the special meeting of stockholders to be held on December 11, 2000 at 11:00 a.m. local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the special meeting, to act in their discretion upon any other matter or matters that may properly be brought before the special meeting and to appear and vote all the shares of stock that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying proxy statement and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the STAR special meeting.


UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED "FOR" PROPOSAL 1.

                                              __________________________________
                                                          Signature

                                              __________________________________
                                                  Signature if jointly held

                                              Dated: ___________________________

                                              PLEASE DATE AND SIGN AS NAME
                                              APPEARS HEREIN. WHEN SIGNING AS
                                              EXECUTOR, ADMINISTRATOR, TRUSTEE,
                                              GUARDIAN OR ATTORNEY, PLEASE GIVE
                                              FULL TITLE AS SUCH. IF A
                                              CORPORATION, PLEASE SIGN IN FULL
                                              CORPORATE NAME BY PRESIDENT OR
                                              OTHER AUTHORIZED CORPORATE
                                              OFFICER. IF A PARTNERSHIP, PLEASE
                                              SIGN IN PARTNERSHIP NAME BY
                                              AUTHORIZED PERSON. JOINT OWNERS
                                              SHOULD EACH SIGN.